 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-222232
FGL HOLDINGS
SUPPLEMENT NO. 1, DATED JANUARY 30, 2018
TO THE PROSPECTUS, DATED JANUARY 16, 2018

This prospectus supplement is part of and should be read in conjunction with the prospectus of FGL Holdings, dated January 16, 2018, which we refer to as the prospectus. Unless otherwise defined herein, capitalized terms used in this prospectus supplement shall have the same meanings as in the prospectus.
The purpose of this prospectus supplement is to supplement the disclosure set forth in the section entitled “Plan of Distribution” in the prospectus.
The disclosure set forth in the section entitled “Plan of Distribution” in the prospectus is hereby supplemented and amended by adding the following paragraph following the fourth paragraph:
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
Except as expressly provided in this prospectus supplement, the prospectus is not otherwise modified, supplemented or altered in any way.

PROSPECTUS
FGL HOLDINGS
216,253,335 Ordinary Shares
600,000 Series A Cumulative Convertible Preferred Shares
250,000 Series B Cumulative Convertible Preferred Shares
36,383,335 Warrants
This prospectus relates to the issuance from time to time by us of up to 70,883,335 of our ordinary shares, par value $0.0001 per share, or ordinary shares, including (i) 34,500,000 ordinary shares issuable, upon the exercise of redeemable warrants, which we refer to as the public warrants, that were issued as part of the units in our initial public offering, or our IPO, (ii) 19,083,335 ordinary shares issuable upon the exercise of redeemable warrants that we issued in private placements to certain accredited investors upon the closing of the business combination pursuant to forward purchase agreements, which we refer to as the forward purchase warrants and (iii) 17,300,000 ordinary shares issuable upon the exercise of warrants we issued to CF Capital Growth, LLC in a private placement simultaneously with the closing of our IPO and upon conversion of working capital loans, which we refer to as the private placement warrants and collectively with the public warrants and the forward purchase warrants, the warrants.
This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees, which we refer to as the Selling Securityholders, of up to (i) 181,753,335 ordinary shares, (ii) 600,000 Series A Cumulative Convertible Preferred Shares, par value $0.0001 per share, or the Series A Preferred Shares, (iii) 250,000 Series B Cumulative Convertible Preferred Shares, par value $0.0001 per share, or the Series B Preferred Shares and (iv) 36,383,335 warrants to purchase ordinary shares, consisting of 19,083,335 forward purchase warrants and 17,300,000 private placement warrrants.
The ordinary shares covered by this prospectus that may be offered and sold by the Selling Securityholders include (i) 115,370,000 ordinary shares issued to certain accredited investors, including certain of our directors and/or entities controlled by them, in private placements at the closing of our initial business combination with Fidelity & Guaranty Life, which we refer to as the business combination, (ii) 30,000,000 ordinary shares issued upon conversion of our outstanding Class B ordinary shares, par value $0.0001 per share, at the closing of the business combination, which ordinary shares are subject to varying transfer restrictions as described herein, (iii) 19,083,335 ordinary shares issuable upon the exercise of the forward purchase warrants and (iv) 17,300,000 ordinary shares issuable upon the exercise of the private placement warrants.
The preferred shares covered by this prospectus that may be offered and sold by the Selling Securityholders include (i) 275,000 Series A Preferred Shares and 100,000 Series B Preferred Shares issued to certain accredited investors in private placements at the closing of the business combination, (ii) 1,772 Series A Preferred Shares and 645 Series B Preferred Shares that were issued on January 1, 2018 as payment-in-kind dividends with respect to the Series A Preferred Shares and Series B Preferred Shares, respectively, and (iii) 323,228 Series A Preferred Shares and 149,355 Series B Preferred Shares that may be issued as payment-in-kind dividends with respect to the Series A Preferred Shares and Series B Preferred Shares, respectively, subsequent to the date of this prospectus. The Series A Preferred Shares and the Series B Preferred Shares are subject to transfer restrictions until November 30, 2018, as described herein.
Each warrant entitles the holder to purchase one ordinary share at an exercise price of  $11.50 per share commencing on December 30, 2017 and will expire on November 30, 2022, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Once the warrants are exercisable, we may redeem the outstanding public warrants and forward purchase warrants at a price of  $0.01 per warrant if the last reported sales price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders, as described herein. Upon the sale or distribution of the forward purchase warrants and the private placement warrants as described herein, such warrants will become fungible with the public warrants, and we expect that these transferred warrants will trade under the same CUSIP and ticker symbol as the public warrants on The New York Stock Exchange, or the NYSE.
We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”
Our ordinary shares and public warrants trade on the NYSE under the symbols “FG” and “FG WS,” respectively. There is no established trading market for the Series A Preferred Shares or the Series B Preferred Shares. On January 9, 2018, the closing prices of the ordinary shares and public warrants were $9.92 per share and $1.50 per warrant, respectively.
An investment in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 16, 2018.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 181,753,335 ordinary shares, 600,000 Series A Preferred Shares, 250,000 Series B Preferred Shares and 36,383,335 warrants from time to time as described in the section entitled “Plan of Distribution.” This prospectus also relates to the issuance by us of up to 70,883,335 ordinary shares that are issuable upon the exercise of the warrants.
We will not receive any proceeds from the sale of ordinary shares, preferred shares or warrants to be offered by the Selling Securityholders pursuant to this prospectus, but we will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of ordinary shares, preferred shares and warrants pursuant to this prospectus. To the extent required, we and the Selling Securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”
No offer of these securities will be made in any jurisdiction where the offer is not permitted.
Unless the context indicates otherwise, the terms “FGL Holdings,” “Company,” “we,” “us” and “our” refer to FGL Holdings (formerly known as CF Corporation), a Cayman Islands exempted company. References in this prospectus to the “business combination” refer to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 24, 2017, as amended, which transactions were consummated on November 30, 2017.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:
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the benefits of the business combination;

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the future financial performance of the Company following the business combination;

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changes in the market for our products;

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expansion plans and opportunities; and

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other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
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the risk that the business combination disrupts current plans and operations;

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the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

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costs related to the business combination;

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changes in applicable laws or regulations;

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the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

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other risks and uncertainties described in this prospectus under “Risk Factors,” and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FREQUENTLY USED TERMS
“anchor investors” means the accredited investors with whom the Company entered into the forward purchase agreements (as defined below), including certain of the Company’s directors and certain entities controlled by them.
“Blackstone” means The Blackstone Group L.P.
“BTO” means Blackstone Tactical Opportunities Fund II L.P., an investment fund managed by an indirect subsidiary of Blackstone, and its designee(s), collectively.
“BTO Purchaser” means the designee of BTO party to an equity purchase agreement pursuant to which such purchaser purchased 22,500,000 ordinary shares at the closing of the business combination.
“business combination” means the transactions contemplated by the Merger Agreement consummated on November 30, 2017, including the merger of Merger Sub with and into FGL and FGL continuing as the surviving corporation and an indirect, wholly owned subsidiary of the Company.
“Charter” means our amended and restated memorandum and articles of incorporation as currently in effect.
“Class B ordinary shares” means the Class B ordinary shares, par value $0.0001 per share, that were converted into ordinary shares at the closing of the business combination.
“Closing” means the closing of the business combination.
“Closing Date” means November 30, 2017, the closing date of the business combination.
“equity purchase agreements” means those certain equity purchase agreements, dated November 29, 2017, pursuant to which, at the closing of the business combination, (i) the FNF Purchasers purchased an aggregate of 13,500,000 ordinary shares, and (ii) the BTO Purchaser purchased an aggregate of 22,500,000 ordinary shares.
“FGL” means Fidelity & Guaranty Life, a Delaware corporation.
“FNF” means Fidelity National Financial, Inc., a publicly traded company of which William P. Foley, II, our Co-Executive Chairman, is non-executive Chairman of the Board, and its designee(s), collectively.
“FNF Purchasers” means FNF and its designees party to equity purchase agreements, pursuant to which such purchasers purchased an aggregate of 13,500,000 ordinary shares at the closing of the business combination.
“FSR Companies” means Front Street Re (Cayman) Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and Front Street Re Ltd., an exempted company incorporated in Bermuda with limited liability.
“forward purchase agreements” means the forward purchase agreements, dated April 18, 2016, as amended, between the Company, the anchor investors and, solely for the purposes of Section 6 thereof, the Sponsor (as defined herein), pursuant to which the anchor investors committed, subject to the terms and conditions therein, to purchase an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,335 redeemable warrants, for an aggregate purchase price of  $10.00 per ordinary share, in a private placement that occurred immediately prior to the closing of the business combination.
“forward purchase shares” means the 51,000,000 ordinary shares issued to the anchor investors pursuant to the forward purchase agreements.
“forward purchase warrants” means the 19,083,335 redeemable warrants issued to the anchor investors pursuant to the forward purchase agreements, each of which is exercisable for one ordinary share at an exercise price of  $11.50 per share, in accordance with its terms.
“founder shares” means the 30,000,000 ordinary shares that were converted from 15,000,000 Class B ordinary shares of the Company at the closing of the business combination in accordance with the Company’s former amended and restated memorandum and articles of association, of which 7,749,220 are held by certain anchor investors and 22,250,780 are held by the founders and certain of our independent directors.

“founders” means Chinh E. Chu and William P. Foley, II, including the entities controlled by them which hold our securities.
“FSRCL” means Front Street Re (Cayman) Ltd., an exempted company incorporated in the Cayman Islands with limited liability.
“FSRL” means Front Street Re Ltd., an exempted company incorporated in Bermuda with limited liability.
“FSRD” means Front Street Re (Delaware) Ltd., a Delaware corporation and a wholly owned indirect subsidiary of HRG Group Inc.
“GSO” means GSO Capital Partners LP and its designee(s), collectively.
“GSO Purchasers” means those certain funds advised by of GSO party to the investment agreement.
“Incentive Plan” means the FGL Holdings 2017 Omnibus Incentive Plan.
“initial shareholders” means our Sponsor, officers, anchor investors and directors prior to the closing of the business combination.
“investment agreement” means that certain investment agreement, dated as of November 30, 2017, by and among the Company, the GSO Purchasers and certain FNF Purchasers, pursuant to which (i) the GSO Purchasers purchased an aggregate 275,000 Series A Preferred Shares and an aggregate 6,138,000 ordinary shares, and (ii) certain FNF Purchasers purchased an aggregate 100,000 Series B Preferred Shares and an aggregate 2,232,000 ordinary shares.
“IPO” means the Company’s initial public offering of units, which closed on May 25, 2016.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 24, 2017, as amended, by and among the Company, Parent, Merger Sub, and FGL, pursuant to which, on the terms and conditions contained therein, Merger Sub merged with and into FGL and FGL continued as the surviving corporation and an indirect, wholly owned subsidiary of the Company.
“Merger Sub” means FGL Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent.
“offered preferred shares” means the Series A Preferred Shares and the Series B Preferred Shares.
“ordinary shares” means the ordinary shares of the Company, par value $0.0001 per share.
“original holder” means any holder of the offered preferred shares that is (i) an FNF Purchaser or a GSO Purchaser or (ii) any transferee that is an affiliate of the FNF Purchasers or the GSO Purchasers.
“Parent” means FGL US Holdings Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Company.
“preferred shares” means the preferred shares of the Company, par value $0.0001 per share.
“private placement warrants” means the 15,800,000 warrants issued to our Sponsor in a private placement simultaneously with the closing of our IPO and the 1,500,000 warrants issued to our Sponsor or its affiliates in connection with the closing of the business combination upon conversion of working capital loans, each of which is exercisable for one ordinary share at an exercise price of  $11.50 per share, in accordance with its terms.
“Proxy Statement” means the definitive proxy statement on Schedule 14A, filed with the SEC by the Company on July 26, 2017.
“public warrants” means the 34,500,000 redeemable warrants included in the units issued in the IPO, each of which is exercisable for one ordinary share at an exercise price of  $11.50 per share, in accordance with its terms.
“ROFO shares” are to the 20,000,000 ordinary shares issued to certain anchor investors or their designees pursuant to the ROFO purchase agreements.
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“ROFO purchase agreements” means those certain additional equity purchase agreements entered into in June 2017 between the Company and certain anchor investors or their designees, pursuant to which such purchasers committed, subject to the terms and conditions therein, to purchase an aggregate of 20,000,000 ordinary shares for an aggregate purchase price of $10.00 per ordinary share, in a private placement that occurred immediately prior to the closing of the business combination.
“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.
“Series A Preferred Shares” means the Series A Cumulative Convertible Preferred Shares, par value $0.0001 per share, of the Company.
“Series B Preferred Shares” means the Series B Cumulative Convertible Preferred Shares, par value $0.0001 per share, of the Company.
“Share Purchase Agreement” means that certain share purchase agreement, dated as of May 24, 2017, by and among the Company, Parent, FSRD, HRG Group, Inc. and the FSR Companies.
“Sponsor” means CF Capital Growth, LLC, a Delaware limited liability company.
“units” means the units of the Company sold in the IPO.
“warrants” are to the public warrants, the private placement warrants and the forward purchase warrants.

SUMMARY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”
Unless the context indicates otherwise, the terms “FGL Holdings,” “Company,” “we,” “us” and “our” refer to FGL Holdings (formerly known as CF Corporation), a Cayman Islands exempted company.
The Company
We provide principal life and annuity products through our insurance subsidiaries, Fidelity & Guaranty Life Insurance Company (“FGLIC”) and Fidelity & Guaranty Life Insurance Company of New York (“FGLIC NY”). Our customers range across a variety of age groups and are concentrated in the middle-income market. Our fixed indexed annuities provide for pre-retirement wealth accumulation and post-retirement income management. Our life insurance provides wealth protection and transfer opportunities through indexed universal life products. Life and annuity products are primarily distributed through independent marketing organizations and independent insurance agents. Our subsidiaries FSRCL and FSRL also provide life and annuity reinsurance services, such as reinsurance on asset intensive, long duration life and annuity liabilities.
Background
We were originally incorporated on February 26, 2016 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On November 30, 2017, we consummated the acquisition of FGL and related transactions. On November 30, 2017, Parent also completed its purchase of all of the issued and outstanding shares of FSRCL and FSRL from FSRD pursuant to the Share Purchase Agreement, for cash consideration of  $65 million, subject to certain adjustments. In connection with the business combination, we changed our name from “CF Corporation” to “FGL Holdings.”
Additional Information
Our principal executive offices are located at Sterling House, 16 Wesley Street, Hamilton HM CX, Bermuda. Our telephone number is (800) 445-6758. Our website is located at www.fglife.bm. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
Issuer
FGL Holdings
Shares issuable by us upon exercise of warrants:
70,883,335
Securities that may be offered and sold from time to time by the Selling Securityholders named herein:
Ordinary shares
181,753,335 (including 36,383,335 ordinary shares issuable upon exercise of the 19,083,335 forward purchase warrants and 17,300,000 private placement warrants)
Forward purchase warrants
19,083,335
Private placement warrants
17,300,000
Series A Preferred Shares
600,000 (including 323,228 Series A Preferred Shares that may be issued as payment-in-kind dividends with respect to the Series A Preferred Shares)
Series B Preferred Shares
250,000 (including 149,355 Series B Preferred Shares that may be issued as payment-in-kind dividends with respect to the Series B Preferred Shares)
Conversion of offered preferred shares
From and after November 30, 2027, and provided that an original holder has first requested the Company to remarket the preferred shares as described herein, an original holder may, at their sole discretion, convert their holdings of the offered preferred shares, in whole or in part, into such number of ordinary shares as determined by dividing (i) the aggregate par value (including dividends paid in kind and accumulated but unpaid dividends) of the offered preferred shares that such original holder wishes to convert by (ii) the higher of  (a) a 5% discount to the 30-day volume weighted average price of the ordinary shares following the conversion notice, and (b) the then-current Floor Price. The “Floor Price” will be $8.00 per share during the 11th year post-funding, $7.00 per share during the 12th year post-funding, and $6.00 during the 13th year post-funding and thereafter. The right to convert on the above terms will be personal rights of the original holders and will not be a term of the offered preferred shares. We are not registering in the registration statement of which this prospectus forms a part the ordinary shares that may be issued upon the conversion of the offered preferred shares. See “Description of Securities — Preferred Shares.”
Dividends on offered preferred shares
Dividends will be payable quarterly in arrears in cash or additional offered preferred shares of the Company, at a rate of 7.5% per annum for the first ten years. After year ten, the dividend rate will reset quarterly to the greater of 7.5% and a rate equal to the then-current three-month LIBOR plus 5.5% (provided, however, that in the event the three-month LIBOR is less than zero, the three-month LIBOR will be deemed to be zero). See “Description of Securities — Preferred Shares.”

Ordinary shares issued and outstanding prior to any exercise of warrants
214,370,000
Shares to be issued and outstanding assuming exercise of all warrants
285,253,335
Transfer restrictions on 7,749,220 founder shares held by anchor investors other than Chinh E. Chu and William P. Foley
Under the forward purchase agreements, the anchor investors (other than the founders) have agreed not to transfer, assign or sell any of their 7,749,220 founder shares until the earlier to occur of: (i) one year after the completion of the business combination or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after the business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, subject to certain exceptions. Any permitted transferees will be subject to the same restrictions and other agreements of the holders of the founder shares prior to the IPO with respect to any founder shares. Notwithstanding the foregoing, if the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, the founder shares held by the anchor investors and their permitted transferees will be released from the lock-up.
Transfer restrictions on 22,250,780 founder shares held by Chinh E. Chu and William P. Foley
Under the forward purchase agreements, the Sponsor, Chinh E. Chu and William P. Foley, II agreed that they will not, and the Sponsor will cause the Sponsor’s affiliates and permitted transferees not to, transfer any founder shares until the earlier of  (A) with respect to 50% of such shares, one year after the completion of the business combination, (B) with respect to the remaining 50% of such shares, two years after the completion of the business combination, and (C) with respect to 100% of such shares, the date following the completion of a business combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Transfer restrictions on offered preferred shares
Under the investment agreement, the purchasers under the investment agreement may not transfer, sell, assign or otherwise dispose of  (including any transfer of constructive economic ownership, whether through any security, contract right, or derivative position) any offered preferred shares, subject to certain exceptions, until November 30, 2018. Notwithstanding the foregoing, the purchasers under the investment agreement may pledge any or all of the offered preferred shares in the ordinary course of business for bona fide financing purposes, including as collateral for any loan, so long as the counterparty to such pledge enters into a written agreement agreeing to be bound by these transfer restrictions with respect to the pledged offered preferred shares.
Use of proceeds
All of the ordinary shares, preferred shares and warrants (including shares underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $396,750,000 from the exercise of public warrants, approximately $219,458,352.50 from the exercise of the forward purchase warrants and approximately $198,950,000 from the exercise of private placement warrants, assuming the exercise in full of all the warrants for cash. The private placement warrants may be exercised on a “cashless basis” so long as they are held by their initial purchasers or their permitted transferees. We expect to use the net proceeds from the exercise of the warrants for general corporate purpose, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.
Market for our ordinary shares and warrants
Our ordinary shares and public warrants are currently listed on NYSE and, after resale, the forward purchase warrants and the private placement warrants will also trade under the same CUSIP and ticker symbol as the public warrants. Our preferred shares are not listed, and we have not applied to have our preferred shares listed, on any exchange, and our preferred shares are not quoted on the over-the-counter markets.
NYSE Ticker Symbols
“FG” and “FG WS”
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 5 of this prospectus.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus involves risk and uncertainties. You should consider carefully the risk factors below and the risks described in our most recent Annual Report on Form 10-K, FGL’s most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC we file after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.
Risks Relating to Our Business
Our business is highly regulated and subject to numerous legal restrictions and regulations.
State Regulation
Our business is subject to government regulation in each of the states in which we conduct business and is concerned primarily with the protection of policyholders and other customers rather than shareholders. Such regulation is vested in state agencies having broad administrative and discretionary, authority with respect to many aspects of our business, which may include, among other things, premium rates and increases thereto, underwriting practices, reserve requirements, marketing practices, advertising, privacy, policy forms, reinsurance reserve requirements, acquisitions, mergers and capital adequacy. At any given time, we and our insurance subsidiaries may be the subject of a number of ongoing financial or market conduct, audits or inquiries. From time to time, regulators raise issues during such examinations or audits that could have a material impact on our business.
We have received inquiries from a number of state regulatory authorities regarding our use of the U.S. Social Security Administration’s Death Master File (“Death Master File”) and compliance with state claims practices regulations and unclaimed property or escheatment laws. The New York State Department of Financial Services (“NYDFS”) issued a letter and subsequent regulation requiring life insurers doing business in New York to use the Death Master File or similar databases to determine if benefits were payable under life insurance policies, annuities and retained asset accounts. Other states have enacted laws which will impose requirements on insurers to periodically compare their in-force life insurance policies and annuities against the Death Master File or similar databases, investigate any identified potential matches to confirm the death of the insured and determine whether benefits are due and attempt to locate the beneficiaries of any benefits that are due or, if no beneficiary can be located, escheat the benefit to the state as unclaimed property. We have received notice of escheatment audits from several states. We have filed suit in federal and state court to challenge the audit policies of the California controller and the applicability of California’s unclaimed property laws to us generally. It is possible that these requirements will result in additional payments to beneficiaries, additional escheatment of funds deemed abandoned under state laws or administrative penalties and expenses. While we believe that we have established sufficient reserves with respect to these matters, it is possible that third parties could dispute these amounts and additional payments or additional unreported claims or liabilities could be required or identified given the ongoing regulatory developments, the effects of which could be significant and could have a material adverse effect on our results of operations in any one period.
State insurance departments conduct periodic examinations of the books and records, financial reporting, policy and rate filings, market conduct and business practices of insurance companies domiciled in their states, generally once every three to five years. The regulator in FGLIC’s previous state of domicile, the Maryland Insurance Administration (“MIA”) completed a routine financial examination of FGLIC for the three-year period ended December 31, 2012. The NYDFS completed a routine financial examination of FGLIC NY for the three-year periods ended December 31, 2009 and is completing its exam for the period ending December 31, 2012. The Vermont Department of Financial Regulation completed a routine financial examination of Raven Reinsurance Company for the period from April 7, 2011 (commencement of business) through December 31, 2012. FGLIC is currently the subject of four ongoing market conduct examinations or inquiries in various states. While FGLIC does not believe that any of the current market conduct examinations it is subject to will result in any fines or remediation orders that will be material to its business, market conduct examinations can result in monetary fines or remediation and generally require FGLIC to devote significant resources to the management of such examinations. As a result of its re-domestication to Iowa, FGLIC became subject to financial and market conduct examinations by the Iowa Insurance Division, the primary regulatory authority for Iowa domestic life insurance companies.
NAIC
Although our business is subject to regulation in each state in which we conduct business, in many instances the state regulatory models emanate from the National Association of Insurance Commissioners (“NAIC”). State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or interpretations thereof, are often made for the benefit of the consumer and at the expense of the insurer and, thus, could have a material adverse effect on our business, operations and financial condition. We are also subject to the risk that compliance with any particular regulator’s interpretation of a legal or accounting issue may not result in compliance with another regulator’s interpretation of the same issue, particularly when compliance is judged in hindsight.
Under insurance guaranty fund laws in most states, insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. We cannot predict the amount or timing of any such future assessments. There is an additional risk that any particular regulator’s interpretation of a legal or accounting issue may change over time to our detriment, or that changes to the overall legal or market environment, even absent any change of interpretation by a particular regulator, may cause us to change our views regarding the actions we need to take from a legal risk management perspective, which could necessitate changes to our practices that may, in some cases, limit our ability to grow and improve profitability.
Some of the NAIC pronouncements, particularly as they affect accounting issues, take effect automatically in the various states without affirmative action by the states. Statutes, regulations and interpretations may be applied with retroactive impact, particularly in areas such as accounting and reserve requirements. Also, regulatory actions with prospective impact can potentially have a significant impact on our current product offerings. The NAIC continues to work to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves. On June 10, 2016, the NAIC formally approved principle-based reserving for life insurance products with secondary guarantees, with an effective date January 1, 2017. A three year transition period is available which delays application of the new guidance until January 1, 2020. Additionally, various statutory accounting guidance is being evaluated, including investment value of insurance subsidiaries.
Federal Regulation
In April 2016, the Department of Labor (“DOL”) issued the “fiduciary” rule which could have a material impact on the Company, its products, distribution, and business model. The rule provides that persons who render investment advice for a fee or other compensation with respect to an employer plan or individual retirement account (“IRA”) are fiduciaries of that plan or IRA. The rule expands the definition of fiduciary under the Employee Retirement Income Security Act of 1974 to apply to insurance agents who advise and sell products to IRA owners. As a result, commissioned insurance agents selling the Company’s IRA products must qualify for a prohibited transaction exemption, either the newly introduced Best Interest Contract Exemption (“BICE”) or amended prohibited transaction exemption 84-24 (“PTE 84-24”). When fully implemented, BICE would apply to fixed indexed annuities and amended PTE 84-24 would apply to fixed rate annuities. The rule and exemptions have been the subject of much controversy and various actions have been taken by DOL to delay and reconsider aspects of the rule and exemptions. The rule took effect June 2016 and was scheduled to become applicable in April 2017 but the “applicability date” was delayed by DOL for 60 days from April 10, 2017 to June 9, 2017. DOL also acted to delay many aspects of the prohibited transaction exemption requirements during a transition period from June 9, 2017 to January 1, 2018 provided the agent (and if applicable, financial institution) comply with “impartial conduct standards.” The impartial conduct standards essentially require the sale to be in the “best interest”

of the client, misleading statements not be made, and compensation be reasonable. More recently, DOL has proposed extending the transition period to July 1, 2019 which at the present time is still under consideration. Industry continues its efforts to overturn the rule in court actions and Congress continues to consider related legislation but the success or failure of these efforts cannot be predicted. Assuming the rule is not overturned and the requirements of the exemptions were to be implemented fully, the impact on the financial services industry generally and on the Company and its business in particular is difficult to assess. We believe however it could have an adverse effect on sales of annuity products to IRA owners particularly in the independent agent distribution channel. A significant portion of our annuity sales are to IRAs. Compliance with the prohibited transaction exemptions when fully phased in would likely require additional supervision of agents, cause changes to compensation practices and product offerings, and increase litigation risk, all of which could adversely impact our business, results of operations and/or financial condition. FGLIC will continue to monitor developments closely and believes it is prepared to execute implementation plans as necessary to meet the rule and exemption requirements on the requisite applicability dates.
Bermuda and Cayman Islands Regulation
Our business is subject to regulation in Bermuda and the Cayman Islands, including the Bermuda Monetary Authority (the “BMA”) and the Cayman Islands Monetary Authority. These regulations may limit or curtail our activities, including activities that might be profitable, and changes to existing regulations may affect our ability to continue to offer our existing products and services, or to offer products and services we may wish to offer in the future.
In particular, our reinsurance subsidiary F&G Re Ltd. (“F&G Re”) is registered in Bermuda under the Bermuda Insurance Act and subject to the Bermuda Insurance Act and the rules and regulations promulgated thereunder. The BMA has sought regulatory equivalency, which enables Bermuda’s commercial insurers to transact business with the EU on a “level playing field.” In connection with its initial efforts to achieve equivalency under the European Union’s Directive (2009/138/EC) (“Solvency II”), the BMA implemented and imposed additional requirements on the companies it regulates. On November 26, 2015, via delegated act, the European Commission (the “EC”) granted Bermuda’s commercial insurers full equivalence in all areas of Solvency II for an indefinite period of time. The EC’s act was reviewed and approved by the European Parliament and Council and no objection was made. On March 4, 2016, the delegated act was published in the official journal of the EU. The grant of full equivalence came into force on March 24, 2016, and applies from January 1, 2016.
Additionally, changes to applicable Bermuda laws and regulations regarding dividends or distributions from our subsidiaries to us could adversely affect us. All Bermuda companies must comply with the provisions of the Companies Act regulating the payment of dividends and distributions from contributed surplus. Under Bermuda’s Companies Act 1981, a Bermuda company may not declare or pay a dividend or make a distribution out of contributed surplus if the company has reasonable grounds for believing that it is or will after the payment be unable to pay its liabilities as they become due or the realizable value of the company’s assets would thereby be less than its liabilities. As F&G Re is a licensed reinsurer and regulated by the BMA, it is additionally required to comply with the provisions of the Bermuda Insurance Act regarding payments of dividends and distributions. Under the Bermuda Insurance Act, an insurer is prohibited from declaring or paying a dividend if in breach of its Enhanced Capital Requirement (“ECR”) or Minimum Margin of Solvency (“MMS”) or if the declaration or payment of such dividend would cause such a breach. Where an insurer fails to meet its solvency margin on the last day of any financial year, it is prohibited from declaring or paying any dividends during the next financial year without the approval of the BMA.
Under the Bermuda Insurance Act, F&G Re is prohibited from paying a dividend in an amount exceeding 25% of the prior year’s total statutory capital and surplus, unless at least two members of F&G Re’s board of directors and its principal representative in Bermuda sign and submit to the BMA an affidavit attesting that a dividend in excess of this amount would not cause F&G Re to fail to meet its relevant margins. In certain instances, F&G Re would also be required to provide prior notice to the BMA in advance of the payment of dividends. In the event that such an affidavit is submitted to the BMA in accordance with the Bermuda Insurance Act, and further subject to F&G Re meeting its MMS and ECR,

F&G Re is permitted to distribute up to the sum of 100% of statutory surplus and an amount less than 15% of its total statutory capital. Distributions in excess of this amount require the approval of the BMA.
Further, F&G Re must obtain the BMA’s prior approval before reducing its total statutory capital as shown in its previous financial year statutory balance sheet by 15% or more. F&G Re is also required to obtain a certification from its approved actuary prior to declaring or paying any dividends and such certificate will not be given unless the value of its long-term business assets exceeds its long-term business liabilities, as certified by its approved actuary, by the amount of the dividend and at least the MMS.
Other Regulation
Other types of regulation that could affect us include insurance company investment laws and regulations, state adopted statutory accounting principles, antitrust laws, minimum solvency requirements, federal privacy laws, insurable interest laws and federal anti-money laundering and anti-terrorism laws.
Compliance with applicable laws and regulations is time-consuming and personnel-intensive, and changes in laws and regulations may materially increase the cost of compliance and other expenses of doing business. There are a number of risks that may arise where applicable regulations may be unclear, subject to multiple interpretations or under development or where regulations may conflict with one another, where regulators revise their previous guidance or courts overturn previous rulings, which could result in our failure to meet applicable standards. Regulators and other authorities have the power to bring administrative or judicial proceedings against us, which could result, among other things, in suspension or revocation of our licenses, cease and desist orders, fines, civil penalties, criminal penalties or other disciplinary action, which could materially harm our results of operations and financial condition. If we fail to address, or appear to fail to address, appropriately any of these matters, our reputation could be harmed and we could be subject to additional legal risk, which could increase the size and number of claims and damages asserted against us or subject us to enforcement actions, fines and penalties. See the section titled “Regulation” in Item 1 of FGL’s Current Report on Form 10-K for the fiscal year ended September 30, 2017 (the “FGL Annual Report”) for further discussion of the impact of regulations on our business.
We cannot predict what form any future changes in these or other areas of regulation affecting the insurance industry might take or what effect, if any, such proposals might have on us if enacted into law. In addition, because our activities are relatively concentrated in a small number of lines of business, any change in law or regulation affecting one of those lines of business could have a disproportionate impact on us as compared to other more diversified insurance companies.
Accounting rules, changes to accounting rules, or the grant of permitted accounting practices to competitors could negatively impact us.
We are required to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). A number of organizations are instrumental in the development and interpretation of U.S. GAAP, such as the SEC, the Financial Accounting Standards Board (“FASB”) and the American Institute of Certified Public Accountants. U.S. GAAP is subject to constant review by these organizations and others in an effort to address emerging accounting issues and to interpret existing accounting guidance. We cannot assure you that future changes to U.S. GAAP will not have a negative impact on us. U.S. GAAP includes the requirement to carry certain assets and liabilities at fair value. These fair values are sensitive to various factors including, but not limited to, interest rate movements, credit spreads, and various other factors. Because of this, changes in these fair values may cause increased levels of volatility in our consolidated financial statements.
Our insurance subsidiaries are required to comply with statutory accounting principles (“SAP”). SAP and in particular actuarial reserving methodology are subject to constant review by the NAIC and its task forces and committees as well as state insurance departments in an effort to address emerging issues and otherwise improve financial reporting. Various proposals are currently, or have previously been, pending before committees and task forces of the NAIC, some of which, if enacted, would negatively affect our insurance subsidiaries. The NAIC is also currently working to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves and the accounting for such reserves. We cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect us. In addition, the NAIC Accounting Practices and Procedures manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP by granting them permitted accounting practices. We cannot predict whether or when the insurance departments of the states of domicile of our competitors may permit them to utilize advantageous accounting practices that depart from SAP, the use of which is not permitted by the insurance departments of the states of domicile of us and our insurance subsidiaries. With respect to regulations and guidelines, states sometimes defer to the interpretation of the insurance department of the state of domicile. Neither the action of the domiciliary state nor action of the NAIC is binding on a state. Accordingly, a state could choose to follow a different interpretation. We can give no assurance that future changes to SAP or components of SAP or the grant of permitted accounting practices to its competitors will not have a negative impact on us.
The agreements and instruments governing our debt contain significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities.
The indenture (the “indenture”) governing the 6.375% senior notes due 2021 (the “Senior Notes”) issued by Fidelity & Guaranty Life Holdings, Inc. (“FGLH”) and the three-year $200 unsecured revolving credit facility (the “Credit Agreement”) each contains various restrictive covenants which limit, among other things, FGLH’s and its subsidiaries’ ability to:
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incur additional indebtedness;

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pay dividends or certain other distributions on its capital stock other than as allowed under the indenture or the Credit Agreement, as applicable;

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make certain investments, prepayments of junior indebtedness or other restricted payments;

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engage in transactions with stockholders or affiliates;

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sell certain assets or merge with or into other companies;

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change our accounting policies;

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enter into restrictive agreements;

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guarantee indebtedness; and

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create or incur liens on the assets of FGLH or its subsidiaries.

In addition, if FGL or FGLH undergoes a “change of control” as defined in the indenture, each holder of Senior Notes will have the right to require us to repurchase their Senior Notes at a price equal to 101% of the principal amount and any accrued but unpaid interest. A “change of control” as defined in the Credit Agreement would result in an event of default thereunder.
As a result of these restrictions and their effect on us, we may be limited in how we conduct our business and we may be unable to raise additional debt financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we or our subsidiaries may incur could include more restrictive covenants.
For detailed information about restrictions governing our debt, see Part II, Item 7. of the FGL Annual Report, which is incorporated by reference herein.
Our results of operations and financial condition depend on the accuracy of a broad range of assumptions and estimates made by our management.
We make certain assumptions and estimates regarding mortality, persistency, expenses, interest rates, tax liability, business mix, frequency of claims, contingent liabilities, investment performance, derivative costs and other factors related to our business and anticipated results. We rely on these assumptions and estimates to determine the amounts of deferred acquisition cost (“DAC”) and value of business acquired (“VOBA”) policy liabilities and accruals, future earnings and various components of our consolidated balance sheets and income statements. These assumptions are also used in making decisions crucial to the operation of our business, including the pricing of products and expense structures related to products. The calculations we use to estimate various components of our balance sheet and consolidated statement of operations are necessarily complex and involve analyzing and interpreting large quantities of data. The assumptions and estimates required for these calculations involve judgment and by their nature are imprecise and subject to changes and revisions over time. These assumptions and estimates incorporate many factors, none of which can be predicted with certainty. To the extent our actual experience and changes in estimates differ from original estimates and assumptions, our business, consolidated statement of operations and financial condition may be materially adversely affected. Accordingly, our results may be adversely affected by changes resulting from implementing more sophisticated administrative systems and procedures that facilitate the calculation of more precise estimates.
We have minimal experience to date on policyholder behavior for our guaranteed minimum withdrawal benefit (“GMWB”) products which we began issuing in 2008; as a result, future experience could lead to significant changes in our assumptions. If emerging experience deviates from our assumptions on GMWB utilization, it could have a significant effect on our reserve levels and related results of operations. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” in the FGL Annual Report, which is incorporated by reference herein.
Our financial condition and results of operations could be adversely impacted if our assumptions regarding the fair value and future performance of our investments differ from actual experience.
We make assumptions regarding the fair value and expected future performance of our investments. It is possible that actual values will differ from our assumptions. Such events could result in a material change in the value of our investments, business, operations and financial condition.
For example, expectations that our investments in residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”) will continue to perform in accordance with their contractual terms are based on assumptions a market participant would use in determining the current fair value and considering the performance of the underlying assets. We have non-agency RMBS holdings of $1 billion as of September 30, 2017. It is possible that the collateral underlying these investments will not meet performance expectations and the lower performance levels may lead to adverse changes in the cash flows on our holdings of these types of securities. This could lead to potential future other-than-temporary impairments (“OTTI”) within our portfolio of these securities. In addition, expectations that our investments in corporate securities or debt obligations will continue to perform in accordance with their contractual terms are based on evidence gathered through our normal credit surveillance process. It is possible that issuers of corporate securities in which we have invested will perform worse than current expectations. Such events may lead us to recognize potential future OTTI within our portfolio of corporate securities. We recorded OTTI charges of approximately $22 and $44 for the fiscal years ended September 30, 2017 and 2016, respectively. It is also possible that unanticipated events would lead us to dispose of certain of those holdings and recognize the effects of any market movements in our financial statements.
A financial strength ratings downgrade, potential downgrade, or any other negative action by a rating agency, could make our product offerings less attractive and increase our cost of capital, and thereby adversely affect our financial condition and results of operations.
Various nationally recognized rating agencies review the financial performance and condition of insurers, including our insurance subsidiaries, and publish their financial strength ratings as indicators of an insurer’s ability to meet policyholder and contractholder obligations. These ratings are important to maintaining public confidence in our products, our ability to market our products and our competitive position. Any downgrade or other negative action by a rating agency with respect to the financial strength ratings of our insurance subsidiaries could have a materially adverse effect on us in many ways, including the following:
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adversely affecting relationships with distributors, insurance marketing organizations (“IMOs”) and sales agents, which could result in reduction of sales;

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increasing the number or amount of policy lapses or surrenders and withdrawals of funds;

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requiring a reduction in prices for our insurance products and services in order to remain competitive;

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adversely affecting our ability to obtain reinsurance at a reasonable price, on reasonable terms or at all; and

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requiring us to collateralize reserves, balances or obligations under reinsurance and derivatives agreements.

Rating agencies assign ratings based upon several factors. While most of these factors relate to the rated company, some factors relate to the views of the rating agency, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various proprietary models and formulas to assess the strength of a rated company, and from time to time rating agencies have altered their models and may do so in the future in ways that negatively impact the financial strength ratings of our insurance subsidiaries and make it more difficult to maintain or obtain comparable ratings going forward. As rating agencies continue to evaluate the financial services industry, it is possible that rating agencies will heighten the level of scrutiny that they apply to financial institutions, increase the frequency and scope of their credit reviews, request additional information from the companies that they rate and potentially adjust upward the capital and other requirements employed in the rating agency models for maintenance of certain ratings levels. It is possible that the outcome of any such review of us would have additional adverse ratings consequences, which could have a material adverse effect on our results of operations, financial condition and liquidity. We may need to take actions in response to changing standards or capital requirements set by any of the rating agencies which could cause our business and operations to suffer. If the financial strength ratings of our insurance subsidiaries are downgraded, we anticipate that our sales of new policies will be adversely impacted and that we could experience substantial surrenders of existing policies. In order to improve or maintain their financial strength ratings, our insurance subsidiaries may limit the amount of dividends that they would otherwise pay to us. In that regard, we may, among other things, implement business strategies to improve the Risk-Based Capital (“RBC”) ratio of our insurance subsidiaries to a level anticipated by the rating agencies to maintain or improve our current rating. If we are unable to achieve this level, we may limit dividend payments from FGLIC to the extent necessary. We cannot guarantee these measures will be successful, and if FGLIC fails to maintain such a target RBC ratio, its financial strength rating could suffer. We cannot predict what actions rating agencies may take in the future, and failure to improve or maintain current financial strength ratings could adversely affect our financial condition and results of operations.
Following the announcement of the business combination on May 24, 2017, the rating organizations have undertaken a review of our debt ratings and our insurance company subsidiaries’ financial strength ratings. The rating organizations may take various actions, positive or negative. Such actions are beyond our control and we cannot predict what these actions may be and the timing thereof.
We are required to maintain minimum ratings as a matter of routine practice under our over-the-counter derivative agreements on forms promulgated by the International Swaps and Derivatives Association, Inc. (“ISDA”). Under some ISDA agreements, we have agreed to maintain certain financial strength ratings. A downgrade below these levels provides the counterparty under the agreement the right to terminate the open derivative contracts between the parties, at which time any amounts payable by us or the counterparty would be dependent on the market value of the underlying derivative contracts. Our current rating allows multiple counterparties the right to terminate ISDA agreements. As of September 30, 2017, the amount at risk for ISDA agreements which could be terminated based upon our current ratings was $413, which equals the fair value to us of the open over-the-counter call option positions. The fair value of the call options can never decrease below zero. No ISDA agreements have been terminated, although the counterparties have reserved the right to terminate the ISDA agreements at any time. In certain transactions, we and the counterparty have entered into a collateral support agreement requiring either party to post collateral when the net exposures exceed predetermined thresholds. These thresholds vary by counterparty and credit rating but are generally zero. As of September 30, 2017 and 2016, $381 and $128, respectively, of collateral was posted by our counterparties. Accordingly, the maximum amount of loss due to credit risk that we would incur if parties to the call options failed completely to perform according to the terms of the contracts was $32 and $148 at September 30, 2017 and 2016, respectively.

Additionally, under certain insurance reserve financing arrangements, if FGLH were to take certain actions without the counterparties consent, and such actions resulted in a specified financial strength ratings downgrade, FGLH would be in default.
See Part II, Item 7A, “Quantitative and Qualitative Disclosures about Market Risk-Credit Risk and Counterparty Risk” in the FGL Annual Report, which is incorporated by reference herein.
The amount of statutory capital that our insurance subsidiaries have and the amount of statutory capital that they must hold to maintain their financial strength ratings and meet other requirements can vary significantly from time to time due to a number of factors outside of our control.
Our insurance subsidiaries are subject to regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies that establish capital requirements relating to insurance, business, asset, interest rate, and certain other risks.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, most of which are outside of our control, including, but not limited to, the following:
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the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions);

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the amount of additional capital our insurance subsidiaries must hold to support business growth;

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changes in reserve requirements applicable to our insurance subsidiaries;

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our ability to access capital markets to provide reserve relief;

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changes in equity market levels;

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the value of certain fixed-income and equity securities in our investment portfolio;

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changes in the credit ratings of investments held in our portfolio;

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the value of certain derivative instruments;

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changes in interest rates;

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credit market volatility;

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changes in consumer behavior; and

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changes to the RBC formulas and interpretation of the NAIC instructions with respect to RBC calculation methodologies.

The financial strength ratings of our insurance subsidiaries are significantly influenced by their statutory surplus amounts and capital adequacy ratios. Rating agencies may also implement changes to their internal models, which differ from the RBC capital model, that have the effect of increasing or decreasing the amount of statutory capital our insurance subsidiaries must hold in order to maintain their current ratings. In addition, rating agencies may downgrade the investments held in our portfolio, which could result in a reduction of our capital and surplus and our RBC ratio.
In extreme equity market declines, the amount of additional statutory reserves our insurance subsidiaries are required to hold for fixed indexed products may decrease at a rate less than the rate of change of the market value of the invested assets. This mismatch could result in a reduction of the capital, surplus or RBC ratio of our insurance subsidiaries. To the extent that an insurance subsidiary’s RBC ratios are deemed to be insufficient, we may take actions either to increase the capitalization of the insurer or to reduce the capitalization requirements. If we are unable to take such actions, the rating agencies may view this as a reason for a ratings downgrade.
While the amount of statutory reserves is not directly affected by changes in market interest rates, additional statutory reserves may be required as the result of an asset adequacy analysis, and this analysis of cash flow testing is altered by rising or falling interest rates and widening credit spreads.

The failure of any of our insurance subsidiaries to meet its applicable RBC requirements or minimum capital and surplus requirements could subject it to further examination or corrective action imposed by insurance regulators, including limitations on its ability to write additional business, supervision by regulators or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations and financial condition. A decline in RBC ratios also limits the ability of an insurance subsidiary to make dividends or distributions to us and could be a factor in causing rating agencies to downgrade the insurer’s financial strength ratings, which could have a material adverse effect on our business, results of operations and financial condition.
Our insurance subsidiaries’ ability to grow depends in large part upon the continued availability of capital.
Our insurance subsidiaries’ long-term strategic capital requirements will depend on many factors, including their accumulated statutory earnings and the relationship between their statutory capital and surplus and various elements of required capital. To support long-term capital requirements, we and our insurance subsidiaries may need to increase or maintain statutory capital and surplus through financings, which could include debt, equity, financing arrangements or other surplus relief transactions. Adverse market conditions have affected and continue to affect the availability and cost of capital from external sources. We are not obligated, may choose not, or may not be able to provide financing or make capital contributions to our insurance subsidiaries. Consequently, financings, if available at all, may be available only on terms that are not favorable to us or our insurance subsidiaries. If our insurance subsidiaries cannot maintain adequate capital, they may be required to limit growth in sales of new policies, and such action could materially adversely affect our business, operations and financial condition.
We may be the target of future litigation, law enforcement investigations or increased regulatory scrutiny.
The financial services industry, including the insurance sector, is sometimes the target of law enforcement and regulatory investigations or other actions resulting from such investigations. Resulting publicity about any such investigation or action may generate inquiries or investigations into or litigation against other financial services companies, even those who do not engage in the business lines or practices at issue in the original action. Responding to these inquiries, investigations and lawsuits, regardless of the ultimate outcome of the proceeding, is time-consuming and expensive and can divert the time and effort of our management from its business.
Future legislation or regulation or governmental views on business practices in the financial services industry may result in our altering our practices in ways that could adversely affect our business and results of operations. It is impossible to predict the outcome of such investigations or actions, whether they will expand into other areas not yet contemplated, whether they will result in changes in regulation, whether activities currently thought to be lawful will be characterized as unlawful, or the impact, if any, of such scrutiny on the financial services and insurance industry or on us. Adverse publicity, governmental scrutiny, pending or future investigations by regulators or law enforcement agencies and/or legal proceedings involving us or our affiliates can also have a negative impact on our reputation and on the morale and performance of employees, and on business retention and new sales, which could adversely affect our business and results of operations.
Financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments.
We, like other financial services companies, are involved in litigation and arbitration in the ordinary course of business. Although we do not believe that the outcome of any such litigation or arbitration will have a material adverse effect on our financial condition, it is possible our results of operations and cash flows could be materially affected by an unfavorable outcome. More generally, we operate in an industry in which various practices are subject to scrutiny and potential litigation, including class actions. In addition, we sell our products through IMOs, whose activities may be difficult to monitor. Civil jury verdicts have been returned against insurers and other financial services companies involving sales, underwriting practices, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, payment of sales or other contingent commissions and other matters. Such lawsuits can result in substantial judgments that are disproportionate to the actual damages, including material amounts of punitive non-economic compensatory damages. In some states, juries, judges and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, financial services companies have made material settlement payments.
Our reinsurers, including Wilton Reassurance Company (“Wilton Re”) and FSRCL, could fail to meet assumed obligations, increase their rates, or become subject to adverse developments that could materially adversely affect our business, financial condition and results of operations.
Our insurance subsidiaries cede material amounts of insurance and transfer related assets and certain liabilities to other insurance companies through reinsurance. For example, a material amount of reinsured liabilities are concentrated with Wilton Re and FSRCL. As of September 30, 2017, the amount recoverable from Wilton Re and FSRCL was $1,535 and $1,016, respectively. As of September 30, 2017, the reserves ceded to Wilton Re and FSRCL were $1,477 and $1,016, respectively. Given our significant concentration of reinsurance with Wilton Re, if Wilton Re fails to perform its obligations under the various reinsurance treaties, such failure could have a material impact on our financial position. However, notwithstanding the transfer of related assets and certain liabilities, we remain liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed. Accordingly, we bear credit risk with respect to our reinsurers. The failure, insolvency, inability or unwillingness of any reinsurer to pay under the terms of reinsurance agreements with us could materially adversely affect our business, financial condition and results of operations. To mitigate the counterparty risk for the FSRCL transaction, the assets are held on FGLIC’s balance sheet and are used as collateral in the event of a failure. For Wilton Re, A+ rated from Fitch Ratings, we monitor the credit rating. During 2014 Wilton Re announced their purchase by Canadian Pension Plan Investment Board (“CCIB”), an AAA rated organization. With the capital resources of CCIB behind Wilton Re, we believe the counterparty risk is low. See the section titled “Reinsurance — Wilton Re Transaction” under Part I, Item 1 of the FGL Annual Report, which is incorporated herein by reference.
Our ability to compete is dependent on the availability of reinsurance or other substitute financing solutions, both of which could involve the use of reinsurance affiliates referred to generally as “captives”. Premium rates charged by us are based, in part, on the assumption that reinsurance will be available at a certain cost. Under certain reinsurance agreements, the reinsurer may increase the rate it charges us for the reinsurance. Therefore, if the cost of reinsurance were to increase, if reinsurance were to become unavailable on commercially reasonable terms or at all, if alternatives to reinsurance were not available to us, if the use of captives were materially restricted through regulation, including certain general proposals currently under consideration by the NAIC, our business, financial condition and results of operations could be materially adversely affected.
The credit for reinsurance taken by our insurance subsidiaries under offshore reinsurance agreements is, under certain conditions, dependent upon the offshore reinsurer’s ability to obtain and provide sufficient qualifying assets in a qualifying trust or qualifying letters of credit issued by qualifying lending banks. The cost of letters of credit, when available, continues to be very expensive in the current economic environment. Loss of reserve credit by an insurance subsidiary would require it to establish additional reserves and would result in a decrease in the level of its capital, which could have a material adverse effect on our profitability, results of operations and financial condition.
In recent years, access to reinsurance has become more costly for members of the insurance industry, including us. In addition, the number of life reinsurers has decreased as the reinsurance industry has consolidated. The decreased number of participants in the life reinsurance market resulted in increased concentration of risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on terms favorable to us could be negatively impacted, resulting in adverse consequences to our business, operations and financial condition.

In addition, reinsurers are facing many challenges regarding illiquid credit or capital markets, investment downgrades, rating agency downgrades, deterioration of general economic conditions and other factors negatively impacting the financial services industry generally. If such events cause a reinsurer to fail to meet its obligations, our business, financial condition and results of operations could be materially adversely affected.
Restrictions on our ability to use captive reinsurers could adversely impact our competitive position and results of operations.
The NAIC and state insurance regulators continue to review life insurance companies’ use of affiliated captive reinsurers or off-shore entities. On June 4, 2014, Rector & Associates, a consulting firm commissioned by the NAIC, presented a revised report (the “Rector Report”) to the Principle-Based Reserving Implementation Task Force of the NAIC which proposes a new regulatory framework for captives assuming term life insurance (“XXX”) or universal life insurance with secondary guarantees (“AXXX”) business, and recommends, among other things, placing limitations on the types of assets that may be used to finance reserves associated with XXX and AXXX business and making an individual state’s adoption of the new regulations contemplated by the report an NAIC accreditation standard. On August 17, 2014, the NAIC Executive (EX) Committee adopted the regulatory framework proposed by the Rector Report, including recommendations to have various NAIC technical subgroups propose regulations and guidelines to implement the new framework. These technical working groups are in various stages of developing and proposing regulations and guidelines. On October 9, 2014, the NAIC’s Principle-Based Reserving Implementation Task Force voted to expose for comment a new Actuarial Guideline (AG48) designed to implement many of the recommendations in the Rector Report related to the amount of assets that may be supported by different asset classes in connection with certain transactions involving captive reinsurance companies. AG48 was adopted effective January 1, 2015 and did not materially impact the Company’s financial statements or actuarial opinion.
If state insurance regulators restrict the use of captive reinsurers or if we otherwise are unable to continue to use captive reinsurers in the future, our ability to write certain products, to manage the associated risks and to deploy capital efficiently, could be adversely affected, or we may need to increase prices on those products, which could adversely impact our competitive position and our results of operations.
Interest rate fluctuations and withdrawal demands in excess of our assumptions could negatively affect our business, financial condition and results of operations.
We offer certain products that allow policyholders to withdraw their funds under defined circumstances. In order to meet such funding obligations, we manage our liabilities and configure our investment portfolios so as to provide and maintain sufficient liquidity to support expected withdrawal demands and contract benefits and maturities. However, in order to provide necessary long-term returns, a certain portion of our assets are relatively illiquid. There can be no assurance that withdrawal demands will match our estimation of withdrawal demands, however in an effort to mitigate this risk we assess surrender charges on withdrawals in excess of allowable penalty-free amounts that occur prior to surrender expiration. As interest rates increase, we are exposed to the risk of financial disintermediation through a potential increase in the number of withdrawals. Disintermediation risk refers to the risk that policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate assets in an unrealized loss position. If we experience unexpected withdrawal activity, whether as a result of interest rate movements, financial strength downgrades or otherwise, we could exhaust our liquid assets and be forced to liquidate other less liquid assets, possibly at a loss or on other unfavorable terms, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, we may experience spread compression, and a loss of anticipated earnings, if credited interest rates are increased on renewing contracts in an effort to decrease or manage withdrawal activity.
Interest rates are subject to volatility and fluctuations. For the past several years, interest rates have trended downwards to historically low levels. In order to meet our policy and contractual obligations, we must earn a sufficient return on our invested assets. A prolonged period of historically low rates or significant changes in interest rates could expose us to the risk of not achieving sufficient return on our invested assets by not achieving anticipated interest earnings, or of not earning anticipated spreads between the interest rate earned on investments and the credited interest rates paid on outstanding policies and contracts. Additionally, a prolonged period of low interest rates in the future may lengthen liability maturity, thus increasing the need for a re-investment of assets at yields that are below the amounts required to support guarantee features of our contracts. Both rising and declining interest rates can negatively affect our interest earnings and spread income (the difference between the returns we earn on our investments and the amounts we must credit to policyholders and contractholders). While we develop and maintain asset liability management (“ALM”) programs and procedures designed to mitigate the effect on interest earnings and spread income in rising or falling interest rate environments, no assurance can be given that changes in interest rates will not materially adversely affect our business, financial condition and results of operations.
Our expectation for future interest earnings and spread income is an important component in amortization of DAC and VOBA and significantly lower interest earnings or spreads may cause us to accelerate amortization, thereby reducing net income in the affected reporting period. An extended period of declining interest rates or a prolonged period of low interest rates may also cause us to change our long-term view of the interest rates that we can earn on our investments. Such a change in our view would cause us to change the long-term interest rate that we assume in our calculation of insurance assets and liabilities under U.S. GAAP. This revision would result in increased reserves and other unfavorable consequences. In addition, while the amount of statutory reserves is not directly affected by changes in market interest rates, additional statutory reserves may be required as the result of an asset adequacy analysis, which is altered by rising or falling interest rates and widening credit spreads.
Additionally, our ALM programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates and relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our ALM programs and procedures may be negatively affected whenever actual results differ from these assumptions.
Changes in interest rates may also affect the attractiveness of certain of our products. For example, lower interest rates may result in decreased sales of certain of our insurance and investment products. However, during periods of declining interest rates, certain life insurance and annuity products may be relatively more attractive investments to consumers, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increased persistency or a higher percentage of insurance policies remaining in force from year to year during a period when our investments carry lower returns. As a result, we could become unable to earn our desired level of spread income.
During periods of increasing market interest rates, we may offer higher crediting rates on interest-sensitive products, such as universal life insurance and fixed annuities, and we may increase crediting rates on in-force products to keep these products competitive. Increases in crediting rates, as well as surrenders and withdrawals, could have a material adverse effect on our business, financial condition and results of operations. In addition, if long-term interest rates rise dramatically within a six- to twelve-month time period, certain of our products may be exposed to disintermediation risk. Higher interest rates may increase the cost of debt and other obligations having floating rate or rate reset provisions and may result in lower sales of other products. A rise in interest rates, in the absence of other countervailing changes, will increase the gross unrealized loss position of our investment portfolio which will decrease our accumulated other comprehensive income and shareholders’ equity. Our gross unrealized loss on our available for sale (“AFS”) portfolio was $139 as of September 30, 2017 compared to $269 as of September 30, 2016.
Our investments are subject to market and credit risks. These risks could be heightened during periods of extreme volatility or disruption in financial and credit markets.
Our invested assets and derivative financial instruments are subject to risks of credit defaults and changes in market values. Periods of extreme volatility or disruption in the financial and credit markets could increase these risks. Underlying factors relating to volatility affecting the financial and credit markets could have a material adverse impact on our results of operations or financial condition.
The value of our mortgage-backed investments depends in part on the financial condition of the borrowers and tenants for the properties underlying those investments, as well as general and specific economic trends affecting the overall default rate. We are also subject to the risk that cash flows resulting from the payments on pools of mortgages that serve as collateral underlying the mortgage-backed securities we own may differ from our expectations in timing or size. Cash flow variability arising from an unexpected acceleration in mortgage prepayment behavior can be significant, and could cause a decline in the estimated fair value of certain “interest-only” securities within our mortgage-backed securities portfolio. Any event reducing the estimated fair value of these securities, other than on a temporary basis, could have an adverse effect on our business, results of operations and financial condition.
Significant continued financial and credit market volatility, changes in interest rates, credit spreads, credit defaults, real estate values, market illiquidity, declines in equity prices, acts of corporate malfeasance, ratings downgrades of the issuers or guarantors of these investments and declines in general economic conditions, either alone or in combination, could have a material adverse impact on our results of operations, financial condition or cash flows through realized losses, OTTI, changes in unrealized loss positions and increased demands on capital. As of September 30, 2017 and 2016, we had gross unrealized losses on our AFS portfolio of  $139 and $269, respectively. In addition, our investment portfolio is concentrated in certain industries. As of September 30, 2017 and 2016, our most significant investment in one industry was our investment securities in the banking industry with a fair value of  $2,827 and $2,448, or 12% and 12%, respectively, of the invested assets portfolio. Our holdings in this industry include investments in 115 and 97 different issuers as of September 30, 2017 and 2016, respectively, with the top ten investments accounting for 30% and 34% of the total holdings in this industry as of September 30, 2017 and 2016, respectively. In addition, market volatility can make it difficult for us to value certain of our assets, especially if trading becomes less frequent. Valuations may include assumptions or estimates that may have significant period-to-period changes that could have an adverse impact on our results of operations or financial condition.
We are exposed to credit loss in the event of non-performance by our counterparties on call options. We seek to reduce the risk associated with such agreements by purchasing such options from large, well-established financial institutions, but there can be no assurance that we will not suffer losses in the event of counterparty non-performance. As of September 30, 2017 and 2016, $381 and $128, respectively, of collateral was posted by our counterparties. Accordingly, the maximum amount of loss due to credit risk that we would incur if parties to the call options failed completely to perform according to the terms of the contracts was $32 and $148 at September 30, 2017 and 2016, respectively. See “Note 5. Derivative Financial Instruments” to FGL’s audited Consolidated Financial Statements for further discussion of credit risk included in the FGL Annual Report, which is incorporated herein by reference.
Equity market volatility could negatively impact our business.
Equity market volatility can negatively affect our revenues and profitability in various ways, particularly as a result of guaranteed minimum withdrawal or surrender benefits in our products. The estimated cost of providing GMWB incorporates various assumptions about the overall performance of equity markets over certain time periods. Periods of significant and sustained downturns in equity markets or increased equity volatility could result in an increase in the valuation of the future policy benefit or policyholder account balance liabilities associated with such products, resulting in a reduction in our revenues and net income. The rate of amortization of DAC and VOBA relating to fixed indexed annuities (“FIA”) products and the cost of providing guaranteed minimum withdrawal or surrender benefits could also increase if equity market performance is worse than assumed, hence materially and adversely impacting our results of operations and financial condition.
Credit market volatility or disruption could adversely impact our financial condition or results of operations.
Significant volatility or disruption in credit markets could have a material adverse effect on our business, financial condition and results of operations. Changes in interest rates and credit spreads could cause market price and cash flow variability in the fixed income instruments in our investment portfolio. Significant volatility and lack of liquidity in the credit markets could cause issuers of the fixed-income securities in our investment portfolio to default on either principal or interest payments on these securities. Additionally, market price valuations may not accurately reflect the underlying expected cash flows of securities within our investment portfolio.

Changes in U.S. tax law may adversely affect us and/or our shareholders.
The United States recently enacted a budget reconciliation act amending the Internal Revenue Code of 1986 (the “Code,” and such act the “Tax Cuts and Jobs Act” or “TCJA”). The TCJA contains provisions affecting the tax treatment of non-U.S. companies that can materially affect us. The TCJA includes provisions that reduce the U.S. corporate tax rate, impose a base erosion minimum tax on income of a U.S.corporation determined without regard to certain otherwise deductible payments made to certain foreign affiliates (including premium or other consideration paid or accrued to a related foreign reinsurance company for reinsurance), and significantly accelerate taxable income and therefore cash tax expense by the imposition of other changes affecting life insurance companies, among others. While we are continuing to study the impact of the TCJA, it may reduce the benefits we anticipate from lower effective tax rates as a non-U.S. company, add significant expense and have a material adverse effect on our results of operations.
The TCJA also includes provisions that could materially affect our shareholders as a result of provisions that broaden the definition of United States shareholder for purposes of the controlled foreign corporation (“CFC”) rules and make it more difficult for a foreign insurance company to not be treated as a passive foreign investment company (“PFIC”). Independent of the TJCA, interpretations of U.S. federal income tax law, including those regarding whether a company is engaged in a trade or business (or has a permanent establishment) within the United States or is a PFIC, or whether U.S. persons are required to include in their gross income “subpart F income” or related person insurance income (“RPII”) of a CFC, are subject to change, possibly on a retroactive basis. Regulations regarding the application of the PFIC rules to insurance companies and regarding RPII are only in proposed form. New regulations or pronouncements interpreting or clarifying the existing proposed regulations could be forthcoming. In addition to the TCJA, other legislative proposals or administrative or judicial developments could also result in an increase in the amount of U.S. tax payable by us or by an investor in our securities or reduce the attractiveness of our products. If any such developments occur, our business, financial condition and results of operation could be materially and adversely affected and could have a material and adverse effect on your investment in our securities.
Changes in federal or state tax laws may affect sales of our products and profitability.
The annuity and life insurance products that we market generally provide the policyholder with certain federal income or state tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the “inside build-up”) is deferred until it is received by the policyholder. Non-qualified annuities are annuities that are not sold to a qualified retirement plan or in the form of a qualified contract such as an IRA. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits and the inside build-up under life insurance contracts are generally exempt from income tax or tax deferred.
From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance. Additionally, insurance products, including the tax favorable features of these products, generally must be approved by the insurance regulators in each state in which they are sold. This review could delay the introduction of new products or impact the features that provide for tax advantages and make such products less attractive to potential purchasers. If legislation were enacted to eliminate the tax deferral for annuities or life insurance, such a change would have a material adverse effect on our ability to sell non-qualified annuities or life insurance.
We may be required to increase our valuation allowance against our deferred tax assets, and may face restrictions on our ability to fully utilize such assets which could materially adversely affect our capital position, business, operations and financial condition.
Deferred tax assets refer to assets that are attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets in essence represent future savings of taxes that would otherwise be paid in cash. The realization of the deferred tax assets is dependent upon the generation of sufficient future taxable income, including capital gains. If it is determined that the deferred tax assets cannot be realized, a deferred tax valuation allowance must be established, with a corresponding charge to net income. In addition, the reduction in U.S. corporate tax rates under the TCJA will likely reduce the value of our deferred tax assets.
Based on our current assessment of future taxable income, including available tax planning opportunities, we anticipate that it is more likely than not that we will generate sufficient taxable income to realize all of our deferred tax assets as to which we do not have a valuation allowance. If future events differ from our current forecasts, the valuation allowance may need to be increased from the current amount, which could have a material adverse effect on our capital position, business, operations and financial condition.
We may be a PFIC, which could result in adverse United States federal income tax consequences to U.S.investors.
If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. As used herein, the term “U.S. Holder” means a beneficial owner of shares or warrants that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if  (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. We believe that we were a PFIC for the taxable year ending December 31, 2016. We may still be classified as a PFIC for the current taxable year ending December 31, 2017, but do not currently believe that we will be classified as a PFIC in 2018. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. In addition, the determination as to whether we are a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Further, the TCJA provides that a foreign insurance company, such as F&G Re, is only treated as engaged in the active conduct of an insurance business for PFIC purposes if its applicable insurance liabilities constitute more than 25 percent of its total assets. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2017 or any future taxable year. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S.Holder to make and maintain a qualified electing fund election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules, including the impact of the changes to the PFIC rules contained in the TCJA. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section titled “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations” of the Proxy Statement, which is incorporated herein by reference.
U.S. persons who own our shares may be subject to U.S. federal income taxation at ordinary income rates on our undistributed earnings and profits.
Our Charter generally limits the voting power attributable to our shares so that no “United States person” (as defined in Section 957 of the Code) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of our shares, is intended to reduce the likelihood that the Company and its non-U.S. subsidiaries will be treated as CFCs in any taxable year (subject to the impact of the TCJA). This limitation would not apply to reduce the voting power of shares held by members of  (a) the Blackstone Group (as defined in our Charter) without the consent of a majority of the Blackstone Group shareholders (as determined based on their ownership of the common shares) or (b) the FNF Group (as defined in our Charter) without the consent of the applicable member of the FNF Group. These provisions are intended to reduce the likelihood that the Company and its non-U.S. subsidiaries will be treated as CFCs in any taxable year. If these provisions were not in force or effective and the Company or certain of its non-U.S. subsidiaries were treated as a CFC in a taxable year, each U.S. person treated as a “10% U.S. Shareholder” with respect to the Company or certain of its non-U.S. subsidiaries that held our shares directly or indirectly through non-U.S. entities as of the last day in such taxable year that the Company or certain of its non-U.S. subsidiaries was a CFC would generally be required to include in gross income as ordinary income its pro rata share of such company’s insurance and reinsurance income and certain other investment income, regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). Prior to the enactment of the TCJA, a “10% U.S. Shareholder” of a non-U.S. corporation generally is any U.S. person that owns (or is treated as owning) stock of the non-U.S. corporation possessing 10% or more of the total voting power of such non-U.S. corporation’s stock. However, for taxable years of non-U.S. corporations beginning after December 31, 2017, the TCJA provides that a “10% U.S. Shareholder” of a non-U.S. corporation generally is any U.S. person that owns (or is treated as owning) stock of the non-U.S. corporation possessing 10% or more of the total voting power or 10% or more of the total value of such non-U.S. corporation’s stock. In general, a non-U.S. corporation is a CFC if 10% U.S. Shareholders, in the aggregate, own (or are treated as owning) stock of the non-U.S. corporation possessing more than 50% of the voting power or value of such corporation’s stock. However, this threshold is lowered to more than 25% for purposes of taking into account the insurance income of a non-U.S. corporation. Special rules apply for purposes of taking into account any RPII of a non-U.S. corporation, as described below. By expanding the definition of a 10% U.S. Shareholder to reference the value of stock holdings, the TCJA will have a material adverse affect on the intended reduced likelihood that the Company and its non-U.S. subsidiaries will be treated as CFCs in 2018 and in any subsequent taxable year.
In addition, if a U.S. person disposes of shares in a non-U.S. corporation and the U.S. person was a 10% U.S. Shareholder at any time when the corporation was a CFC during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period or periods that the U.S. person owned the shares while the corporation was a CFC (with certain adjustments). Also, a U.S. person may be required to comply with specified reporting requirements, regardless of the number of shares owned. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — CFC Provisions” in the Proxy Statement, which is incorporated herein by reference, for additional information.
Because the relevant stock attribution rules are complex, and the TCJA reduces the effectiveness of the voting provisions included in our Charter for CFC purposes, there can be no assurance that the Company and its non-U.S. subsidiaries will not be a CFC in any given taxable year.
U.S. persons who own our shares may be subject to U.S. federal income taxation at ordinary income rates on a disproportionate share of our undistributed earnings and profits attributable to RPII.
If F&G Re is treated as recognizing RPII in a taxable year and is treated as a CFC for such taxable year, each U.S. person that owns our shares directly or indirectly through non-U.S. entities as of the last day in such taxable year must generally include in gross income its pro rata share of the RPII, determined as if the RPII were distributed proportionately only to all such U.S. persons, regardless of whether that income is distributed (with certain adjustments). For this purpose, F&G Re generally will be treated as a CFC if U.S. persons in the aggregate own (or are treated as owning) 25% or more of the total voting power or value of the Company or stock for an uninterrupted period of 30 days or more during the taxable year (the TCJA eliminates the 30 day period after 2017). We believe that F&G Re will be treated as a CFC for this purpose based on the expected ownership of our shares.
RPII generally is any income of a non-U.S. corporation attributable to insuring or reinsuring risks of a U.S. person that owns (or is treated as owning) stock of such non-U.S. corporation, or risks of a person that is “related” to such a U.S. person. For this purpose, (1) a person is “related” to another person if such person “controls,” or is “controlled” by, such other person, or if both are “controlled” by the same persons and (2) “control” of a corporation means ownership (or deemed ownership) of stock possessing more than

50% of the total voting power or value of such corporation’s stock and “control” of a partnership, trust or estate for U.S. federal income tax purposes means ownership (or deemed ownership) of more than 50% by value of the beneficial interests in such partnership, trust or estate.
Our Charter provides that no shareholder or holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our issued and outstanding shares, including any securities exchangeable for our share capital and all options, warrants, and contractual and other rights to purchase our share capital (“Derivative Securities”), that is a “United States person” (as defined in Section 957 of the Code) shall knowingly permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our issued and outstanding shares, including our Derivative Securities, in order to reduce the likelihood of us recognizing RPII. This limitation would not apply to a shareholder or holder of Derivative Securities that is a member of the Blackstone Group or FNF Group. In the event that any holder of our shares or Derivative Securities to whom this limitation applies contravenes such limitation, our board of directors may require such holder to sell or allow us to repurchase some or all of such holder’s shares or Derivative Securities at fair market value, as the board of directors and such holder agree in good faith, or to take any reasonable action that the board of directors deems appropriate. If a member of the Blackstone Group or FNF Group were to own (directly, indirectly or constructively) more than 50% of the total voting power or total value of our issued and outstanding shares, our subsidiaries may be treated as “related” to a member of the Blackstone Group or FNF Group, as applicable (or one of their affiliates) for these purposes. In such case, substantially all of our Bermuda reinsurance subsidiary’s income might constitute RPII, triggering the adverse RPII consequences to all U.S. persons that hold our ordinary shares directly or indirectly through non-U.S. entities, as described below.
Because of the restrictions described above, among other factors (including the expected ownership of our ordinary shares following this offering), we believe it is likely that one or more exceptions under the RPII rules will apply such that U.S. persons will not be required to include any RPII in their gross income with respect to F&G Re. However, there can be no assurance that this will be the case. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — CFC Provisions” in the Proxy Statement, which is incorporated herein by reference.
U.S. persons who dispose of our shares may be required to treat any gain as ordinary income for U.S. federal income tax purposes and comply with other specified reporting requirements.
If a U.S. person disposes of shares in a non-U.S. corporation that is an insurance company that had RPII and the 25% threshold described above is met at any time when the U.S. person owned any shares in the corporation during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII). In addition, the shareholder will be required to comply with specified reporting requirements, regardless of the amount of shares owned. We believe that these rules should not apply to a disposition of our shares because FGL Holdings is not itself directly engaged in the insurance business. We cannot assure you, however, that the IRS will not successfully assert that these rules apply to a disposition of our ordinary shares. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — CFC Provisions — Disposition of Ordinary Shares” in the Proxy Statement, which is incorporated herein by reference.
U.S. tax-exempt organizations that own our shares may recognize unrelated business taxable income.
A U.S. tax-exempt organization that directly or indirectly owns our shares generally will recognize unrelated business taxable income and be subject to additional U.S. tax filing obligations to the extent such tax-exempt organization is required to take into account any of our insurance income or RPII pursuant to the CFC and RPII rules described above. U.S. tax-exempt organizations should consult their own tax advisors regarding the risk of recognizing unrelated business taxable income as a result of the ownership of our shares. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — CFC Provisions Tax-Exempt U.S. Holders” in the Proxy Statement, which is incorporated herein by reference.
Apart from enactment of the TCJA, other legislative proposals or administrative or judicial developments could also result in an increase in the amount of U.S. tax payable by us or by an investor in our ordinary shares or reduce the attractiveness of our products. If any such developments occur, our business, financial condition and results of operation could be materially and adversely affected and could have a material and adverse effect on your investment in our ordinary shares.
There is U.S. income tax risk associated with reinsurance between U.S. insurance companies and their Bermuda affiliates.
If a reinsurance agreement is entered into among related parties, the IRS is permitted to reallocate or recharacterize income, deductions or certain other items, and to make any other adjustment, to reflect the proper amount, source or character of the taxable income of each of the parties. If the IRS were to successfully challenge our reinsurance arrangements, our financial condition and results of operations could be adversely affected and the price of our shares could be adversely affected. Further, the TCJA imposes a base erosion minimum tax on income of a U.S. corporation determined without regard to certain otherwise deductible payments made to certain foreign affiliates (including premium or other consideration paid or accrued to a related foreign reinsurance company for reinsurance), which would likely materially increase the U.S. tax payable by any of our U.S. subsidiaries that enter into a reinsurance agreement with certain non-U.S. affiliates.
We may become subject to U.S. withholding tax under certain U.S. tax provisions commonly known as “FATCA.”
Certain U.S. tax provisions commonly known as the “Foreign Account Tax Compliance Act,” or “FATCA,” impose a 30% withholding tax on certain payments of U.S. source income and the proceeds from the disposition after December 31, 2018, of property of a type that can produce U.S. source interest or dividends, in each case, made to certain “foreign financial institutions” and “non-financial foreign entities.” The withholding tax also applies to certain “foreign passthru payments” made by foreign financial institutions after December 31, 2018. The U.S. government has signed intergovernmental agreements to facilitate the implementation of FATCA with the governments of Bermuda and the Cayman Islands (the “Bermuda IGA” and “Cayman IGA,” respectively). Under the Bermuda IGA and Cayman IGA, Bermuda and Cayman financial institutions (other than certain non-reporting financial institutions) are required to register with the IRS and comply with certain due diligence, reporting, withholding and other requirements in order to avoid the imposition of withholding under FATCA on payments made to them. The Company and its non-U.S. subsidiaries intend to comply with the obligations imposed on them under FATCA, the Bermuda IGA and the Cayman IGA to avoid withholding under FATCA on payments made to them. To avoid any withholding under FATCA or penalties, we may be required to report the identity of, and certain other information regarding, certain U.S. persons that directly or indirectly own our shares or exercise control over our shareholders to counterparties or governmental authorities, including the IRS and the Cayman Islands or Bermuda government. We may also be required to withhold on payments and/or take other actions with respect to holders of our shares who do not provide us with certain information or documentation required to fully comply with FATCA. However, we expect that the shareholders who own ordinary shares will not be subject to such requirements pursuant to an exception for equity interests that are regularly traded on an established securities market, provided that the shareholder (and any intermediaries through which the shareholder holds its shares) is not a foreign financial institution that is treated as a “nonparticipating FFI” under FATCA. However, no assurance can be provided in this regard. We may become subject to withholding tax or penalties if we are unable to comply with FATCA.
If we are treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which the shareholder holds its shares) establishes an exemption from such withholding and information reporting. In addition, any gross proceeds from the sale or other disposition of our shares after December 31, 2018 might also be subject to withholding and information reporting under FATCA in such circumstances, absent an exemption. As discussed above, we currently intend to limit our U.S. activities so that we are not considered to be engaged in a U.S. trade or business, although no assurances can be provided in this regard. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — FATCA Withholding” in the Proxy Statement, which is incorporated by reference herein.
We are subject to the risk that Bermuda tax laws may change and that we may become subject to new Bermuda taxes following the expiration of a current exemption after 2035.
The Bermuda Minister of Finance (the “Minister”), under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, has given our Bermuda subsidiaries an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to our Bermuda subsidiaries or any of our Bermuda subsidiaries’ operations, shares, debentures or other obligations until March 31, 2035, except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by our Bermuda subsidiaries in respect of real property owned or leased by our Bermuda subsidiaries in Bermuda. Given the limited duration of the Minister’s assurance, we cannot assure you that our Bermuda subsidiaries will not be subject to any Bermuda tax after March 31, 2035. See “Tax Considerations — Bermuda Tax Considerations” in the Proxy Statement, which is incorporated by reference herein.
The impact of the directives of the Organisation for Economic Co-operation and Development (“OECD”) to eliminate harmful tax practices and recommendations on base erosion and profit shifting is uncertain and could impose adverse tax consequences on us.
The OECD has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002, and as periodically updated, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.
In 2015, the OECD published final recommendations on base erosion and profit shifting. These recommendations propose the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. The recommendations include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other recommended actions relate to the goal of ensuring that transfer pricing outcomes are in line with value creation, noting that the current rules may facilitate the transfer of risks or capital away from countries where the economic activity takes place. We expect many countries to change their tax laws in response to this project, and several countries have already changed or proposed changes to their tax laws. Changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to the existing transfer pricing rules and could potentially have an impact on our taxable profits in various jurisdictions.
We may not be able to successfully maintain our tax rates, which could adversely affect our business and financial condition, results of operations and growth prospects.
We are incorporated in the Cayman Islands and maintain subsidiaries or offices in the United States, Bermuda and the Cayman Islands. Changes in tax laws in any of these jurisdictions, including, for example, the TCJA, could adversely affect our ability to main our tax rates. Taxing authorities, such as the IRS, actively audit and otherwise challenge these types of arrangements. We are subject to reviews and audits by the IRS and other taxing authorities from time to time, and the IRS or other taxing authority may challenge our structure. Responding to or defending against challenges from taxing authorities could be expensive and time consuming, and could divert management’s time and focus away from operating our business. We cannot predict whether and when taxing authorities will conduct an audit, challenge our tax structure or the cost involved in responding to any such audit or challenge. If we are unsuccessful, we may be required to pay taxes for prior periods, interest, fines or penalties, and may be obligated to pay increased taxes in the future, all of which could have an adverse effect on our business, financial condition, results of operations or growth prospects.
Our business model depends on the performance of various third parties, including independent distributors, underwriters, actuarial consultants and other service providers.
We rely significantly on various third parties to provide services for our business operations. As such, our results may be affected by the performance of those other parties. For example, we are dependent upon independent distribution channels to sell our products, third parties to perform policy administration and underwriting functions, and independent consultants to perform actuarial analyses and to manage certain of our assets. Additionally, our operations are dependent on various service providers and on various technologies, some of which are provided or maintained by certain key outsourcing partners and other parties.
Many of our products and services are complex and are sold through third-party intermediaries. In particular, our insurance businesses are reliant on these intermediaries to describe and explain their products to potential customers. The intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could adversely affect our reputation and business prospects, as well as lead to potential regulatory actions or litigation.
The third parties upon which we depend may default on their obligations to us due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, loss of key personnel, or other reasons. Such defaults could have a material adverse effect on our financial condition and results of operations. In addition, certain of these other parties may act, or be deemed to act, on behalf of us or represent us in various capacities. Consequently, we may be held responsible for obligations that arise from the acts or omissions of these other parties.
Our business could be interrupted or compromised if we experience difficulties arising from outsourcing relationships.
In addition to services provided by third-party asset managers and actuarial consultants, we outsource the following functions to third-party service providers, and expect to continue to do so in the future: (i) new business administration, (ii) hosting of financial systems, (iii) servicing of existing policies, (iv) information technology development and maintenance, (v) call centers and (vi) underwriting administration of life insurance applications. If we do not maintain an effective outsourcing strategy or third-party providers do not perform as contracted, we may experience operational difficulties, increased costs and a loss of business that could have a material adverse effect on our results of operations. In addition, our reliance on third-party service providers that we do not control does not relieve us of our responsibilities and requirements. Any failure or negligence by such third-party service providers in carrying out their contractual duties may result in us becoming subjected to liability to parties who are harmed and ensuing litigation. Any litigation relating to such matters could be costly, expensive and time-consuming, and the outcome of any such litigation may be uncertain.
Moreover, any adverse publicity arising from such litigation, even if the litigation is not successful, could adversely affect our reputation and sales of our products.
The loss of key personnel could negatively affect our financial results and impair our ability to implement our business strategy.
Our success depends in large part on our ability to attract and retain key people. Intense competition exists for key employees with demonstrated ability, and we may be unable to hire or retain such employees. Our key employees include investment professionals, such as portfolio managers, sales and distribution professionals, actuarial and finance professionals and information technology professionals. While we do not believe that the departure of any particular individual would cause a material adverse effect on our operations, the unexpected loss of several of our senior management, portfolio managers or other key employees could have a material adverse effect on our operations due to the loss of their skills, knowledge of our business, and their years of industry experience as well as the potential difficulty of promptly finding qualified replacement employees. We also rely upon the knowledge and experience of employees involved in functions that require technical expertise in order to provide for sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings and U.S. GAAP and statutory financial statements and operation of internal controls. A loss of such employees could adversely impact our ability to execute key operational functions and could adversely affect our operational controls, including internal controls over financial reporting.
Interruption or other operational failures in telecommunication, information technology and other operational systems, or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on such systems, including as a result of human error, could harm our business.
We are highly dependent on automated and information technology systems to record and process our internal transactions and transactions involving our customers, as well as to calculate reserves, value-invested assets and complete certain other components of our U.S. GAAP and statutory financial statements. We could experience a failure of one of these systems, our employees or agents could fail to monitor and implement enhancements or other modifications to a system in a timely and effective manner, or our employees or agents could fail to complete all necessary data reconciliation or other conversion controls when implementing a new software system or implementing modifications to an existing system. Despite the implementation of security and back-up measures, our information technology systems may be vulnerable to physical or electronic intrusions, viruses or other attacks, programming errors and similar disruptions. We may also be subject to disruptions of any of these systems arising from events that are wholly or partially beyond our control (for example, natural disasters, acts of terrorism, epidemics, computer viruses and electrical/telecommunications outages). All of these risks are also applicable where we rely on outside vendors, including NTT Data (formerly “Dell”), to provide services to us and our customers. The failure of any one of these systems for any reason, or errors made by our employees or agents, could in each case cause significant interruptions to our operations, which could harm our reputation, adversely affect our internal control over financial reporting, or have a material adverse effect on our business, results of operations and financial condition.
We retain confidential information in our information technology systems and those of our business partners, and we rely on industry standard commercial technologies to maintain the security of those systems. Despite our implementation of network security measures, our servers could be subject to physical and electronic break-ins, and similar disruptions from unauthorized tampering with our computer systems. While we perform annual penetration tests and have adopted a number of measures to protect the security of customer and company data and have not experienced a successful cyber-attack, there is no guaranty that such an attack will not occur or be successful in the future. Anyone who is able to circumvent our security measures and penetrate our information technology systems could access, view, misappropriate, alter, or delete information in the systems, including personally identifiable customer information and proprietary business information. Information security risks also exist with respect to the use of portable electronic devices, such as laptops, which are particularly vulnerable to loss and theft. In addition, an increasing number of jurisdictions require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our information technology systems that results in inappropriate access, use or disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter purchases of our products, subject us to heightened regulatory scrutiny or significant civil and criminal liability and require us to incur significant technical, legal and other expenses.
In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, our information technology systems may be inaccessible to our employees, customers, or business partners for an extended period of time. Even if our employees are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed. Any such occurrence could materially adversely affect our business, operations and financial condition.

Our risk management policies and procedures could leave us exposed to unidentified or unanticipated risk, which could negatively affect our business or result in losses.
We have developed risk management policies and procedures and expect to continue to enhance these in the future. Nonetheless, our policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. These identified risks may not be the only risks facing us. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition or operating results. For example, we hedge our FIA index credits with a combination of static and dynamic strategies, which can result in earnings volatility. In addition, our FIA hedging strategy economically hedges the equity returns and exposes us to the risk that unhedged market exposures result in divergence between changes in the fair value of the liabilities and the hedging assets.
Difficult conditions in the economy generally could adversely affect our business, operations and financial condition.
A general economic slowdown could adversely affect us in the form of changes in consumer behavior and pressure on our investment portfolios. Concerns over the Federal Reserve’s stimulus plan, the slow economic recovery, the level of U.S. national debt, the global economic concerns and financial sector issues, sluggish job growth and wage stagnation, the availability and cost of credit, the U.S. housing market, inflation levels, and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and the markets. Even under relatively favorable economic and market conditions, demand for our products, as well as our investment returns, are sensitive to fixed income, equity, real estate and other fluctuations and overall economic and political conditions. Our top five states for the distribution of our products are California, Texas, Florida, New Jersey and Michigan, and, as a result, any adverse economic developments in these states could have an adverse impact on our business. As a result of these and other concerns, consumer behavior could change, potentially resulting in decreased demand for our products and elevated levels of policy lapses, policy loans, withdrawals and surrenders. In addition, our investments, including investments in mortgage-backed securities, could be adversely affected as a result of deteriorating financial and business conditions affecting the issuers of the securities in our investment portfolio.
We may not be able to protect our intellectual property and may be subject to infringement claims.
We rely on a combination of contractual rights and copyright, trademark and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our copyrights, trademarks, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could adversely impact our business and its ability to compete effectively.
We also may be subject to costly litigation in the event that another party alleges our operations or activities infringe upon that party’s intellectual property rights. We may also be subject to claims by third parties for breach of copyright, trademark, trade secret or license usage rights. Any such claims and any resulting litigation could result in significant expense and liability for damages or we could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively, we could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.
We are exposed to the risks of natural and man-made catastrophes, pandemics and malicious and terrorist acts that could materially adversely affect our business, financial condition and results of operations.
Natural and man-made catastrophes, pandemics and malicious and terrorist acts present risks that could materially adversely affect our results of operations. A natural or man-made catastrophe, pandemic or malicious or terrorist act could materially adversely affect the mortality or morbidity experience of our business or our reinsurers. Claims arising from such events could have a material adverse effect on our business, operations and financial condition, either directly or as a result of their effect on our reinsurers or other counterparties. Such events could also have an adverse effect on lapses and surrenders of existing policies, as well as sales of new policies. While we have taken steps to identify and manage these risks, such risks cannot be predicted with certainty, nor fully protected against even if anticipated. In addition, such events could result in overall macroeconomic volatility or specifically a decrease or halt in economic activity in large geographic areas, adversely affecting the marketing or administration of our business within such geographic areas or the general economic climate, which in turn could have an adverse effect on our business, operations and financial condition. The possible macroeconomic effects of such events could also adversely affect our asset portfolio.
We operate in a highly competitive industry, which could limit our ability to gain or maintain our position in the industry and could materially adversely affect our business, financial condition and results of operations.
We operate in a highly competitive industry. We encounter significant competition in all of our product lines from other insurance companies, many of which have greater financial resources and higher financial strength ratings than us and which may have a greater market share, offer a broader range of products, services or features, assume a greater level of risk, have lower operating or financing costs, or have different profitability expectations than us. Competition could result in, among other things, lower sales or higher lapses of existing products.
Our annuity products compete with fixed indexed, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers. Our insurance products compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings by rating agencies, reputation and commission structures.
Consolidation in the insurance industry and in distribution channels may result in increasing competitive pressures on us. Larger, potentially more efficient organizations may emerge from such consolidation. In addition, some mutual insurance companies have converted to stock ownership, which gives them greater access to capital markets and greater ability to compete. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of our products by substantially increasing the number and financial strength of potential competitors. Consolidation and expansion among banks, insurance companies and other financial services companies with which we do business could also have an adverse effect on our business, operations and financial condition if they demand more favorable terms than we previously offered or if they elect not to continue to do business with us following consolidation or expansion.
Our ability to compete is dependent upon, among other things, our ability to develop competitive and profitable products, our ability to maintain low unit costs, and our maintenance of adequate financial strength ratings from rating agencies. Our ability to compete is also dependent upon, among other things, our ability to attract and retain distribution channels to market our products, the competition for which is vigorous. We compete for marketers and agents primarily on the basis of our financial position, support services, compensation and product features. Such marketers and agents may promote products offered by other life insurance companies that may offer a larger variety of products than we do. Our competitiveness for such marketers and agents also depends upon the long-term relationships we develop with them. If we are unable to attract and retain sufficient marketers and agents to sell our products, our ability to compete and our revenues will suffer.
Our ability to maintain competitive policy expense costs is dependent upon the level of new sales and persistency of existing business.
Our ability to maintain competitive policy expense costs is dependent upon a number of factors, such as the level of new sales, persistency of existing business and expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher policy expense costs.
In addition, lower persistency may result in higher or more rapid amortization of DAC and VOBA, which would result in higher unit costs and lower reported earnings. Although many of our products contain surrender charges, such charges decrease over time and may not be sufficient to cover the unamortized DAC and VOBA costs with respect to the insurance policy or annuity contract being surrendered. See the section titled “Fixed Rate Annuities” in Part I, Item 1 of the FGL Annual Report, which is incorporated herein by reference, for information regarding the deferred annuity account values and surrender charge protection.
There may be adverse consequences if the independent contractor status of our IMOs is successfully challenged.
We sell our products through a network of approximately 200 IMOs representing approximately 37,000 independent agents and managing general agents. We currently treat these IMOs as independent contractors who own their own businesses. However, the tests governing the determination of whether an individual is considered to be an independent contractor or an employee are typically fact sensitive and vary from jurisdiction to jurisdiction. Laws and regulations that govern the status of the IMOs are subject to change or interpretation by various authorities. If a federal, state or local authority or court enacts legislation or adopts regulations or adopts an interpretation that changes the manner in which employees and independent contractors are classified or makes any adverse determination with respect to some or all of our independent contractors, we could incur significant costs in complying with such laws, regulations or interpretations, including, in respect of tax withholding, social security payments and recordkeeping, or we could be held liable for the actions of such independent contractors or may be required to modify our business model, any of which could have a material adverse effect on our business, financial condition and results of operations. In addition, there is the risk that we may be subject to significant monetary liabilities arising from fines or judgments as a result of any such actual or alleged non-compliance with federal, state or local tax or employment laws. Further, if it were determined that our IMOs should be treated as employees, we could possibly incur additional liabilities with respect to any applicable employee benefit plan.
If we are unable to attract and retain national marketing organizations and independent agents, sales of our products may be reduced.
We must attract and retain our network of IMOs and independent agents to sell our products. Insurance companies compete vigorously for productive agents. We compete with other life insurance companies for marketers and agents primarily on the basis of our financial position, support services, compensation and product features. Such marketers and agents may promote products offered by other life insurance companies that may offer a larger variety of products than we do. Our competitiveness for such marketers and agents also depends upon the long-term relationships we develop with them. Our most important IMOs (those who are able to meet certain production targets) are referred to as “Power Partners.” We currently have 32 Power Partners that accounted for approximately 95% of our fiscal year 2017 sales volume. There can be no guaranty that such relationships will continue in the future. If we are unable to attract and retain a sufficient number of marketers and agents to sell our products, our ability to compete and our revenues would suffer.
Our subsidiaries may not be able to generate sufficient cash to service all of their obligations and may be forced to take other actions to satisfy their obligations, which may not be successful.
Our subsidiaries’ ability to make scheduled payments on or to refinance their debt obligations, including the Senior Notes, depends on their financial condition and operating performance, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond their control. Our subsidiaries may not be able to maintain a level of cash flows from operating activities sufficient to permit them to pay the principal, premium, if any, and interest on indebtedness.
If our subsidiaries’ cash flows and capital resources are insufficient to fund our subsidiaries’ obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance indebtedness. Our ability to restructure or refinance our subsidiaries’ debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our subsidiaries’ debt could be at higher interest rates and may require compliance with more onerous covenants, which could further restrict our business operations. The terms of existing and future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments on outstanding obligations on a timely basis would likely result in a reduction of our ratings, which could harm our ability to conduct our business and to incur additional indebtedness. In the face of such substantial liquidity problems, we may be required to dispose of material assets or operations to meet our obligations. We may not be able to consummate those dispositions and these proceeds may not be adequate to meet any obligations then due.
We are a holding company with no operations of our own. As a consequence, our ability to pay dividends on our ordinary shares and our offered preferred shares will depend on the ability of our subsidiaries to pay dividends to us, which may be restricted by law.
We are a holding company with limited business operations of our own. Our primary subsidiaries are insurance subsidiaries that own substantially all of our assets and conduct substantially all of our operations. Accordingly, our payment of dividends is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to meet our obligations and pay dividends. Each subsidiary is a distinct legal entity and legal and contractual restrictions may also limit our ability to obtain cash from our subsidiaries.
Our insurance subsidiaries are subject to various statutory and regulatory restrictions and the ability of our insurance subsidiaries to pay dividends is limited by applicable insurance laws and regulations. See “Regulation — Dividend and Other Distribution Payment Limitations” in Part I, Item 1 of the FGL Annual Report, which is incorporated herein by reference. The Iowa insurance law and the New York insurance law regulate the amount of dividends that may be paid in any year by FGLIC and FGLIC NY, respectively. This could limit both our ability to receive cash flow from our direct wholly-owned subsidiary, FGLH, FGLH’s ability to receive cash flow from its direct wholly-owned subsidiary, FGLIC, and FGLIC’s ability to receive cash flow from its direct wholly-owned subsidiary, FGLIC NY.
Pursuant to the Iowa Insurance Division’s order approving the business combination (the “Order”), without the prior approval of the Iowa Insurance Commissioner (the “Iowa Commissioner”), FGLIC is not permitted to pay any dividend or make any other distribution to shareholders prior to the third anniversary of the date of the Order. Thereafter, each year FGLIC may pay a certain limited amount of ordinary dividends or other distributions without being required to obtain the prior consent of the Iowa Commissioner. FGLIC is required to provide advance written notice to the Iowa Commissioner of its intention to pay dividends that are deemed ordinary dividends and to request approval to pay dividends that are deemed extraordinary dividends. Pursuant to Iowa insurance law, ordinary dividends are payments, together with all other such payments within the preceding twelve months, that do not exceed the greater of (i) 10% of FGLIC’s statutory surplus as regards policyholders as of December 31 of the preceding year; or (ii) the net gain from operations of FGLIC (excluding realized capital gains) for the 12-month period ending December 31 of the preceding year. Dividends may only be paid out of statutory earned surplus.
Dividends in excess of FGLIC’s ordinary dividend capacity are referred to as extraordinary and require prior approval of the Iowa Commissioner. In deciding whether to approve a request to pay an extraordinary dividend, Iowa insurance law requires the Iowa Commissioner to consider the effect of the dividend payment on FGLIC’s surplus and financial condition generally and whether the payment of the dividend will cause FGLIC to fail to meet its required RBC ratio. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our ordinary shares. FGLIC has not paid out extraordinary dividends since 2008, and in the future FGLIC may be required to request approval to pay an extraordinary dividend and there is no guarantee such a request would be approved by the Iowa Commissioner.
It is possible that in the future, our insurance subsidiaries may be unable to pay dividends or distributions to us in an amount sufficient to meet our obligations or to pay dividends due to a lack of sufficient statutory net gain from operations, a diminishing statutory policyholders surplus, changes to the Iowa or New York insurance laws or regulations or for some other reason. Further, the covenants in the agreement governing the existing indebtedness of FGLH significantly restrict its ability to pay dividends, which further limits our ability to obtain cash or other assets from our subsidiaries. If our subsidiaries cannot pay sufficient dividends or distributions to us in the future, we would be unable to meet our obligations or to pay dividends. This would negatively affect our business and financial condition as well as the trading price of our ordinary shares and our offered preferred shares.
Risks Relating to Our Securities
The market price of our ordinary shares may be volatile and could decline.
The market price of our ordinary shares may fluctuate significantly in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and the documents incorporated herein by reference, the factors that could affect our stock price are:
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industry or general market conditions;

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domestic and international political and economic factors unrelated to our performance;

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actual or anticipated fluctuations in our quarterly operating results;

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changes in or failure to meet publicly disclosed expectations as to our future financial performance;

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changes in securities analysts’ estimates of our financial performance or lack of research and reports by industry analysts;

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action by institutional shareholders or other large shareholders, including sales of large blocks of ordinary shares;

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speculation in the press or investment community;

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changes in investor perception of us and our industry;

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changes in market valuations or earnings of similar companies;

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announcements by us or our competitors of significant products, contracts, acquisitions or strategic partnerships;

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changes in our capital structure, such as future sales of our ordinary shares or other securities;

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changes in applicable laws, rules or regulations, regulatory actions affecting us and other dynamics; and

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additions or departures of key personnel.

In addition, if the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. Prior to the business combination, trading in our ordinary shares was not active. Accordingly, the valuation ascribed to our ordinary shares in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to the various factors, including those listed above.
The stock markets have experienced extreme volatility over time that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our ordinary shares. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.
Future sales of a substantial number of shares by existing shareholders could cause our share price to decline.
Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline. As of November 30, 2017, we have 214,370,000 ordinary shares issued and outstanding. Once the registration statement of which this prospectus forms a part is declared effective, all of the shares and warrants registered hereby, except for

7,749,220 ordinary shares which will be subject to transfer restrictions, will be eligible to be sold into the public market by the Selling Securityholders, subject to compliance with the Company’s insider trading policy for such parties that are covered thereby. Significant sales of our ordinary shares could cause our share price decline. Similarly, significant sales of our warrants could cause our warrant price to decline.
In the future, we may issue additional ordinary shares or other equity or fixed maturity securities convertible into ordinary shares in connection with a financing, acquisition, and litigation settlement or employee arrangement or otherwise. Any of these issuances could result in substantial dilution to our existing shareholders and could cause the trading price of our ordinary shares to decline.
If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. We are currently covered by one or more securities analysts, but there is no guarantee such coverage will continue. If one or more of the analysts covering our ordinary shares downgrades our ordinary shares or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our ordinary shares could decrease, which could cause our stock price or trading volume to decline.
Future offerings of debt or equity securities that rank senior to our ordinary shares may adversely affect the market price of our ordinary shares.
If, in the future, we decide to issue debt or equity securities that rank senior to our ordinary shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our ordinary shares and may result in dilution of the percentage ownership of the holders of our ordinary shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our ordinary shares will bear the risk of our future offerings reducing the market price of our ordinary shares and diluting the value of their shareholdings in us.
Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.
We are required to file annual, quarterly and other reports with the SEC. We are required to prepare and timely file financial statements that comply with SEC reporting requirements. We are also subject to other reporting and corporate governance requirements under the listing standards of the New York Stock Exchange (“NYSE”) and the Sarbanes-Oxley Act of 2002, which impose significant compliance costs and obligations upon us. Being a public company requires a significant commitment of resources and management oversight which increases our operating costs. These requirements also continue to place significant demands on our finance and accounting staff, which may not have prior public company experience or experience working for a newly public company, and on our financial accounting and information systems. We have hired and in the future may hire additional accounting and financial staff with public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increases in auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses. As a public company, we are required, among other things, to:
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prepare and file periodic reports, and distribute other shareholder communications, in compliance with the federal securities laws and NYSE listing standards;

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define and expand the roles and the duties of our board of directors and its committees;

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institute more comprehensive compliance, investor relations and internal audit functions; and

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evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with rules and regulations of the SEC and the Public Company Accounting Oversight Board.

In particular, the Sarbanes-Oxley Act of 2002 requires us to document and test the effectiveness of our internal control over financial reporting in accordance with an established internal control framework, and to report on our conclusions as to the effectiveness of our internal controls. In addition, we are required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. As described in Part II, Item 9A, “Controls and Procedures” of the FGL Annual Report, we identified and, as of September 30, 2017, remediated a material weakness in our internal controls. With remediation, the Company’s management was able to conclude that its internal control over financial reporting was effective as of September 30, 2017. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our ordinary shares. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC, NYSE, or other regulatory authorities.
In 1992, The Committee of Sponsoring Organization of the Treadway Commission (“COSO”) developed an integrated framework for the design and evaluation of organization internal controls over financial reporting. Public companies have used the framework to evaluate and document the effectiveness of the internal control systems. In May of 2013, the COSO Board adopted an updated framework which will supersede the COSO 1992 framework for year ends after December 15, 2014. The revised framework is designed to address global, more complex and technology driven companies, creates greater transparency for investors and helps to meet more regulatory oversight. As a September 30th filer, we implemented the revised framework for fiscal year 2015.
Anti-takeover provisions in our Charter discourage, delay or prevent a change in control of our company and may affect the trading price of our ordinary shares.
Our Charter includes a number of provisions that may discourage, delay or prevent a change in our management or control over us. For example, our Charter includes provisions (i) classifying the Company’s board of directors into three classes with each class to serve for three years with one class being elected annually, (ii) providing that directors may only be removed for cause, (iii) requiring shareholders to comply with advance notice procedures in order to bring business before an annual general meeting or to nominate candidates for election as directors, (iv) providing that only directors may call general meetings, (v) providing that resolutions may only be passed at a duly convened general meeting.
These provisions may prevent our shareholders from receiving the benefit from any premium to the market price of our ordinary shares offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our ordinary shares if the provisions are viewed as discouraging takeover attempts in the future.
Our Charter may also make it difficult for shareholders to replace or remove our management. These provisions may facilitate management entrenchment that may delay, deter, render more difficult or prevent a change in our control, which may not be in the best interests of our shareholders.
Many states, including the jurisdictions where our principal insurance subsidiaries FGLIC and FGLIC NY are organized (Iowa and New York, respectively), have insurance laws and regulations that require advance approval by state agencies of any direct or indirect change in control of an insurance company that is domiciled in or, in some cases, has such substantial business that it is deemed to be commercially domiciled in that state. Therefore, any person seeking to acquire a controlling interest in us would face regulatory obstacles which may delay, deter or prevent an acquisition that shareholders might consider in their best interests.

The founders and Blackstone affiliates own a significant portion of our issued and outstanding voting shares and have nomination rights with respect to our board of directors and have agreed to vote together for nominees selected pursuant to the Nominating and Voting Agreement.
The founders beneficially own approximately 12.9% of our ordinary shares, and Blackstone affiliates (including GSO) beneficially own approximately 20.2% of our ordinary shares, in each case excluding warrants held by such parties that are currently exercisable. As long as the founders and Blackstone affiliates own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring shareholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our Charter, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.
In addition, we have entered into a nominating and voting agreement (the “Nominating and Voting Agreement”) with Mr. Foley, Mr. Chu and BTO (collectively, the “Voting Agreement Parties”), pursuant to which, if the Voting Agreement Parties and their respective affiliates own, in the aggregate, directly or indirectly, at least 20% of our issued and outstanding ordinary shares, the Voting Agreement Parties will have the right to designate one director nominee for election at each general meeting of the Company. If the Voting Agreement Parties and their respective affiliates own, in the aggregate, directly or indirectly, at least 12% but less than 20% of the issued and outstanding ordinary shares (the “Two Director Range”), the Voting Agreement Parties will have the right to designate one director nominee for each of the two director classes (the “Two Director Classes”) to be voted on at the two general meetings of the Company immediately after the aggregate ownership of ordinary shares comes within the Two Director Range and for each subsequent meeting at which one of the Two Director Classes is to be voted on by the shareholders, provided that such aggregate ownership remains within the Two Director Range at the time of each such nomination.
If the Voting Agreement Parties and their respective affiliates own, in the aggregate, directly or indirectly, at least 5% but less than 12% of the issued and outstanding ordinary shares (the “One Director Range”), the Voting Agreement Parties will have the right to designate one director nominee for the class of directors (the “One Director Class”) to be voted on at the general meeting of the Company immediately after the aggregate ownership of ordinary shares comes within the One Director Range and for each subsequent meeting at which the One Director Class is to be voted on by the shareholders, provided that such aggregate ownership remains within the One Director Range at the time of each such nomination.
Director nominees selected under the Nominating and Voting Agreement will be selected by the vote of any two of Mr. Foley, Mr. Chu and BTO. In addition, pursuant to the Nominating and Voting Agreement, each of Mr. Foley, Mr. Chu and BTO agreed to vote their respective ordinary shares for each director so nominated.
The interests of the founders and Blackstone affiliates may not align with the interests of our other shareholders. The founders and Blackstone are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The founders and Blackstone may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
Although we have conducted due diligence on FGL and the FSR Companies, we cannot assure you that this diligence revealed all material issues that may be present in FGL’s business or the businesses of the FSR Companies, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our, FGL and FSR Companies’ control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the Company following the completion of the business combination or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.
Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs are governed by our Charter, the Companies Law (2016 Revision) of the Cayman Islands, as amended (the “Companies Law”) (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.
We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the last reported sales price of our ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.
Warrants, including those issued in connection with the business combination, will become exercisable for our ordinary shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.
We issued warrants to purchase 34,500,000 ordinary shares as part of our IPO, and we issued an aggregate of 17,300,000 private placement warrants to our Sponsor, each exercisable to purchase one whole ordinary share at $11.50 per whole share. In connection with the business combination, we also issued an aggregate of 19,083,335 forward purchase warrants to the anchor investors. To the extent such warrants are exercised, additional ordinary shares will be issued, which will result in dilution to the then existing holders of our ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares. In addition, such dilution could, among other things, limit the ability of our current shareholders to influence management through the election of directors.
If the business combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.
If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in our ordinary shares was not active. Accordingly, the valuation ascribed to our ordinary shares in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
The Series A Preferred Shares and the Series B Preferred Shares are recent issuances that do not have an established trading market, which may negatively affect their market value and the ability to transfer or sell such shares.
The Series A Preferred Shares and the Series B Preferred Shares are recent issues of securities with no established trading market. Since the Series A Preferred Shares and the Series B Preferred Shares have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We do not intend to list the Series A Preferred Shares or Series B Preferred Shares on any securities exchange. We cannot assure you that an active trading market in the Series A Preferred Shares or the Series B Preferred Shares will develop or, even if it develops, we cannot assure you that it will last. In either case, the trading price of the Series A Preferred Shares or the Series B Preferred Shares could be adversely affected and your ability to transfer your Series A Preferred Shares or Series B Preferred Shares will be limited. We are not aware of any entity making a market in the Series A Preferred Shares or Series B Preferred Shares, which we anticipate may further limit liquidity.
We may issue additional series of preferred shares that rank equally to the Series A Preferred Shares and the Series B Preferred Shares as to liquidation preference.
Subject to certain consent rights of the holders of the Series A Preferred Shares and the Series B Preferred Shares, we may issue additional series of preferred shares that would rank on parity with the Series A Preferred Shares and the Series B Preferred Shares as to liquidation preference. Our articles of association provide that we have the authority to issue 100,000,000 preferred shares, including the 375,000 shares of Series A Preferred Shares and the Series B Preferred Shares issued on November 30, 2017. The issuances of other series of preferred shares could have the effect of reducing the amounts available to the holders of the Series A Preferred Shares and the Series B Preferred Shares in the event of our liquidation, dissolution or winding-up.
Holders of our Series A Preferred Shares and Series B Preferred Shares will have no voting rights except under limited circumstances.
Except with respect to certain material and adverse changes to the Series A Preferred Shares or Series B Preferred Shares and the right to appoint a director upon certain nonpayment events as described in the respective Certificate of Designations, holders of the preferred shares do not have voting rights and will not have the right to vote for any members of the board of directors, except as may be required by law.
Upon a successful remarketing of the Series A Preferred Shares or Series B Preferred Shares, the terms of your preferred shares may be modified even if you are unable to participate in the remarketing.
When we attempt to remarket the Series A Preferred Shares or Series B Preferred Shares, the remarketing agent will agree to use its reasonable best efforts to sell such preferred shares included in the remarketing. In connection with the remarketing, we and the remarketing agent may remarket such preferred shares with different terms prior to the remarketing, including a later earliest redemption date and a different dividend rate. Only the original holders may request or elect to participate in a remarketing. However, if the remarketing is successful, the modified terms will apply to all of the Series A Preferred Shares and Series B Preferred Shares, including those shares that were not included in the remarketing.
The original holders’ consent right over a change of control transaction may discourage, delay or prevent a change in control of our Company and may affect the trading price of our ordinary shares and the preferred shares.
The original holders will each have a consent right over any change of control transaction so long as they hold any preferred shares at the time of such change of control, unless prior to any such change of control transaction, such original holders have received a bona fide, binding offer to purchase all of such original holders’ preferred shares at a price equal to or greater than the then-current liquidation preference, plus any accumulated and unpaid dividends (whether or not declared), from a person not affiliated with any person or group participating in such change of control transaction.
This provision may prevent our shareholders from receiving the benefit from any premium to the market price of our ordinary shares offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our ordinary shares and our preferred shares if this provision is viewed as discouraging takeover attempts in the future.
The Series A Preferred Shares and Series B Preferred Shares have no maturity or mandatory redemption date.
Each of the Series A Preferred Shares and Series B Preferred Shares is a perpetual equity security. The Series A Preferred Shares and Series B Preferred Shares have no maturity or mandatory redemption date and are not redeemable at the option of the holders. Accordingly, the Series A Preferred Shares and Series B Preferred Shares will remain outstanding indefinitely unless we elect to redeem the Series A Preferred Shares or Series B Preferred Shares or, in the case of an original holder, such original holder decides to convert its preferred shares, subject to the conditions described herein.
On or after November 30, 2022, we may redeem any or all of the Series A Preferred Shares or Series B Preferred Shares, and upon any redemption of your Series A Preferred Shares or Series B Preferred Shares, you will not receive any “make whole” cash or shares or other compensation for future dividends or lost time value of your Series A Preferred Shares or Series B Preferred Shares.
On or after November 30, 2022 (or such later date as is determined in connection with a successful remarketing), we may redeem any or all of the Series A Preferred Shares or Series B Preferred Shares. The redemption price will equal 100% of the liquidation preference of the Series A Preferred Shares and Series B Preferred Shares to be redeemed, plus any accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. Upon any such redemption, we will not be required to pay any “make whole” cash or shares or otherwise compensate you in any way for any future dividend payments, if any, that you would have otherwise received or any other lost time value of your Series A Preferred Shares or Series B Preferred Shares.
Purchasers of the Series A Preferred Shares and Series B Preferred Shares will have no right to vote for directors until and unless dividends on of the Series A Preferred Shares or Series B Preferred Shares are in arrears and unpaid for the equivalent of six or more dividend periods.
Until and unless dividends on any of the Series A Preferred Shares or Series B Preferred Shares are in arrears and unpaid for the equivalent of six or more dividend periods, purchasers of the Series A Preferred Shares and Series B Preferred Shares will have no voting rights with respect to the election of directors. If dividends on any shares of the Series A Preferred Shares or Series B Preferred Shares are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, the holders of our Series A Preferred Shares and Series B Preferred Shares, voting as a single class with all of our other classes or series of preferred shares upon which equivalent voting rights have been conferred and are exercisable, will have the right to elect two additional directors to our board of directors, as described under “Description of Securities Preferred Shares — Voting Rights” in this prospectus. These voting rights and the terms of the directors so elected will continue until all dividends on the Series A Preferred Shares and Series B Preferred Shares have been paid in full, or declared and a sum or number of preferred shares sufficient for such payment is set aside for payment.

USE OF PROCEEDS
All of the ordinary shares, preferred shares and warrants (including ordinary shares underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $396,750,000 from the exercise of public warrants, approximately $219,458,352.50 from the exercise of forward purchase warrants and approximately $198,950,000 from the exercise of private placement warrants, assuming the exercise in full of all the warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.
There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
The following table presents our historical ratio of earnings to combined fixed charges and preferred share dividends for the periods indicated. You should read this table in conjunction with the financial statements and notes incorporated by reference herein.
	Predecessor(1)
	Year Ended September 30,
	2017	2016	2015	2014	2013
Ratio of earnings to combined fixed charges and preferred share dividends(1)	14.60	7.93	8.69	9.39	25.84

(1)
The ratio was prepared using the consolidated financial statements of FGL, our predecessor in the business combination. FGL’s fiscal year ends on September 30.

(2)
For purposes of calculating this ratio:

(i)
Earnings consist of  (a) income before income taxes, adjusted to remove the impact of equity investee (income)/loss, plus (b) distributed income of equity investee.

(ii)
Fixed charges consist of interest expense, including amortization of deferred financing fees related to debt instrument.

For the periods indicated above, we had no outstanding preferred shares with required dividend payments. On November 30, 2017, we issued 275,000 Series A Preferred Shares and 100,000 Series B Preferred Shares.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our securities.
General
We are a Cayman Islands exempted company (company number 309054), our affairs are governed by the Companies Law, the common law of the Cayman Islands and our Charter. Pursuant to our Charter, our authorized share capital is $90,000 divided into 800,000,000 ordinary shares and 100,000,000 preferred shares, par value $0.0001 per share.
As of January 9, 2018, there were 214,370,000 ordinary shares issued and outstanding, held of record by 67 holders, 377,417 preferred shares issued and outstanding, held of record by 11 holders, and 70,833,334 warrants outstanding, held of record by 41 holders. The number of record holders does not include DTC participants or beneficial owners who hold securities through nominees.
Ordinary Shares
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our Charter, or as required by applicable provisions of the Companies Law or applicable stock exchange rules, the affirmative vote of a majority of ordinary shares that are voted is required to approve any matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of ordinary shares that are voted and, pursuant to our Charter, such actions include amending our Charter and approving a statutory merger or consolidation with another company.
Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors. Holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to the limitations described below under “Preferred Shares” and to the terms contained in the agreements governing the Company and its subsidiaries’ indebtedness.
We have not paid any cash dividends on the ordinary shares. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors at such time. In addition, the terms of the offered preferred shares and agreements governing the indebtedness of the Company and its subsidiaries contain restrictions on the Company’s ability to declare and pay dividends.
In the event of a liquidation, dissolution or winding up of the Company after the business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares.
Register of Members
Under Cayman Islands law, we keep a register of members and there is entered therein:
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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of the Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Preferred Shares
Our Charter provides that preferred shares may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.
Series A Preferred Shares and Series B Preferred Shares
Ranking
The Series A Preferred Shares and Series B Preferred Shares will rank senior as to dividends as described below under “— Dividends” and will rank senior as to liquidation preference as described below under “— Liquidation Rights.”
Dividends
Holders of the Series A Preferred Shares and Series B Preferred Shares will be entitled to receive cumulative cash dividends only when, as and if declared by the board of directors, or a duly authorized committee thereof, out of assets lawfully available for that purpose. Dividends payable on the Series A Preferred Shares and Series B Preferred Shares may be paid in cash or, at our option, in lieu of paying such cash dividends, we may instead effect a share capitalization by issuing new duly authorized and fully paid and nonassessable preferred shares (“PIK Shares”).
Dividends will be payable quarterly in arrears in cash or PIK Shares, at a rate of 7.5% per annum for the first ten years. After year ten, the dividend rate will reset quarterly to the greater of 7.5% and a rate equal to the then-current three-month LIBOR plus 5.5% (provided, however, that in the event the three-month LIBOR is less than zero, the three-month LIBOR will be deemed to be zero).
If we elect to effect a share capitalization by issuing PIK Shares, the number of preferred shares to be issued will be calculated by dividing the portion of such dividend not paid in cash by the original liquidation preferences of such preferred shares. Such PIK Shares will be entitled to receive cumulative dividends at the same rates as the other preferred shares from their date of issuance.
The Certificates of Designations provide that so long as any Series A Preferred Shares or Series B Preferred Shares remain issued and outstanding, subject to the exceptions described below, we and our subsidiaries shall not declare, pay or set apart funds for any dividends or other distributions with respect to any junior shares or redeem, repurchase or otherwise acquire, or make a liquidation payment relating to, any junior shares, or make any guarantee payment with respect thereto (“junior payments”), unless: (i)(A) full dividends have been or contemporaneously are declared and paid in cash or in kind on the Series A Preferred Shares and Series B Preferred Shares for all prior dividend periods, and (B) no PIK

Shares are then issued and outstanding, (ii) FGLIC, or any successor “primary” insurance subsidiary of the Company, maintains an A.M. Best Company financial strength rating of A- or higher, (3) we are in compliance with the covenants in the respective Certificate of Designations and (4) any junior payments, when aggregated with other junior payments, in any given fiscal year do not exceed certain financial ratios set forth in the respective Certificate of Designations.
The foregoing restriction on junior payments will not apply to:
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purchases, redemptions or other acquisitions of junior shares pursuant to the conversion or exchange provisions of such junior shares;

•
declaration of a non-cash divided on our capital stock in connection with the implementation of a shareholders rights plan on customary terms designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•
dividends or distributions payable solely in junior shares, or warrants, options or rights to acquire junior shares; or

•
conversions of any junior shares into, or exchanges of any junior shares for, a class or series of other junior shares.

Notwithstanding anything described herein to the contrary, if any junior payment was permitted by the foregoing provisions at the time it was declared or when it first became a contractual obligation, it will be deemed permitted at the time it is actually paid; provided that such junior payment occurs within 60 days of such declaration or entry into such contractual obligation.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Series A Preferred Shares and Series B Preferred Shares are entitled to receive out of our assets available for distribution to shareholders, before any distribution is made to holders of ordinary shares, a liquidating distribution in the amount of  $1,000 per preferred share plus all accumulated and unpaid dividends in respect of such share, whether or not declared (including arrearage and dividends accumulated in respect thereof), to, but excluding, the date fixed for liquidation or, if applicable, the date of remarketing or repurchase pursuant to redemption.
Optional Redemption
The Series A Preferred Shares and Series B Preferred Shares are perpetual and have no maturity date. The Series A Preferred Shares and Series B Preferred Shares may not be redeemed prior to the first dividend payment date falling on or after November 30, 2022. We, at the option of our board of directors or any duly authorized committee thereof, may redeem out of funds lawfully available therefor, in whole or in part, the Series A Preferred Shares and Series B Preferred Shares at the time issued and outstanding, at any time on or after November 30, 2022, upon notice, and at a redemption price in cash equal to the liquidation preference, including accumulated but unpaid dividends (calculated as if the date of redemption was the date fixed for winding up) on the preferred shares being redeemed.
In case of any redemption of only part of the Series A Preferred Shares and Series B Preferred Shares at the time issued and outstanding, the number of preferred shares to be redeemed from each holder will be pro rata in proportion to the number of issued and outstanding preferred shares held by such holders. Our board of directors or any duly authorized committee thereof will have full power and authority to prescribe the terms and conditions upon which the preferred shares will be redeemed from time to time.
Voting Rights
Except as provided below or otherwise from time to time required by law, the holders of the Series A Preferred Shares and Series B Preferred Shares will have no voting rights.

Whenever dividends on any preferred shares have not been declared and paid for at least six or more quarterly dividend periods, whether consecutive or not (a “nonpayment”), the holders of the Series A Preferred Shares and Series B Preferred Shares, together with the holders of any and all series of voting preferred shares then issued and outstanding having “like voting rights” (i.e., being similarly entitled to vote for two additional directors at such time) (collectively, the “voting holders”), will have the right, voting separately as a single class without regard to class or series, to appoint two additional directors from individuals the preferred shareholders nominate to the Company.
The appointment of the preferred share directors may take place at any general or special meeting of shareholders or a separate class of voting holders, or by means of a written resolution of the voting holders in lieu of a meeting thereof. The preferred share directors are to be appointed by a plurality of the votes cast by the voting holders at a relevant meeting (or, if the appointment is effected by written resolution, by the voting holders constituting a quorum which will also be the required voting threshold for purposes of a written resolution). Each preferred share director will be added to an already existing class of directors. The number of preferred share directors will never be more than two at any one time.
Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, of preferred shares and any other shares of voting preferred shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the issued and outstanding preferred shares and any other shares of voting preferred shares then issued and outstanding (voting together as a single class) when they have the voting rights described above.
We may not consummate any action specified below without the consent of the holders of the Series A Preferred Shares and Series B Preferred Shares:
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any amendment, alteration or repeal of any provision of the articles of association or the respective Certificates of Designations that would alter or change the voting powers, preferences or special rights of the preferred shares so as to affect them adversely;

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any authorization or creation, or increase in the authorized amount of, or issuance of, any senior shares or parity shares, and any increase in the authorized number of preferred shares;

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any change of control if an original holder is a holder of any preferred shares at the time of such change of control, unless, prior to such occurrence, such original holder has either (i) received a bona fide, binding offer to purchase all of such original holder’s preferred shares at a price equal to or greater than the then-current liquidation preference, including accumulated but unpaid dividends or (ii) provided its prior written consent to such change of control;

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any incurrence of Indebtedness (as defined in the Credit Agreement) by the Company or any intermediate holding company between the Company and CF Bermuda Holdings Limited;

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any issuance or reclassification of equity securities by the Company, unless all securities into which such equity securities are reclassified are held by one or more entities 100% of the equity of which is owned directly or indirectly by the Company;

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to take any action or permit any omission that would be in breach of the affirmative and negative covenants set forth in the Credit Agreement; and

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any consolidation, merger, amalgamation, binding share exchange or reclassification involving the Company, unless, (i) the preferred shares remain issued and outstanding or, in the case of any transaction where the Company is not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, (ii) the preferred shares remaining issued and outstanding have such rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders than the rights, preferences, privileges and voting powers of the Series A Cumulative Convertible Preferred Shares and the Series B Convertible Preferred Shares, taken as a whole and (iii) upon completion of any such consolidation, merger, amalgamation, binding share exchange or reclassification, no condition exists with respect to the surviving or resulting entity that would require consent pursuant to the foregoing clauses (1), (2), (4) or (6) if such surviving or resulting issuer were the Company.
The foregoing voting provisions will not apply with respect to the Series A Preferred Shares and Series B Preferred Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all issued and outstanding preferred shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of preferred shares to effect such redemption.
Remarketing
From and after November 30, 2022, upon request of an original holder, we will be required (subject to customary blackout provisions) to remarket the Series A Preferred Shares and Series B Preferred Shares on their existing terms. To the extent market conditions make such remarketing impracticable, we may temporarily delay such remarketing provided that such preferred shares are remarketed within six months of the date of the initial request. To the extent it is unlikely that remarketing the Series A Preferred Shares and Series B Preferred Shares on the then existing terms will receive a valuation by a prospective purchaser of par or greater than par, we may, upon the request of an original holder, modify the terms of the Series A Preferred Shares and Series B Preferred Shares to improve the sale of such preferred shares with the intention of preserving rating agency equity credit. If the proceeds from any sales resulting from such remarketing are less than the outstanding balance of the applicable preferred shares (including dividends paid in kind and accumulated but unpaid dividends), we will reimburse such original holder, up to a maximum of 10% of par (including dividends paid in kind and accumulated but unpaid dividends) for actual losses incurred by such original holder, upon the sale of its preferred shares under the remarketing mechanism, with such amount payable either in cash, ordinary shares, or any combination thereof, at our option. If we choose to reimburse such original holder, by the delivery of ordinary shares (such dollar amount, the “Remarketing Loss Share Amount”), the number of shares to be delivered will be determined by dividing (i) the amount of actual losses to be paid to such holder by (ii) the higher of  (a) an 8% discount to the 30-day volume weighted average price (“VWAP”) of the ordinary shares following the remarketing period (the “Remarketing Loss Share Pricing Period”), and (b) $6.00. Such ordinary shares will be delivered to such original holder, on the first business day following the end of the Remarketing Loss Share Pricing Period plus an amount in cash equal to the interest on the Remarketing Loss Share Amount at a rate of 7.5% per annum accrued daily during the remarketing period.
Only the original holders may elect to participate in a remarketing. However, if the remarketing is successful, the modified terms will apply to all Series A Preferred Shares and Series B Preferred Shares, including those preferred shares that were not included in the remarketing.
Right of the Original Holders to Convert
From and after November 30, 2027, and provided that an original holder has first requested us to remarket the Series A Preferred Shares and Series B Preferred Shares as described above, any original holder, may, at their sole discretion, convert their holdings of such preferred shares, in whole or in part, into such number of ordinary shares as determined by dividing (i) the aggregate par value (including dividends paid in kind and accumulated but unpaid dividends) of the preferred shares that such original holder wishes to convert by (ii) the higher of  (a) a 5% discount to the 30-day VWAP of the ordinary shares following the conversion notice, and (b) the then-current Floor Price. The “Floor Price” will be $8.00 per share during the 11th year post-funding, $7.00 per share during the 12th year post-funding, and $6.00 during the 13th year post-funding and thereafter. The right to convert on the above terms are personal rights of the original holders and will not be a term of the preferred shares.

Warrants
Public and Forward Purchase Warrants
We issued 34,500,000 warrants as part of the units sold in the IPO. In connection with forward purchase agreements, at the closing of the business combination we issued 19,083,335 forward purchase warrants to the anchor investors. The forward purchase warrants have identical terms as the public warrants.
Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of  $11.50 per share, subject to adjustment as described below, at any time commencing December 30, 2017, provided that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement governing the warrants (the “warrant agreement”)) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued and only whole warrants trade. The warrants will expire on November 30, 2022, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue ordinary shares upon exercise of a warrant unless the ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Once the warrants become exercisable, we may call the warrants for redemption:
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in whole and not in part;

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at a price of  $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

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if, and only if, the last reported sales price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of the warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the warrants for redemption and management does not take advantage of this option, the holders of the private placement warrants (as defined below) and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ordinary shares issued and outstanding immediately after giving effect to such exercise.
If the number of issued and outstanding ordinary shares is increased by a share dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of ordinary shares equal to the product of   (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) and (ii) the quotient of  (x) the price per ordinary share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.
If the number of issued and outstanding ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding ordinary shares.
Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s issued and outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants are subject to a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants and forward purchase to make any change that adversely affects the interests of the registered holders, subject to certain exceptions. Holders should review a copy of the warrant agreement for a complete description of the terms and conditions applicable to the warrants. The foregoing description of the warrants is qualified in its entirety by reference to the warrant agreement which is filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2016 and incorporated herein by reference.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.
Private Placement Warrants
In connection with the IPO, we consummated a private placement of an aggregate of 15,800,000 private placement warrants to our Sponsor. Except as described herein, the private placement warrants have terms and provisions that are identical to those of the public warrants. Our Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. The private placement warrants (including the ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until December 30, 2017, subject to certain exceptions, and they will not be redeemable by the Company so long as they are held by our Sponsor or its permitted transferees. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
In order to finance transaction costs in connection with the business combination, our Sponsor loaned the Company $1,500,000 which amount was converted into warrants of the Company at a price of  $1.00 per warrant on November 29, 2017 pursuant to a convertible note issued to our Sponsor. These warrants will have identical terms to the private placement warrants. The foregoing description of the private placement warrants is qualified in its entirety by reference the warrant agreement which is filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2016 and incorporated herein by reference.
Transfer Agent and Warrant Agent
The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.
Certain Differences in Corporate Law
Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to the Company and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2∕3% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless a court of competent jurisdiction waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the following requirements have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Grand Court of the Cayman Islands to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies, and in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
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the Company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions.   When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits.   The Company’s Cayman Islands counsel is not aware of any reported class action lawsuit having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the Company will be the proper plaintiff in any claim based on a breach of duty owed to the Company, and a claim against (for example) the Company’s officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against the Company where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities.   The Cayman Islands has a different body of securities laws compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
We have been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against the Company judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies.   The Company is an exempted company with limited liability (meaning the Company’s public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•
annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

•
an exempted company’s register of members is not open to inspection;

•
an exempted company does not have to hold an annual general meeting;

•
an exempted company may issue negotiable or bearer shares or shares with no par value;

•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

Anti-Money Laundering — Cayman Islands
In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.
We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations, 2017 of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:
•
the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution;

•
the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•
the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.
In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure the Company’s compliance with any such laws or regulations in any applicable jurisdiction.
If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2017 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2017 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Certain Anti-Takeover Provisions in our Charter
Our Charter contains a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of the Company, including provisions (i) classifying our board of directors into three classes with each class to serve for three years with one class being elected annually, (ii) providing that directors may only be removed for cause, (iii) requiring shareholders to comply with advance notice procedures in order to bring business before an annual general meeting or to nominate candidates for election as directors, (iv) providing that only directors may call general meetings, (v) providing that resolutions may only be passed at a duly convened general meeting.
Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

In addition, our Charter limits the voting power attributable to our ordinary shares so that no “United States person” (as defined in Section 957 of the Code) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of the Company’s ordinary shares. Subject to certain exceptions set forth in our Charter, the votes attributable to a U.S. holder of ordinary shares above 9.5% of the total voting power of the ordinary shares are redistributed to other holders of ordinary shares pro rata based on the then current voting power of each holder. This limitation would not apply to reduce the voting power of ordinary shares held by members of  (a) the Blackstone Group (as defined in our Charter) without the consent of a majority of the Blackstone Group shareholders (as determined based on their ownership of the ordinary shares) or (b) the FNF Group (as defined in our Charter) without the consent of the applicable member of the FNF Group. Such adjustments are likely to result in a shareholder having voting rights in excess of one vote per share. Therefore, a shareholder’s voting rights may increase above 5% of the aggregate voting power of the issued and outstanding ordinary shares, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act). Our Charter also provides that no shareholder or holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of issued and outstanding ordinary shares, including any securities exchangeable for Derivative Securities, that is a “United States person” (as defined in Section 957 of the Code) shall knowingly permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of the issued and outstanding ordinary shares, including Derivative Securities, in order to reduce the likelihood of us recognizing related person insurance income. This limitation would not apply to a shareholder or holder of Derivative Securities that is a member of the Blackstone Group or FNF Group.
Rule 144
Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.
Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
one percent (1%) of the total number of shares of ordinary shares then issued and outstanding; or

•
the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While the Company was formed as a shell company, upon the consummation of the business combination, the Company ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Registration Rights
We are party to a registration rights agreement, dated as of May 19, 2016, with our Sponsor, pursuant to which our Sponsor and its permitted transferees have registration rights with respect to founder shares, private placement warrants (and any ordinary shares issuable upon the exercise of the private placement warrants). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
In addition, pursuant to the warrant agreement, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the business combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Our Co-Executive Chairmen, Chinh E. Chu and William P. Foley, II, have agreed not to transfer, assign or sell any of their founder shares until the earliest of   (a) November 30, 2018 (one year after the completion of the business combination) with respect 50% of their founder shares, (b) November 30, 2019 (two years after the completion of the business combination) with respect to the remaining 50% of their founder shares, and (c) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The anchor investors have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (i) November 30, 2018 (one year after the completion of the business combination) or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the business combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, subject to certain exceptions. Any permitted transferees will be subject to the same restrictions and other agreements of the holders of the founder shares prior to the IPO with respect to any founder shares. Such transfer restrictions are referred to herein as the “lock-up.” Notwithstanding the foregoing, if the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, the founder shares held by investors other than Chinh E. Chu, William P. Foley, II and their permitted transferees will be released from the lock-up. In addition, the anchor investors may transfer their founder shares (i) as a bona fide gift or gifts; (ii) as a distribution to limited partners, members or stockholders such investors; (iii) to affiliates, to any investment fund or other entity controlled or managed by such investors, or to any investment manager or investment advisor of such investor or an affiliate of any such investment manager or investment advisor, (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above, and (v) pursuant to an order of a court or regulatory agency; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.
The private placement warrants and the respective ordinary shares underlying such warrants are not transferable or salable until 30 days after the completion of the business combination except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor, (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) by virtue of the limited liability company agreement of our Sponsor upon dissolution of our Sponsor in the event of the Company’s liquidation prior to the completion the business combination; or (g) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to the completion of the business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.
Pursuant to (i) the equity purchase agreements with the BTO Purchaser and FNF Purchasers entered into in connection with the equity commitment letters with such parties relating to the business combination, (ii) the forward purchase agreements, (iii) the ROFO purchase agreements and (iv) the investment agreement, we have agreed that we will use our commercially reasonable efforts (x) to file within 30 days after the closing of the business combination a registration statement with the SEC for a secondary offering of  (A) the ordinary shares issued under the equity purchase agreements with the BTO Purchaser and the FNF Purchasers, (B) the ordinary shares and warrants (and underlying ordinary shares) issued pursuant to the forward purchase agreements (C) the ordinary shares issued under the ROFO purchase agreements and (D) the ordinary shares issued to the GSO Purchasers and certain FNF Purchasers under the investment agreement, (y) to cause such registration statement to be declared effective promptly thereafter and (z) to maintain the effectiveness of such registration statement until the earliest of   (A) the date on which the counterparties to such agreements cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, subject to certain conditions and limitations set forth in the equity commitment letters, the forward purchase agreements, the ROFO purchase agreements and the investment agreement. In addition, under the investment agreement, once the offered preferred shares issued to the original holders become convertible, such original holders will have the right to cause the Company to undertake up to four underwritten secondary offerings of the ordinary shares issuable upon conversion of the offered preferred shares.
Listing of Securities
The Company’s ordinary shares and warrants are listed on the NYSE under the symbols “FG” and “FG WS,” respectively.

PRINCIPAL AND SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by the Selling Securityholders of up to 181,753,335 ordinary shares (including 36,383,335 ordinary shares issuable upon the exercise of warrants held by such Selling Securityholders), 600,000 Series A Preferred Shares, 250,000 Series B Preferred Shares and 36,383,335 warrants.
The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares, preferred shares and warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.
Table 1 below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering ordinary shares and warrants for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In calculating percentages of ordinary shares owned by a particular holder, we treated as outstanding the number of ordinary shares issuable upon exercise of that particular holder’s warrants, if any, and did not assume exercise of any other holder’s warrants. The ordinary shares issued to the founders and anchor investors pursuant to the conversion of our Class B ordinary shares are subject to transfer restrictions, as described herein.
Table 2 below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Series A Preferred Shares for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The Series A Preferred Shares may not be transferred prior to November 30, 2018 without the prior consent of the Company.
Table 3 below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Series B Preferred Shares for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The Series B Preferred Shares may not be transferred prior to November 30, 2018 without the prior consent of the Company.
This prospectus covers the resale of PIK Shares that we may issue as dividends with respect to preferred shares issued and outstanding as of the trading day immediately preceding the date hereof. Because the number of PIK Shares issuable may vary, the number of preferred shares that will actually be issued may be more or less than the number of preferred shares being offering by this prospectus.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such ordinary shares, preferred shares or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares, preferred shares or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares, preferred shares and warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We have based percentage ownership of our ordinary shares, Series A Preferred Shares and Series B Preferred Shares prior to this offering on 214,370,000 ordinary shares, 276,772 Series A Preferred Shares and 100,645 Series B Preferred Shares, respectively, issued and outstanding as of January 9, 2018.
Unless otherwise indicated, the address of each beneficial owner listed in the tables below is c/o FGL Holdings, Sterling House, 16 Wesley Street, Hamilton HM CX, Bermuda.

Table 1: Ordinary Shares and Warrants
	Ordinary Shares Beneficially Owned(1)		Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby(1)
Name of Beneficial Owner	Shares	Percentage				Shares	Percentage
Greater than 5% Shareholders:
Blackstone	49,516,906(2)(3)	22.5	6,250,000	49,516,906	6,250,000	0	—
FNF	18,232,000(4)	8.5	1,500,000	13,732,000	0	4,500,000	2.1
Coral Blue Investment Pte. Ltd.	14,767,945(5)	6.8	2,333,333	14,767,945	2,333,333	0	—
Named Executive Officers and Directors:
Chinh E. Chu	23,407,057(6)(3)	10.5	9,566,667	23,407,057	9,566,667	0	—
William P. Foley, II	23,407,057(7)(3)	10.5	9,566,667	23,407,057	9,566,667	0	—
Richard N. Massey	2,139,706(8)	1.0	333,333	2,139,706	333,333	0	—
James A. Quella	1,084,853(9)	*	166,667	1,084,853	166,667	0	—
Keith Abell	220,970(10)	*	33,333	220,970	33,333	0	—
All executive officers and directors as a group (5 persons)	50,259,643(11)		19,666,667	50,259,643	19,666,667	0	—
Other Selling Securityholders:
91313 Investment Holdings LLC	582,280(12)	*	92,000	582,280	92,000	0	—
111510 Investment Holdings LLC	3,396,736(13)	1.6	753,000	3,396,736	753,000	0	—
Arcadia CF Corp Investors LLC	3,007,293(14)(15)	1.4	666,667	3,007,293	666,667	0	—
Arcadia CF Corp II Investors LLC	1,830,303(15)	*	0	1,830,303	0	0	—
Arcadia CF Corp III Investors LP	421,941(16)(15)	*	66,667	421,941	66,667	0	—
Monte H. Baier	52,742(17)	*	8,333	52,742	8,333	0	—
California Institute of Technology	4,219,414(18)	2.0	666,667	4,219,414	666,667	0	—
Canyon Value Realization Fund, L.P.	712,027(19)	*	112,500	712,027	112,500	0	—
The Canyon Value Realization Master Fund, L.P.	1,397,681(20)	*	220,833	1,397,681	220,833	0	—
CFIC-2015 NV Family Investments, LLC	4,018,733(21)	1.9	633,290	4,018,733	633,290	0	—
Kenneth S. Choi	10,548(22)	*	1,667	10,548	1,667	0	—
Mark Cleere	10,548(23)	*	1,667	10,548	1,667	0	—
Corvex Master Fund LP	5,609,707(24)	2.6	833,333	4,109,707	333,333	1,500,000	*
David A. Landsberg Trust	18,795(25)	*	4,167	18,795	4,167	0	—
Dogfish Head Investments LLC	10,549(26)	*	1,667	10,549	1,667	0	—
East Rock DJMD Fund, LP	270,657(27)	*	60,000	270,657	60,000	0	—
East Rock Focus Fund, LP	2,706,563(28)	1.3	600,000	2,706,563	600,000	0	—
East Rock Simco Endowment Fund, LP	270,657(29)	*	60,000	270,657	60,000	0	—
East Rock Lorelei Fund, LP	473,649(30)	*	105,000	473,649	105,000	0	—
EREF Special Situations, LLC	3,044,883(31)	1.4	675,000	3,044,883	675,000	0	—

	Ordinary Shares Beneficially Owned(1)		Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby(1)
Name of Beneficial Owner	Shares	Percentage				Shares	Percentage
Frank Martire Jr. Revocable Trust u/a/d 4/28/05	621,941(32)	*	66,667	621,941	66,667	0	—
Greenthal Realty Partners LP	210,970(33)	*	33,333	210,970	33,333	0	—
Thomas M. Hagerty	210,970(34)	*	33,333	210,970	33,333	0	—
Carey Kim	16,139(35)	*	2,543	16,139	2,543	0	—
David (Feng) Luo	10,548(36)	*	1,667	10,548	1,667	0	—
National Philanthropic Trust	1,369,091(37)	*	0	1,369,091	0	0	—
Neuberger Berman Investment Funds plc – Neuberger Berman US Long Short Equity Fund	287,350(38)	*	31,450	29,000	0	258,350	*
Neuberger Berman Investment Funds plc – Neuberger Berman US Equity Fund	3,000(38)	*	0	3,000	0	0	—
NB All Cap Alpha Master Fund Ltd.	81,673(39)	*	6,000	5,273	0	76,400	*
Neuberger Berman Alternative Funds – Neuberger Berman Long Short Fund	4,951,850(40)	2.3%	463,850	465,000	0	4,486,850	2.1%
Neuberger Berman Advisers Management Trust – Guardian Portfolio	40,000(38)	*	0	40,000	0	0	—
Neuberger Berman Equity Funds – Neuberger Berman Guardian Fund	885,000(38)	*	0	885,000	0	0	—
Putnam Investors Fund	887,557(41)	*	0	887,557	0	0	—
Putnam Multi-Cap Core Fund	286,599(41)	*	0	286,599	0	0	—
Putnam Variable Trust – Putnam VT Investors Fund	125,844(41)	*	0	125,844	0	0	—
Quantum Partners LP	4,510,938(42)	2.1	1,000,000	4,510,938	1,000,000	0	—
Radio Daze LLC	316,456(43)	*	50,000	316,456	50,000	0	—
Senator Global Opportunity Master Fund LP	10,493,680(44)	4.9	1,500,000	10,493,680	1,500,000	0	—
Shea – CF Partners	632,911(45)	*	100,000	632,911	100,000	0	—
Silas Holdings I LLC	421,941(46)	*	66,667	421,941	66,667	0	—
Warren Christopher Woo, as Trustee of the Woo Family Trust, dated November 30, 1998	84,387(47)	*	13,333	84,387	13,333	0	—
Worth Capital Holdings 21 LLC	1,265,824(48)	*	200,000	1,265,824	200,000	0	—
Leonard Yip	7,518(49)	*	1,667	7,518	1,667	0	—
Jaye Young	10,548(50)	*	1,667	10,548	1,667	0	—

*
Represents beneficial ownership of less than 1%.

(1)
The percentage of beneficial ownership is calculated based on 214,370,000 ordinary shares issued and outstanding as of January 9, 2018. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

(2)
Includes 14,628,906 ordinary shares and 6,250,000 warrants, each exercisable for one ordinary share, held by CFS Holdings (Cayman), L.P. (“CFS 1”), and 22,500,000 ordinary shares held by CFS Holdings II (Cayman), L.P. (“CFS 2”). Each of CFS 1 and CFS 2 has represented to us that it is an affiliate of a broker-dealer, and that it acquired the securities of the Company to be resold in the ordinary course of business and, at the time of the purchase of such securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

CFS Holdings (Cayman) Manager L.L.C. is the general partner of CFS 1 and CFS 2. The Managing Member of CFS Holdings (Cayman) Manager L.L.C. is Blackstone Tactical Opportunities LR Associates-B (Cayman) Ltd. The controlling shareholder of Blackstone Tactical Opportunities LR Associates-B (Cayman) Ltd. is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holding III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holding III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is Blackstone. The general partner of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by CFS 1 and CFS 2, but each (other than CFS 1 and CFS 2) disclaims beneficial ownership of such shares. Menes O. Chee, one of our directors, is a Senior Managing Director and founding member of Blackstone’s Tactical Opportunities Group.
Also includes 142,111 ordinary shares held by GSO Aiguille des Grands Montets Fund II LP, which is an Ontario, Canada limited partnership (“Aiguille Fund”); 4,147,302 ordinary shares held by GSO COF III AIV-5 LP, which is a Cayman Islands limited partnership (“GSO AIV-5”); 1,442,118 ordinary shares held by GSO COF III Co-Investment AIV-5 LP, which is a Cayman Islands limited partnership (“GSO COF AIV-5”); 50,912 ordinary shares held by GSO Co-Investment Fund-D LP, which is a Cayman Islands limited partnership (“GSO D”); 165,079 ordinary shares held by GSO Credit Alpha Fund LP, which is a Delaware limited liability partnership (“GSO Alpha”); 52,541 ordinary shares held by GSO Churchill Partners LP, which is a Cayman Islands limited partnership (“GSO Churchill”); 113,921 ordinary shares held by GSO Credit-A Partners LP, which is a Delaware limited partnership (“GSO Credit-A”); and 24,016 ordinary shares held by GSO Harrington Credit Alpha Fund (Cayman) L.P. which is a Cayman Islands limited partnership (“GSO Harrington” and collectively with Aiguille Fund, GSO AIV-5, GSO COF AIV-5, GSO D, GSO Alpha, GSO Churchill and GSO Credit-A, the “GSO Funds”). Each of the GSO Funds has represented to us that it is an affiliate of a broker-dealer, and that it acquired the securities of the Company to be resold in the ordinary course of business and, at the time of the purchase of such securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities.
GSO Capital Partners LP, which is a Delaware limited partnership (“GSO Partners”), is the investment manager of Aiguille Fund. GSO Advisor Holdings L.L.C. (“GSO Holdings”), which is a Delaware limited liability company, is the special limited partner of GSO Partners with the investment and voting power over the securities beneficially owned by GSO Partners. Blackstone Holdings I L.P. is the sole member of GSO Holdings.
GSO Capital Opportunities Associates III LLC, which is a Delaware limited liability company (“GSO III LLC”), is the general partner of GSO AIV-5. GSO COF III Co-Investment Associates LLC, which is a Delaware limited liability company (“GSO COF AIV-5 LLC”), is the general partner of GSO COF AIV-5. GSO Co-Investment Fund-D Associates LLC, which is a Delaware limited liability company (“GSO D LLC”), is the general partner of GSO D. GSO Credit Alpha Associates LLC, which is a Delaware limited liability company (“GSO Alpha LLC”), is the general partner of GSO Alpha. GSO

Churchill Associates LLC, which is a Delaware limited liability company (“GSO Churchill LLC”), is the general partner of GSO Churchill. GSO Credit-A Associates LLC, which is a Delaware limited liability company (“GSO Credit-A LLC”), is the general partner of GSO Credit-A. GSO Harrington Credit Alpha Associates L.L.C., which is a Delaware limited partnership (“GSO Harrington LLC”), is the general partner of GSO Harrington.
GSO Holdings I L.L.C., which is a Delaware limited liability company (“GSO Holdings I”), is the managing member of each of GSO III LLC, GSO COF AIV-5 LLC, GSO D LLC, GSO Alpha LLC, GSO Churchill LLC, GSO Credit-A LLC and GSO Harrington LLC. Blackstone Holdings II L.P., which is a Delaware limited partnership (“Blackstone Holdings II”), is the managing member of GSO Holdings I with respect to securities beneficially owned by the GSO Funds. Blackstone Holdings I/II GP Inc., which is a Delaware corporation (“Blackstone Holdings I/II GP”), is the general partner of each of Blackstone Holdings I and Blackstone Holdings II. Blackstone, which is a Delaware limited partnership, is the controlling shareholder of Blackstone Holdings I/II GP.
The general partner of Blackstone is Blackstone Group Management L.L.C., which is a Delaware limited liability company (“Blackstone Management”). Blackstone Management is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, each of Bennett J. Goodman and J. Albert Smith III may be deemed to have shared voting power and/or investment power with respect to the securities held by the GSO Funds. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Funds (other than the GSO Funds to the extent of their direct holdings).
The address for the GSO Funds, each entity listed in the third through fifth paragraphs of this footnote (other than Blackstone, Blackstone Holdings I, Blackstone Holdings II and Blackstone Holdings I/II GP), Mr. Goodman and Mr. Smith is c/o GSO Capital Partners LP, 345 Park Avenue. The address for each other entity and person listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.
(3)
Pursuant to a nominating and voting agreement, dated as of November 30, 2017, Mr. Chu, Mr. Foley and BTO have the right to designate one director nominee for election at each general meeting of the Company, which nominee will be selected by a vote of any two of Mr. Chu, Mr. Foley and BTO. Mr. Chu, Mr. Foley and BTO have agreed to vote all of their shares in favor of such nominee. As such, each of Mr. Chu, Mr. Foley and BTO may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, and each of the members may be deemed to beneficially own the shares of the other members.

(4)
Includes (i) 125,000 ordinary shares held by Fidelity National Financial, Inc. and (ii) 4,170,680 ordinary shares and 1,500,000 warrants, each exercisable for one ordinary share, held by Fidelity National Title Insurance Company, 9,163,920 ordinary shares held by Chicago Title Insurance Company and 3,272,400 ordinary shares held by Commonwealth Land Title Insurance Company, each a wholly owned subsidiary of FNF (collectively, the “FNF Investors”). Each of the FNF Investors shares the power to vote and the power to dispose of the securities of the Company held by it with FNF, and as such, FNF may be deemed to beneficially own the securities held by each of the FNF Investors. William P. Foley, II, our Co-Executive Chairman, is the non-executive Chairman of the Board of FNF. The address for FNF and the FNF Investors is 601 Riverside Ave., Jacksonville, FL 32204.

(5)
Includes 12,434,612 ordinary shares and 2,333,333, each exercisable for one ordinary share. Coral Blue Investment Pte. Ltd. shares the power to vote and the power to dispose of these securities with GIC Private Limited (“GIC”), a private limited company incorporated in Singapore. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these securities. The business address of Coral Blue Investment Ltd. is 168 Robinson Road, #37-101, Capital Tower, Singapore, 068913.

(6)
Includes 13,840,390 shares and 9,566,667 warrants, each exercisable for one ordinary share, held by CC Capital Management LLC (“CCCM”). Mr. Chu is the managing member of CCCM and as such may be deemed to beneficially own all of the securities held directly by CCCM.

(7)
Includes 13,840,390 shares and 9,566,667 warrants, each exercisable for one ordinary share, held by BilCar, LLC (“BilCar”). Mr. Foley is a manager of BilCar and as such may be deemed to beneficially own all of the securities held directly by BilCar.

(8)
Includes 30,000 ordinary shares held by Mr. Massey and 1,776,373 ordinary shares and 333,333 warrants, each exercisable for one ordinary share, held by CFC 2016-A, LLC (“CFC 2016-A”). Mr. Massey is the managing member of CFC 2016-A and as such may be deemed to beneficially own all of the securities held by CFC 2016-A.

(9)
Includes 918,186 ordinary shares and 166,667 warrants, each exercisable for one ordinary share.

(10)
Includes 187,637 ordinary shares and 33,333 warrants, each exercisable for one ordinary share.

(11)
Includes 30,592,976 ordinary shares and 19,666,667 warrants, each exercisable for one ordinary share.

(12)
Includes 490,280 ordinary shares and 92,000 warrants, each exercisable for one ordinary share. 91313 Investment Holdings LLC (“91313”) has represented to us that it is an affiliate of a broker-dealer, and that it acquired the securities of the Company to be resold in the ordinary course of business and, at the time of the purchase of such securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. Willett Advisors LLC (“Willett”) is the manager of each of 91313 and 111510 Investment Holdings LLC (“111510”). Michael R. Bloomberg is the sole, ultimate beneficial owner of Willett. As such, Willett and Mr. Bloomberg may be deemed to beneficially own the securities held by 91313 and 111510. Each of Willett and Mr. Bloomberg disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

In addition, Peter Krow, an employee of Willett, is the managing member of Dogfish Head Investments, LLC (“Dogfish”) and as such may be deemed to beneficially own the securities held by Dogfish. Steven Rattner, an employee of Willett, is the manager of Silas Holdings I LLC (“Silas”) and as such may be deemed to beneficially own the securities held by Silas. Each of Mr. Krow, Mr. Rattner, Mark Cleere and Kenneth Choi (the “Co-Investment Agreement Parties”) are party to co-investment agreements with 91313, 111510 and Willett. As a result of such agreements, Willett and Mr. Bloomberg may be deemed to beneficially own the securities held by each of the Co-Investment Agreement Parties. Each of Willett and Mr. Bloomberg disclaim beneficial ownership of such securities except to the extent (if any) of their respective pecuniary interest therein.
The business address of 91313 Investment Holdings LLC is c/o Willett Advisors LLC, 650 Madison Ave, 17th Flr, New York, NY 10022.
(13)
Includes 2,643,736 ordinary shares and 753,000 warrants, each exercisable for one ordinary share. 111510 has represented to us that it is an affiliate of a broker-dealer, and that it acquired the securities of the Company to be resold in the ordinary course of business and, at the time of the purchase of such securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. See Footnote 12. The business address of 111510 Investment Holdings LLC is c/o Willett Advisors LLC, 650 Madison Ave, 17th Flr, New York, NY 10022.

(14)
Includes 2,340,626 ordinary shares and 666,667 warrants, each exercisable for one ordinary share. The business address of Arcadia CF Corp Investors LLC (“Arcadia I”) is 152 West 57th St, 47th Flr, New York, NY 10019.

(15)
Arcadia CF Corp Managers LLC is the manager of each of Arcadia I and Arcadia CF Corp II Investors LLC (“Arcadia II”). Arcadia CF Corp General Partner is the general partner of Arcadia CF Corp III Investors LP (collectively with Arcadia I and Arcadia II, the “Arcadia Investors”). Kammy Moalemzadeh is the sole owner of Arcadia CF Corp Managers LLC and Arcadia CF Corp General Partner. Arcadia CF Corp Managers LLC, Arcadia CF Corp General Partner and Mr. Moalemzadeh may be deemed to beneficially own the securities held by the Arcadia Investors. Arcadia CF Corp Managers LLC, Arcadia CF Corp General Partner and Mr. Moalemzadeh disclaim beneficial ownership of the securities held by the Arcadia Investors except to the extent of their pecuniary interests therein. The business address of Arcadia CF Corp Managers LLC, Arcadia CF Corp General Partner and Mr. Moalemzadeh and the Arcadia Investors is 157 West 57th St, 47th Flr, New York, NY 10019.

(16)
Includes 355,274 ordinary shares and 66,667 warrants, each exercisable for one ordinary share.

(17)
Includes 44,409 ordinary shares and 8,333 warrants, each exercisable for one ordinary share. The business address of Monte H. Baier is 214 W Carter Ave, Sierra Madre, CA 91024.

(18)
Includes 3,552,747 ordinary shares and 666,667 warrants, each exercisable for one ordinary share. Scott H. Richland is the Chief Investment Officer of California Institute of Technology (“Caltech”) and as such may be deemed to beneficially own the securities held by Caltech. Mr. Richland disclaims beneficial ownership of the securities of the Company held by Caltech. The business address of Mr. Richland and the California Institute of Technology is 551 S Wilson Ave, MC 2-42, Pasadena, CA 91125.

(19)
Includes 599,527 ordinary shares and 112,500 warrants, each exercisable for one ordinary share. Canyon Value Realization Fund, L.P. has represented to us that it is an affiliate of a broker-dealer, and that it acquired the securities of the Company to be resold in the ordinary course of business and, at the time of the purchase of such securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The business address of Canyon Value Realization Fund, L.P. is c/o Canyon Corporate Action, 2000 Avenue of the Stars, 11th Flr, Los Angeles, CA 90067.

(20)
Includes 1,176,848 ordinary shares and 220,833 warrants, each exercisable for one ordinary share. The Canyon Value Realization Master Fund, L.P. has represented to us that it is an affiliate of a broker-dealer, and that it acquired the securities of the Company to be resold in the ordinary course of business and, at the time of the purchase of such securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The business address of The Canyon Value Realization Master Fund, L.P. is c/o Canyon Corporate Action, 2000 Avenue of the Stars, 11th Flr, Los Angeles, CA 90067.

(21)
Includes 3,385,443 ordinary shares and 633,290 warrants, each exercisable for one ordinary share. Andrew Cherng and Peggy Cherng are the trustees of the Cherng Family Trust (“CFT”), which is the sole owner of Cherng Family Investments, LLC, or CFI. CFI is the manager of CFIC-2015 NV Family Investments, LL, or CFIC-2015. As such, each of Mr. Cherng, Mrs. Cherng, CFT and CFI may be deemed to beneficially own the securities held by CFIC-2015. Each of Mr. Cherng, Mrs. Cherng, CFT and CFI disclaim beneficial ownership of the securities held by CFIC-2015 except to the extent of their pecuniary interest therein. The business address of each of Mr. Cherng, Mrs. Cherng, CFT and CFI is 1683 Walnut Grove Ave, Rosemead CA 91770, Attn: CFT Legal Dept.

(22)
Includes 8,881 ordinary shares and 1,667 warrants, each exercisable for one ordinary share. See Footnote 12. The business address of Kenneth S. Choi is 175 Huguenot St, Unit 1607, New Rochelle, NY 10801.

(23)
Includes 8,881 ordinary shares and 1,667 warrants, each exercisable for one ordinary share. See Footnote 12. The business address of Mark Cleere is 4 Marie Thomas Court, Farmingdale, NY 11735.

(24)
Includes 4,776,374 ordinary shares and 833,333 warrants, each exercisable for one ordinary share. Corvex Master Fund LP (“Corvex Fund”), is a Cayman Islands limited partnership, the general partner of which is controlled by Keith Meister. Corvex Management LP, a Delaware limited partnership (“Corvex Management”), whose general partner is controlled by Mr. Meister, serves as investment adviser to Corvex Fund. Corvex Management and Mr. Meister may be deemed to beneficially own the securities held by Corvex Fund. The business address of Corvex Management and Corvex Fund is 667 Madison Ave, New York, NY 10065.

(25)
Includes 14,628 ordinary shares and 4,167 warrants, each exercisable for one ordinary share. The business address of David A. Landsberg Trust is 815 2nd St, Manhattan Beach, CA 90266.

(26)
Includes 8,882 ordinary shares and 1,667 warrants, each exercisable for one ordinary share. See Footnote 12. The business address of Dogfish Head Investments LLC is 8 Prospect Avenue, Larchmont, NY 10538.

(27)
Includes 210,657 ordinary shares and 60,000 warrants, each exercisable for one ordinary share. East Rock Capital, LLC is the investment manager of each of East Rock DJMD Fund, LP, East Rock Simco Endowment Fund, LP, and East Rock Lorelei Fund, LP (collectively, the “East Rock Funds”)) and East Rock Capital GP, LLC is the general partner of each of the East Rock Funds. Graham Duncan and Adam Shapiro are each managing principals of East Rock Capital, LLC and East Rock Capital GP, LLC. As such, each of East Rock Capital, LLC, East Rock Capital GP, LLC, Mr. Duncan and Mr. Shapiro may be deemed to beneficially own securities held by the East Rock Funds. Each of East Rock Capital, LLC, East Rock Capital GP, LLC, Mr. Duncan and Mr. Shapiro disclaim beneficial ownership of the securities held by the East Rock Funds except to the extent of their pecuniary interest therein. The business address for the East Rock Funds, East Rock Capital, LLC, East Rock Capital GP, LLC, Mr. Duncan, and Mr. Shapiro is 10 East 53rd Street, 31st Flr, New York, NY 10022.

(28)
Includes 2,106,563 ordinary shares and 600,000 warrants, each exercisable for one ordinary share. East Rock Focus Fund Management, LLC is the investment manager of East Rock Focus Fund, LP and East Rock Focus Fund GP, LLC is the general partner of East Rock Focus Fund, LP. Graham Duncan and Adam Shapiro are each managing principals of East Rock Focus Fund Management, LLC and East Rock Focus Fund GP, LLC. As such, each of East Rock Focus Fund Management, LLC, East Rock Focus Fund GP, LLC, Mr. Duncan and Mr. Shapiro may be deemed to beneficially own securities held by East Rock Focus Fund, LP. Each of East Rock Focus Fund Management, LLC, East Rock Focus Fund GP, LLC, Mr. Duncan and Mr. Shapiro disclaim beneficial ownership of the securities held by East Rock Focus Fund, LP except to the extent of their pecuniary interest therein. The business address for East Rock Focus Fund, LP, East Rock Focus Fund Management, LLC, East Rock Focus Fund GP, LLC, Mr. Duncan, and Mr. Shapiro is 10 East 53rd Street, 31st Flr, New York, NY 10022.

(29)
Includes 210,657 ordinary shares and 60,000 warrants, each exercisable for one ordinary share. See Footnote 27. The business address of East Rock Simco Endowment Fund, LP is 10 East 53rd St, 31st Flr, New York, NY 10022

(30)
Includes 368,649 ordinary shares and 105,000 warrants, each exercisable for one ordinary share. See Footnote 27. The business address of East Rock Lorelei Fund, LP is 10 East 53rd St, 31st Flr, New York, NY 10022

(31)
Includes 2,369,883 ordinary shares and 675,000 warrants, each exercisable for one ordinary share. East Rock Endowment Fund, LP is the managing member of EREF Special Situations, LLC. East Rock Capital, LLC is the investment manager of East Rock Endowment Fund, LP and East Rock Capital GP, LLC is the general partner of East Rock Endowment Fund, LP. Graham Duncan and Adam Shapiro are each managing principals of East Rock Capital, LLC and East Rock Capital GP, LLC. As such, each of East Rock Capital, LLC, East Rock Capital GP, LLC, Mr. Duncan and Mr. Shapiro may be deemed to beneficially own securities held by EREF Special Situations, LLC. Each of East Rock Capital, LLC, East Rock Capital GP, LLC, Mr. Duncan and Mr. Shapiro disclaim beneficial ownership of the securities held by EREF Special Situations, LLC except to the extent of their pecuniary interest therein. The business address for the EREF Special Situations, LLC, East Rock Capital, LLC, East Rock Capital GP, LLC, Mr. Duncan, and Mr. Shapiro is 10 East 53rd Street, 31st Flr, New York, NY 10022.

(32)
Includes 555,274 ordinary shares and 66,667 warrants, each exercisable for one ordinary share. Frank Martire Jr. and Marisa Martire are co-trustees of Frank Martire Jr. Revocable Trust u/a/d 4/28/05 (the “Martire Trust”), and as such may be deemed to beneficially own the securities of the Company held by the Martire Trust. The business address of Mr. Martire, Ms. Martire and the Martire Trust is 348 Ponte Vedra Blvd, Ponte Vedra Beach, FL 32082.

(33)
Includes 177,637 ordinary shares and 33,333 warrants, each exercisable for one ordinary share. Greenthal Capital Corp. (“GCC”) is the general partner of Greenthal Realty Partners LP (“GRP”). Lance N. West is the president of GCC and has the power to vote or dispose of the securities of the Company held by GRP. GCC and Mr. West may be deemed to beneficially own the securities of the Company held by GRP. Each of GCC and Mr. West disclaim beneficial ownership of the securities of the Company held by GRP except to the extent of their pecuniary interest therein. The business address of GCC, GRP and Mr. West is 185 East 85th Street, #26D, New York, NY 10028.

(34)
Includes 177,637 ordinary shares and 33,333 warrants, each exercisable for one ordinary share. The business address of Thomas M. Hagerty is c/o THL Partners, 100 Federal Street, 35th Flr, Boston, MA 02110.

(35)
Includes 13,596 ordinary shares and 2,543 warrants, each exercisable for one ordinary share. The business address of Carey Kim is 964 Moraga Drive, Los Angeles, CA 90049.

(36)
Includes 8,881 ordinary shares and 1,667 warrants, each exercisable for one ordinary share. The business address of David (Feng) Luo is 1910 Sycamore Dr, San Marino, CA 91108.

(37)
The business address of National Philanthropic Trust is 165 Township Line Rd, Ste 1200, Jenkintown, PA 19046.

(38)
The ordinary shares beneficially owned by Neuberger Berman Investment Funds plc — Neuberger Berman US Long Equity Fund include 255,900 ordinary shares and 31,450 warrants, each exercisable for one ordinary share. Each of Neuberger Berman Investment Funds plc — Neuberger Berman US Equity Fund (‘‘NB US Equity Fund’’), Neuberger Berman Investment Funds plc — Neuberger Berman US Long Short Equity Fund (‘‘NB US Long Short Equity Fund’’), NB All Cap Alpha Master Fund Ltd., Neuberger Berman Alternative Funds — Neuberger Berman Long Short Fund, Neuberger Berman Advisers Management Trust — Guardian Portfolio and Neuberger Berman Equity Funds — Neuberger Berman Guardian Fund (collectively, the “NB Investors”) has represented to us that it is an affiliate of a broker-dealer, and that it acquired the securities of the Company to be resold in the ordinary course of business and, at the time of the purchase of such securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The business address of NB US Equity Fund and NB US Long Short Equity Fund is c/o Neuberger Berman Investment Funds plc, 70 Sir John Rogerson's Quay, Dublin 2, Ireland. The business address of each of the NB Investors other than NB US Equity Fund and NB US Long Short Equity Fund is 1290 Avenue of the Americas, New York, NY 10104.

(39)
Includes 75,573 ordinary shares and 6,000 warrants, each exercisable for one ordinary share. See Footnote 38.

(40)
Includes 4,488,000 ordinary shares and 463,850 warrants, each exercisable for one ordinary share. See Footnote 38.

(41)
Each of Putnam Investors Fund, Putnam Multi-Cap Core Fund and Putnam Variable Trust —  Putnam VT Investors Fund (the “Putnam Investors”) has represented to us that it is an affiliate of a broker-dealer, and that it acquired the securities of the Company to be resold in the ordinary course of business and, at the time of the purchase of such securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. Each of the Putnam Investors is a mutual fund registered with the SEC under the Investment Company Act of 1940, as amended, whose account is managed, including dispositive power over the securities of the Company, by Putnam Investment Management, LLC, which through a series of holdings companies is owned by Great-West Lifeco Inc., a publicly traded company listed on the Toronto Stock Exchange. The Board Policy and Nominating Committee of the board of trustees of each Putnam Investor has sole voting power the securities of the Company held by such Putnam Investor. The business address of Putnam Investments Management, LLC and the Putnam Investors is c/o Putnam Investments, One Post Office Square, A-16, Boston, MA 02109.

(42)
Includes 3,510,938 ordinary shares and 1,000,000 warrants, each exercisable for one ordinary share, held for the account of Quantum Partners LP (“Quantum”). Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Quantum. As such, SFM LLC has been granted investment discretion over portfolio investments, including securities of the Company, held for the account of Quantum. George Soros serves as Chairman and Manager of SFM LLC and Robert Soros serves as Manager of SFM LLC. The business address of Quantum, George Soros and Robert Soros is c/o Soros Fund Management LLC, 250 W 55th St, New York, NY 10019.

(43)
Includes 266,456 ordinary shares and 50,000 warrants, each exercisable for one ordinary share. Charles R. Holzer is a member of Radio Daze LLC (“Radio Daze”) and has the power to vote and dispose of the securities of the Company held by Radio Daze. As such, may be deemed to be beneficially own the securities of the Company held by Radio Daze. The business address of Radio Daze is 41 East 65th Street, New York, NY 10065, and the business address of Mr. Holzer is 233 E. 62nd St, New York, NY 10065.
(44)
Includes 8,993,680 ordinary shares and 1,500,000 warrants, each exercisable for one ordinary share. Senator Investment Group LP serves as investment manager of Senator Global Opportunity Fund LP, with the power to vote, or to direct the voting of, and dispose, or direct the disposition of, such securities. Alexander Klabin and Douglas Silverman have control of a Delaware limited liability company that may be deemed to control Senator Investment Group LP. Each of Senator Investment Group LP, Mr. Klabin and Mr. Silverman disclaims any beneficial ownership of these securities. The business address of Senator Global Opportunity Master Fund LP is 510 Madison Avenue, 28th Flr, New York, NY 10022.

(45)
Includes 532,911 ordinary shares and 100,000 warrants, each exercisable for one ordinary share. John C. Morrissey is the managing director of Shea  —  CF Partners (“Shea”), and as such may be deemed to beneficially own the securities of the Company held by Shea. The business address of Mr. Morrissey Shea is 655 Brea Canyon Rd, Walnut, CA 91789.

(46)
Includes 355,274 ordinary shares and 66,667 warrants, each exercisable for one ordinary share. Silas has represented to us that it is an affiliate of a broker-dealer, and that it acquired the securities of the Company to be resold in the ordinary course of business and, at the time of the purchase of such securities, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. See Footnote 12. The business address of Silas is c/o Rattner Family Office, 650 Madison Ave, New York, NY 10022.

(47)
Includes 71,054 ordinary shares and 13,333 warrants, each exercisable for one ordinary share. The business address of Warren Christopher Woo, as Trustee of the Woo Family Trust, dated November 30, 1998 is 461 N Faring Rd, Los Angeles, CA 90077.

(48)
Includes 1,065,824 ordinary shares and 200,000 warrants, each exercisable for one ordinary share. Charles R. Holzer is the Managing Member of Worth Capital Holdings 21 LLC (“Worth Capital”) and as such, may be deemed to be beneficially own the securities of the Company held by Worth Capital. The business address of Worth Capital and Mr. Holzer is 233 E. 62nd St, New York, NY 10065.

(49)
Includes 5,851 ordinary shares and 1,667 warrants, each exercisable for one ordinary share. The business address of Leonard Yip is 403 Marble Cove Way, Seal Beach, CA 90740.

(50)
Includes 8,881 ordinary shares and 1,667 warrants, each exercisable for one ordinary share. The business address of Jaye Young is 1683 Walnut Grove Ave, Rosemead, CA 91770.

Table 2: Series A Preferred Shares
	Series A Preferred Shares Beneficially Owned(1)		Series A Preferred Shares Registered Hereby	Series A Preferred Shares Beneficially Owned After Sale of All Series A Preferred Shares Offered Hereby(1)
Name of Beneficial Owner	Shares	Percentage		Shares	Percentage
Blackstone	276,772(2)	100%	600,000(3)	0	—

(1)
The percentage of beneficial ownership is calculated based on 276,772 Series A Preferred Shares issued and outstanding as of January 9, 2018.

(2)
Includes 187,011 Series A Preferred Shares held by GSO AIV-5, 65,028 Series A Preferred Shares held by GSO COF AIV-5, 2,295 Series A Preferred Shares held by GSO D, 7,443 Series A Preferred Shares held by GSO Alpha, 6,408 Series A Preferred Shares held by Aiguille Fund, 2,369 Series A Preferred Shares held by GSO Churchill, 5,136 Series A Preferred Shares held by GSO Credit-A, and 1,082 Series A Preferred Shares held by GSO Harrington.

GSO Partners is the investment manager of Aiguille Fund. GSO Holdings is the special limited partner of GSO Partners with the investment and voting power over the securities beneficially owned by GSO Partners. Blackstone Holdings I L.P. is the sole member of GSO Holdings.
GSO III LLC is the general partner of GSO AIV-5. GSO COF AIV-5 LLC is the general partner of GSO COF AIV-5. GSO D LLC is the general partner of GSO D. GSO Alpha LLC is the general partner of GSO Alpha. GSO Churchill LLC is the general partner of GSO Churchill. GSO Credit-A LLC is the general partner of GSO Credit-A. GSO Harrington LLC is the general partner of GSO Harrington.
GSO Holdings I is the managing member of each of GSO III LLC, GSO COF AIV-5 LLC, GSO D LLC, GSO Alpha LLC, GSO Churchill LLC, GSO Credit-A LLC and GSO Harrington LLC. Blackstone Holdings II is the managing member of GSO Holdings I with respect to securities beneficially owned by the GSO Funds. Blackstone Holdings I/II GP is the general partner of each of Blackstone Holdings I and Blackstone Holdings II. Blackstone, which is a Delaware limited partnership, is the controlling shareholder of Blackstone Holdings I/II GP.
The general partner of Blackstone is Blackstone Management. Blackstone Management is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, each of Bennett J. Goodman and J. Albert Smith III may be deemed to have shared voting power and/or investment power with respect to the securities held by the GSO Funds. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Funds (other than the GSO Funds to the extent of their direct holdings).
The address for the GSO Funds, each entity listed in the second through fourth paragraphs of this footnote (other than Blackstone, Blackstone Holdings I, Blackstone Holdings II and Blackstone Holdings I/II GP), Mr. Goodman and Mr. Smith is c/o GSO Capital Partners LP, 345 Park Avenue. The address for each other entity and person listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.
(3)
Includes 323,228 Series A Preferred Shares that may be issued by the Company as payment-in-kind dividends with respect to the Series A Preferred Shares.

Table 3: Series B Preferred Shares
	Series B Preferred Shares Beneficially Owned(1)		Series B Preferred Shares Registered Hereby	Series B Preferred Shares Beneficially Owned After Sale of All Series B Preferred Shares Offered Hereby(1)
Name of Beneficial Owner	Shares	Percentage		Shares	Percentage
FNF	100,645(2)	100%	250,000(3)	0	—

(1)
The percentage of beneficial ownership is calculated based on 100,645 Series B Preferred Shares issued and outstanding as of January 9, 2018.

(2)
Includes 24,155 Series B Preferred Shares held by Fidelity National Title Insurance Company, 56,361 Series B Preferred Shares held by Chicago Title Insurance Company and 20,129 Series B Preferred Shares held by Commonwealth Land Title Insurance Company, each a wholly owned subsidiary of FNF. Each of the FNF Investors shares the power to vote and the power to dispose of the securities of the Company held by it with FNF, and as such, FNF may be deemed to beneficially own the securities held by each of the FNF Investors. The address for FNF and the FNF Investors is 601 Riverside Ave., Jacksonville, FL 32204.

(3)
Includes 149,355 Series B Preferred Shares that may be issued by the Company as payment-in-kind dividends with respect to the Series B Preferred Shares.

Material Relationships with Selling Securityholders
The description of our relationships with the Selling Securityholders and their affiliates set forth in “Certain Relationships and Related Party Transactions” in the Proxy Statement, under Item 2.01 in the section titled “Certain Relationships and Related Transactions” in the Current Report on Form 8-K filed by the Company on December 1, 2017 and in the section titled “Related Party Transactions” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 are incorporated by reference herein.
Equity Commitment Letters and Related Agreements
In connection with the business combination and related transactions, we entered into the following:
•
Equity commitment letters with BTO, dated as of May 24, 2017 (the “BTO Equity Commitment Letters”), pursuant to which BTO committed, on the terms and subject to the conditions set forth therein, at the Closing, to purchase, or cause the purchase of, equity of the Company for an aggregate cash purchase price of  $225 million, which we refer to as the BTO Commitment. BTO is an investment fund under common control with CFS Holdings (Cayman) L.P., a shareholder of the Company and a party to the forward purchase agreements.

•
Equity commitment letters with FNF, dated as of May 24, 2017 (the “FNF Equity Commitment Letters”), pursuant to which FNF committed, on the terms and subject to the conditions set forth therein, at the Closing, to purchase, or cause the purchase of, equity of the Company for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of  $195 million to offset any redemptions of the Company’s ordinary shares in connection with the shareholder vote to approve the business combination on or after the date of the FNF Equity Commitment Letters and prior to the Closing (the “FNF Commitment”). The Company’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF.

•
Equity commitment letters with GSO, dated as of May 24, 2017 (the “GSO Equity Commitment Letters”), pursuant to which GSO committed, on the terms and subject to the conditions set forth therein, to purchase, or cause the purchase of, preferred shares of the Company for an aggregate cash purchase price equal to (x) $275 million plus (y) up to an aggregate of  $465 million to offset any redemptions of the Company’s ordinary shares in connection with the shareholder vote to approve the business combination on or after the date of the GSO Equity Commitment Letters and prior to the Closing (the “GSO Commitment”).

•
Equity commitment letters (the “Forward Purchase Backstop Equity Commitment Letters”) from BTO and FNF, dated as of May 24, 2017, pursuant to which (i) BTO committed, on the terms and subject to the conditions set forth therein, at the Closing, to purchase, or cause the purchase of, equity of the Company for an aggregate cash purchase price equal to one-third (1∕3) of the aggregate amount, if any, not funded by one or more purchasers under the forward purchase agreements at or prior to the closing pursuant to the forward purchase agreements (the “FPA Shortfall”), up to an aggregate amount of  $100 million, and (ii) FNF committed, on the terms and subject to the conditions set forth therein, at the Closing, to purchase, or cause the purchase of, equity of the Company for an aggregate cash purchase price equal to two-thirds (2∕3) of the FPA Shortfall, up to an aggregate amount of  $200 million (the “Forward Purchase Backstop Commitments”). In exchange for providing the Forward Purchase Backstop Commitments, promptly following the closing, the Company agreed to pay to BTO or its designated affiliate the amount of  $1.5 million and to FNF the amount of  $3.0 million, with such amounts payable whether or not any portion of the Forward Purchase Backstop Commitment is ultimately required to be funded. BTO and FNF agreed to forego receiving such fees in light of the additional commitments of the anchor investors to purchase 20,000,000 ordinary shares in connection with the rights of first offer set forth in the forward purchase agreements.

Investor Agreement
On October 6, 2017, we entered into a second amended and restated investor agreement (the “Investor Agreement”) with BTO, GSO and FNF (collectively, “the Investor Agreement Parties”), which amended and restated the amended and restated investor agreement, dated as of June 6, 2017, pursuant to which we agreed that, without the Investor Agreement Parties’ prior written consent, we would not amend, modify, grant any waiver under or seek to terminate any of the transaction agreements relating to the business combination, or take any action concerning settlements, stipulations or judgments relating to government authorities or make any regulatory filings contemplated by the Merger Agreement, subject in each case to certain exceptions and qualifications.

Pursuant to the Investor Agreement, the terms of the equity issued pursuant to the equity commitment letters, dated May 24, 2017, entered into in connection with the business combination were agreed to as follows:
•
With respect to the BTO Commitment under the BTO Equity Commitment Letters, BTO would purchase ordinary shares. BTO would receive one ordinary share in exchange for each $10.00 funded pursuant to its equity commitment letters.

•
With respect to the FNF Commitment described in the FNF Equity Commitment Letters, FNF would purchase (i) $135 million of newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus additional amounts, if any, pursuant to FNF’s commitment to offset redemptions of public shares in connection with the business combination, of preferred shares of the Company on the terms set forth in the Investor Agreement and warrants of the Company on the terms as set forth in the FNF Fee Letter (as defined below). The terms of the preferred shares to be issued to FNF set forth in the Investor Agreement were identical to those set forth in the GSO Side Letter described below. FNF will also have the right, provided that FNF has first requested the Company to remarket the preferred shares, commencing 10 years after the issuance of the preferred shares, to convert such shares into a number of ordinary shares of the Company as determined by dividing (i) the aggregate par value (including dividends paid in kind and unpaid accrued dividends) of the preferred shares that FNF wishes to convert by (ii) the higher of  (a) a 5% discount to the 30-day volume weighted average price, or VWAP, of the ordinary shares following the conversion notice, and (b) the then-current Floor Price. The “Floor Price” will be $8.00 per share during the 11th year post-funding, $7.00 per share during the 12th year post-funding, and $6.00 during the 13th year post-funding and thereafter.

•
With respect to the GSO Commitment under the GSO Equity Commitment Letters, GSO would purchase preferred shares and be issued warrants of the Company on the terms set forth in the GSO Side Letter (as defined below).

•
In the event that public shareholders redeem their public shares in connection with the business combination, a certain portion of the GSO Commitment and the FNF Commitment, as described in their respective equity commitment letters, would be allocated pro rata based on their aggregate commitments thereunder.

•
With respect to the Forward Purchase Backstop Equity Commitment Letters, each of FNF and BTO would purchase ordinary shares and one-third (1/3) of one detachable warrant (with such warrants having the same terms as the forward purchase warrants). BTO would receive one ordinary share and one-third (1/3) of a warrant in exchange for each $10.00 funded pursuant to the Forward Purchase Backstop Equity Commitment Letters. In addition, FNF and BTO would together purchase ordinary shares equal to the number of ordinary shares that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares into ordinary shares). FNF would purchase two-thirds (2∕3) of such ordinary shares, if any, and BTO would purchase one-third (1∕3) of such ordinary shares, if any.

FNF Fee Letter
As consideration for the FNF Commitment (including the backstop commitment) and the agreements of FNF under the FNF Commitment Letters and limited guaranty, we also entered into a fee letter agreement with FNF (the “FNF Fee Letter”), dated May 24, 2017, pursuant to which we agreed to pay to FNF the following fees at Closing (the “FNF Closing Payments”):
•
the original issue discount of  $2.0 million in respect of the preferred shares issued to FNF (the “FNF OID”); and

•
a commitment fee of  $2.925 million (the “FNF Commitment Fee”).

The FNF Closing Payments were paid as a reduction of the purchase price payable by FNF for the preferred shares under the FNF Equity Commitment Letters. The Company also agreed to pay or reimburse FNF for fees and expenses of counsel in connection with FNF’s anticipated purchase of the preferred shares.
GSO Side Letter
On May 24, 2017, we entered into a side letter agreement, as amended on October 6, 2017, with GSO (the “GSO Side Letter”), which provided that the terms of the preferred shares issued to GSO would include: a dividend rate of 7.5% per annum (subject to increase in the period beginning 10 years after issuance based on the then-current three-month LIBOR rate), payable quarterly in cash or additional preferred shares of the Company, at the Company’s option; five year call protection; and the right of holders thereof to request the Company to remarket the preferred shares commencing in the sixth year following issuance, subject to the terms and conditions specified therein. In addition, GSO will also have the right, commencing 10 years after the issuance of the preferred shares, provided that GSO has first requested the Company to remarket the preferred shares as described below, to convert such shares into a number of ordinary shares of the Company as determined by dividing (i) the aggregate par value (including dividends paid in kind and unpaid accrued dividends) of the preferred shares that GSO wishes to convert by (ii) the higher of  (a) a 5% discount to the 30-day VWAP of the ordinary shares following the conversion notice, and (b) the then-current Floor Price.
From and after November 30, 2022, upon GSO’s request, we are required (subject to customary black-out provisions) to remarket the preferred shares on their existing terms. To the extent market conditions make such remarketing impracticable, we may temporarily delay such remarketing provided that the preferred shares are re-marketed within six months of the date of GSO’ initial request. To the extent it is unlikely that remarketing the preferred shares on the then existing terms will receive a valuation by a prospective purchaser of par or greater than par, we may, upon GSO’s request, modify the terms of the preferred shares to improve the sale of such shares with the intention of preserving rating agency equity credit. If the proceeds from any sales resulting from such marketing are less than the outstanding balance of the applicable preferred shares (including dividends paid in kind and unpaid accrued dividends), we will reimburse GSO up to a maximum of 10% of par (including paid in kind and unpaid accrued dividends) for actual losses incurred by GSO upon the sale of its preferred shares under the terms of the remarketing mechanism, with such amount payable either in cash, ordinary shares, or any combination thereof, at the Company’s option. If the Company chooses to deliver ordinary shares to GSO, the number of such shares to be delivered will be determined by dividing (i) the amount of actual losses to be paid to GSO by (ii) the higher of  (a) an 8% discount to the 30-day VWAP of the ordinary shares following the remarketing period, and (b) $6.00.
Amendment Fees
As consideration for the amending and restating the Investor Agreement on October 6, 2017 to better align the terms of the preferred shares with the requirements of the rating agencies, we agreed to pay $1.1 million to FNF or one or more of its designees at the Closing. As consideration for entering into the amendment to the GSO Side Letter on October 6, 2017 to better align the terms of the preferred shares with the requirements of the rating agencies, we agreed to pay $2.9 million to GSO or to one or more of its designees at the Closing.
GSO Fee Letter
As consideration for the GSO Commitment (including the backstop commitment) and the agreements of GSO under the GSO Commitment Letters, limited guaranty and the GSO Side Letter, we also entered into a fee letter agreement with GSO, dated May 24, 2017 (the “GSO Fee Letter”), pursuant to which we paid GSO the following fees at Closing:
•
the original issue discount of  $5.5 million in respect of the preferred shares issued to GSO (the “GSO OID”); and

•
a commitment fee of  $6.975 million (the “GSO Commitment Fee”).

The GSO Closing Payments were paid as a reduction of the purchase price payable by GSO for the preferred shares under the GSO Commitment Letters. We also agreed to pay or reimburse GSO for fees and expenses of counsel in connection with GSO’s purchase of the preferred shares.
Merger BTO Limited Guaranty
In connection with the Merger Agreement, BTO agreed to provide a limited guaranty in favor of FGL (the “Merger BTO Limited Guaranty”), pursuant to which, in the event (a) of the termination of the Merger Agreement in accordance with its terms and (b)(i) FGL has obtained a final, non-appealable order of damages owing by the Company, Parent or Merger Sub as a result of such party’s intentional and material breach of the Merger Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any action brought as a result of the Company’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud, BTO guaranteed the due and punctual payment when due of twenty percent (20%) of the amount of such order or settlement.
In no event would BTO’s aggregate liability under the Merger BTO Limited Guaranty to FGL exceed (x) $217 million less (y) any amounts paid by BTO pursuant to an order or settlement in connection with BTO’s information commitment letter related to the Merger Agreement.
The Merger BTO Limited Guaranty terminated upon the consummation of the Closing.
Share Purchase BTO Limited Guaranty
BTO agreed to provide a limited guaranty (the “Share Purchase BTO Limited Guaranty”) in favor of FSRD, under the share purchase agreement, dated as of May 24, 2017, by and among the Company, HRG Group, Inc., FSRD and the FSR Companies (the “Share Purchase Agreement”), pursuant to which, in the event (a) of the termination of the Share Purchase Agreement in accordance with its terms and (b)(i) FSRD under the Share Purchase Agreement has obtained a final, non-appealable order of damages owing by the Company or Parent as a result of such party’s intentional and material breach of the Share Purchase Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Share Purchase Agreement) resolving any action brought as a result of the Company’s or Parent’s intentional and material breach of the Share Purchase Agreement or fraud, BTO guaranteed the due and punctual payment when due of twenty percent (20%) of the amount of such order or settlement.
In no event would BTO’s aggregate liability under the Share Purchase BTO Limited Guaranty to FSRD exceed (x) $8 million less (y) any amounts paid by BTO pursuant to an order or settlement in connection with BTO’s information commitment letter related to the Share Purchase Agreement.
The Share Purchase BTO Limited Guaranty terminated upon the consummation of the acquisition of FSRCL and FSRL.
Merger FNF Limited Guaranty
In connection with the Merger Agreement, FNF agreed to provide a limited guaranty in favor of FGL (the “Merger FNF Limited Guaranty”), pursuant to which, in the event (a) of the termination of the Merger Agreement in accordance with its terms and (b)(i) FGL has obtained a final, non-appealable order of damages owing by the Company, Parent or Merger Sub as a result of such party’s intentional and material breach of the Merger Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any action brought as a result of the Company’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud, FNF guaranteed the due and punctual payment when due of 2.63% of the amount of such order or settlement.
In no event would FNF’s aggregate liability under the Merger FNF Limited Guaranty to FGL exceed (x) $48,300,000 less (y) any amounts paid by FNF pursuant to an order or settlement in connection with the FNF’s information commitment letter related to the Merger Agreement.
The Merger FNF Limited Guaranty terminated upon the consummation of the Closing.
Share Purchase FNF Limited Guaranty
In connection with the Share Purchase Agreement, FNF agreed to provide a limited guaranty in favor of FSRD under the Share Purchase Agreement (the “Share Purchase FNF Limited Guaranty”), pursuant to which, in the event (a) of the termination of the Share Purchase Agreement in accordance with its terms and (b)(i) the seller under the Share Purchase Agreement has obtained a final, non-appealable order of damages owing by the Company or Parent as a result of such party’s intentional and material breach of the Share Purchase Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any action brought as a result of the Company’s or Parent’s intentional and material breach of the Share Purchase Agreement or fraud, FNF guaranteed the due and punctual payment when due of 2.63% of the amount of such order or settlement.
In no event would FNF’s aggregate liability under the Share Purchase FNF Limited Guaranty to FSRD exceed (x) $1,700,000 less (y) any amounts paid by FNF pursuant to an order or settlement in connection with the FNF’s information commitment letter related to the Share Purchase Agreement.
The Share Purchase FNF Limited Guaranty terminated upon the consummation of the acquisition of FSRCL and FSRL.
Merger GSO Limited Guaranty
In connection with the Merger Agreement, certain GSO funds (the “GSO Guarantors”) agreed to provide a limited guaranty in favor of FGL (the “Merger GSO Limited Guaranty”), pursuant to which, in the event (a) of the termination of the Merger Agreement in accordance with its terms and (b)(i) FGL has obtained a final, non-appealable order of damages owing by the Company, Parent or Merger Sub as a result of such party’s intentional and material breach of the Merger Agreement or fraud in an amount in excess of   $1.085 billion or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any action brought as a result of the Company’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud in an amount in excess of   $1.085 billion, each GSO Guarantor guaranteed the due and punctual payment when due of its pro rata percentage (20% in the aggregate) of the amount by which the amount of such order or settlement exceeds $1.085 billion.
In no event would a GSO Guarantor’s aggregate liability under the Merger GSO Limited Guaranty to FGL exceed its pro rata percentage of 20% of  $750 million.
The Merger GSO Limited Guaranty terminated upon the consummation of the Closing.
Share Purchase GSO Limited Guaranty
In connection with the Share Purchase Agreement, the GSO Guarantors agreed to provide a limited guaranty in favor of FSRD under the Share Purchase Agreement (the “Share Purchase GSO Limited Guaranty”), pursuant to which, in the event (a) of the termination of the Share Purchase Agreement in accordance with its terms and (b)(i) the seller under the Share Purchase Agreement has obtained a final, non-appealable order of damages owing by the Company or Parent as a result of such party’s intentional and material breach of the Share Purchase Agreement or fraud in an amount in excess of  $40 million or (ii) there is a settlement (by written agreement of the parties to the Share Purchase Agreement) resolving any action brought as a result of the Company or Parent’s intentional and material breach of the Share Purchase Agreement or fraud in an amount in excess of  $40 million, each GSO Guarantor guaranteed the due and punctual payment when due of its pro rata percentage (20% in the aggregate) of the amount by which the amount of such order or settlement exceeds $40 million.
In no event would a GSO Guarantor’s aggregate liability under the Share Purchase GSO Limited Guaranty to the seller under the Share Purchase Agreement exceed its pro rata percentage of 20% of $25 million.
The Share Purchase GSO Limited Guaranty terminated upon the consummation of the acquisition of FSRCL and FSRL.
Merger Fee Reimbursement Letter
In connection with the Merger Agreement, Chinh E. Chu and William P. Foley, II agreed, on the terms and subject to the conditions described in a letter agreement with FGL dated May 24, 2017 (the “Merger Fee Reimbursement Letter”), in the event of the termination of the Merger Agreement in accordance with its terms, to jointly and severally promptly reimburse, or cause to be reimbursed, FGL for all of its reasonable out-of-pocket legal fees and expenses in connection with litigation giving rise to:

•
a final, non-appealable order of damages owing by the Company, Parent or Merger Sub as a result of such parties’ intentional and material breach of the Merger Agreement or fraud; or

•
damages owing to FGL from a settlement (by written agreement of the parties to the Merger Agreement) resolving any action brought as a result of the Company’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud.

Share Purchase Fee Reimbursement Letter
In connection with the Share Purchase Agreement, Messrs. Chu and Foley agreed, on the terms and subject to the conditions described in a letter agreement with FSRD dated May 24, 2017 (the “Share Purchase Fee Reimbursement Letter”), in the event of the termination of the Share Purchase Agreement in accordance with its terms, to jointly and severally promptly reimburse, or cause to be reimbursed, FSRD for all of its reasonable out-of-pocket legal fees and expenses in connection with litigation giving rise to:
•
a final, non-appealable order of damages owing by the Company or Parent as a result of such parties’ intentional and material breach of the Share Purchase Agreement or fraud; or

•
damages owing to FSRD from a settlement (by written agreement of the parties to the Share Purchase Agreement) resolving any action brought as a result of the Company’s or Parent’s intentional and material breach of the Share Purchase Agreement or fraud.

Equity Purchase Agreements
Pursuant to the Equity Commitment Letters described above, (a) on November 29, 2017, we entered into equity purchase agreements with (i) CFS Holdings II (Cayman), L.P., a Cayman Islands limited partnership and indirect, wholly owned subsidiary of BTO, or the BTO Equity Purchase Agreement; and (ii) FNF and certain assignees and direct and indirect wholly owned subsidiaries of FNF, or the FNF Equity Purchase Agreements; and (b) on November 30, 2017, we entered into an investment agreement with certain funds advised by of GSO and the FNF Purchasers, or the GSO/FNF Investment Agreement.
Pursuant to the BTO Equity Purchase Agreement, we issued to the BTO Purchaser on the Closing Date an aggregate of 22,500,000 ordinary shares, for $10.00 per share, or an aggregate cash purchase price of $225 million. We also agreed to provide certain registration rights with respect to the ordinary shares issued pursuant to the BTO Equity Purchase Agreement.
Pursuant to the FNF Equity Purchase Agreements we issued to the FNF Purchasers on the Closing Date an aggregate of 13,500,000 ordinary shares for $10.00 per share, or an aggregate cash purchase price of $135 million. We also agreed to provide certain registration rights with respect to the ordinary shares issued pursuant to the FNF Equity Purchase Agreements.
Pursuant to the GSO/FNF Investment Agreement, on the Closing Date, we issued (i) to the GSO Purchasers, 275,000 Series A Preferred Shares, $1,000 liquidation preference per share, for a cash purchase price of  $275 million and, a fee for the commitment to purchase the Series A Preferred Shares of (A) the original issue discount on the issuance of such Series A Preferred Shares of  $5.5 million, plus (B) $6.975 million plus (C) 6,138,000 ordinary shares, and (ii) to certain FNF Purchasers, 100,000 Series B Preferred Shares, $1,000 liquidation preference per share, for a cash purchase price of  $100 million and, a fee for the commitment to purchase the Series B Preferred Shares of  (A) the original issue discount on the issuance of such Series B Preferred Shares of  $2.0 million, plus (B) $2.925 million plus (C) 2,232,000 ordinary shares.
The preferred shares do not have a maturity date and are non-callable for the first five years. The dividend rate of the offered preferred shares is 7.5% per annum, payable quarterly in cash or additional offered preferred shares, at the Company’s option, subject to increase beginning 10 years after issuance based on the then-current three-month LIBOR rate plus 5.5%. In addition, from and after November 30, 2027, and following a failed remarketing event, any original holder will have the right to convert their offered preferred shares into a number of ordinary shares of the Company as determined by dividing (i) the aggregate par value (including dividends paid in kind and unpaid accrued dividends) of the offered preferred shares that such original holder wishes to convert by (ii) the higher of  (a) a 5% discount to the

30-day volume weighted average of the ordinary shares following the conversion notice, and (b) the then-current Floor Price. The “Floor Price” will be $8.00 per share during the 11th year post-funding, $7.00 per share during the 12th year post-funding, and $6.00 during the 13th year post-funding and thereafter.
Investment Management Agreement
On the Closing Date, FGLIC entered into an investment management agreement (the “FGLIC Investment Management Agreement”) with Blackstone ISG-I Advisors L.L.C., a Delaware limited liability company (the “Investment Manager”), and an indirect, wholly-owned subsidiary of Blackstone, pursuant to which, on the terms and subject to the conditions set forth therein, FGLIC appointed the Investment Manager as investment manager of FGL’s general account (the assets in such account, including any assets held in the modified coinsurance account or other collateral arrangements established pursuant to the modified coinsurance agreement to be entered into between F&G Re, and together with all additions, substitutions and alterations thereto, are collectively referred to as the “FGL Account”), with discretionary authority to manage the investment and reinvestment of the funds and assets of the FGL Account in accordance with the investment guidelines specified in the FGLIC Investment Management Agreement. Under the FGLIC Investment Management Agreement, it is expected that FGLIC will pay the Investment Manager or its designee, from the assets of the FGL Account, the Management Fee which will equal 0.30% per annum (0.225% during the first calendar year of the agreement), pursuant to the waiver of fees by the Investment Manager described below of the Average Month-End Net Asset Value of the assets of the FGL Account being managed by the Investment Manager calculated and paid quarterly in arrears.
The FGLIC Investment Management Agreement is more fully described in the Proxy Statement in the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements —  Investment Management Agreement,” which is incorporated by reference herein. Notwithstanding the description of the term of the FGLIC Investment Management Agreement in the Proxy Statement, the FGLIC Investment Management Agreement has no set term. Either party may terminate the FGLIC Investment Management Agreement upon thirty (30) calendar days’ prior written notice or such shorter period as the parties may agree in writing, subject to the terms of the Investment Management Agreement Termination Side Letter described below.
On the Closing Date, three subsidiaries of the Company in addition to FGLIC entered into investment management agreements with the Investment Manager on the same terms as the FGLIC Investment Management Agreement.
Sub-Advisory Agreement
On the Closing Date, the Investment Manager appointed MVB Management, a newly-formed entity owned by affiliates of the Company’s Co-Executive Chairmen, as sub-adviser of the FGL Account (the “Sub-Adviser”) pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”). Under the Sub-Advisory Agreement, the Sub-Adviser will provide investment advisory services, portfolio review, and consultation with regard to the FGL Account (and the accounts of the other Company subsidiaries party to investment management agreements) and the asset classes and markets contemplated by the investment guidelines specified in the agreement, including such recommendations as the Investment Manager shall reasonably request. The Investment Manager will pay the Sub-Adviser, pursuant to the Subadvisory Agreement, a subadvisory fee of approximately 15% of certain fees paid to the Investment Manager and its affiliates pursuant to the investment management agreements. Payment or reimbursement of the subadvisory fee to the Sub-Adviser is solely the obligation of the Investment Manager and is not an obligation of FGLIC or the Company. Subject to certain conditions, the Sub-Advisory Agreement cannot be terminated by the Investment Manager unless FGLIC terminates the FGLIC Investment Management Agreement.
Investment Management Agreement Termination Side Letter
On the Closing Date, the Company entered into a side letter agreement (the “Investment Management Agreement Termination Side Letter”) with the Investment Manager, pursuant to which, on the terms and subject to the conditions set forth therein, the Company agreed to not cause, permit or suffer FGLIC to terminate the FGLIC Investment Management Agreement or certain other subsidiaries of the Company to terminate those certain additional investment management agreements entered into between such subsidiaries of the Company and the Investment Manager on the same terms as the FGLIC Management Agreement (the “Additional Investment Management Agreements”), except following an initial three (3) year term, commencing on the dates of such agreements, and thereafter following each one year anniversary of the Closing Date (beginning on the third (3rd) anniversary of the Closing Date), and unless such agreements are terminated in accordance with the other terms and conditions of the Investment Management Agreement Termination Side Letter. After the initial three year term, FGLIC and the other subsidiaries party to the Additional Investment Management Agreement may provide the Investment Manager two years’ prior notice of an intention to terminate the Investment Management Agreement, if authorized by the Chief Executive Officer of the Company and at least two-thirds of the directors of the Company who are not current officers or employees of the Investment Manager or its corporate affiliates, provided that such persons acting reasonably and in good faith have determined that the Investment Manager’s unsatisfactory long term performance has been materially detrimental to the Company or that fees charged by the Investment Manager are unfair and excessive compared to those that would be charged by a comparable asset manager. The Investment Management Agreements further provide that the Investment Manager may during the two year notice period address the directors’ long term performance concerns or adjust the fees payable to the Investment Manager to be not higher than a comparable asset manager, either of which actions would result in the termination notice being automatically rescinded and of no further force or effect.
BTO Letter Agreement; BTO/FNF Letter Agreement; Investment Management Agreement Fee Waiver
On the Closing Date, we entered into a letter agreement, or the BTO Letter Agreement, with Blackstone Tactical Opportunities Advisors LLC, or BTO Advisors, an affiliate of Blackstone. Pursuant to the BTO Letter Agreement, we paid BTO Advisors $23 million in cash on the Closing Date for services rendered related to the transaction. Concurrently, the Company and the Investment Manager (which is an indirect, wholly-owned subsidiary of Blackstone) have agreed that the Investment Manager will forego approximately 30% of the first thirteen months’ management fee to which it is entitled under the Investment Management Agreement. Such amount is estimated to equal approximately $23 million in the aggregate, as calculated under the Investment Management Agreement.
Separately, on the Closing Date, we entered into a letter agreement, or the BTO/FNF Letter Agreement, with BTO Advisors and FNF. Such agreement stipulates that BTO Advisors and FNF will provide at the Company’s request, from time to time from the Closing Date until December 31, 2018, general consulting services, access to BTO Advisor’s group purchase organization, financial advisory services, and advisory consulting services relating to potential mergers and acquisitions. In consideration for such services that may be rendered, the Company has agreed to pay, on a non-recurring basis, BTO Advisors (or its designee(s)) up to $10.0 million, payable in cash, ordinary shares, or warrants at the Company’s option and to FNF, up to $6.0 million payable in cash, ordinary shares, or warrants at the Company’s option. The actual amounts payable for such services shall be negotiated in good faith by the Company and the applicable party to provide such services when such services are rendered.
ROFO Purchase Agreements
On June 21, 2017, the Company entered into ROFO purchase agreements with certain accredited investors, including Keith W. Abell, Richard N. Massey and James A. Quella, each of whom is an independent director of the Company, in connection with the rights of first offer under the forward purchase agreements. Messrs. Abell, Massey and Quella subscribed for an aggregate of 969,697 shares under the equity purchase agreements for a purchase price of $10.00 per share, which occurred at the Closing. In addition, these individuals were entitled to receive an aggregate of  $240,000, which represents their pro rata portion of the $4.95 million we agreed to pay to certain anchor investors in connection with the waivers provided under the rights of first offer under the forward purchase agreements.
Promissory Note
On October 18, 2017, CFS Holdings (Cayman), L.P., an investment vehicle owned by certain investment funds (including BTO) managed by certain indirect subsidiaries of Blackstone issued a promissory note in favor of the Company in the amount of  $271,197 (the “Promissory Note”) for purposes of capitalizing F&G Re. Interest on the Promissory Note accrued from October 18, 2017 at a base rate of 1.27% per annum and had a maturity date of October 18, 2018. The Promissory Note was repaid in full prior to the closing of the business combination.
Convertible Note
On November 29, 2017, we issued a convertible note (the “Convertible Note”) to our Sponsor in the amount of  $1,500,000 in respect of advances made by the Sponsor from time for our ongoing expenses prior to the business combination. The Convertible Note was non-interest bearing and became payable upon the completion of the business combination.
Under the terms of the Convertible Note, our Sponsor had the option to convert any amounts outstanding under the Convertible Note into warrants to purchase ordinary shares of the Company at a conversion price of  $1.00 per warrant. As of November 29, 2017, we had drawn $1,500,000 from the Convertible Note, and the Sponsor elected to convert the full amount outstanding into warrants. Each warrant entitles the Sponsor to purchase one ordinary share at an exercise price of  $11.50 per share, commencing 30 days after the completion of the business combination. Each warrant contains such other terms identical the public warrants.

PLAN OF DISTRIBUTION
We are registering (i) the resale of up to 181,753,335 of our ordinary shares (including 36,383,335 ordinary shares issuable upon the exercise of warrants), 600,000 Series A Preferred Shares, 250,000 Series B Preferred Shares and 36,383,335 of our warrants by the Selling Securityholders and (ii) the issuance by us of up to 70,883,335 ordinary shares issuable upon exercise of the warrants. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the NYSE;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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to or through underwriters or broker-dealers;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices,

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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in options transactions;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
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the specific securities to be offered and sold;

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the names of the selling securityholders;

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the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

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settlement of short sales entered into after the date of this prospectus;

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the names of any participating agents, broker-dealers or underwriters; and

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any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our ordinary shares and warrants are listed on NYSE under the symbols “FG” and “FG WS,” respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
We have agreed with the Selling Securityholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of  (i) the date on which the counterparties to the equity commitment letters, the forward purchase agreements, the ROFO purchase agreements and the investment agreement cease to hold the securities covered hereby and (ii) the date all of the securities covered hereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, subject to certain conditions and limitations set forth in the equity commitment letters, the forward purchase agreements, the ROFO purchase agreements and the investment agreement.
Exercise of Warrants
The warrants may be exercised commencing on December 30, 2017 and on or before the expiration date by delivering to the warrant agent, Continental Stock Transfer & Trust Company (the “Warrant Agent”), at its corporate trust department in the Borough of Manhattan, City and State of New York, (i) the certificate in physical form (the “Definitive Warrant Certificate”) evidencing the warrants to be exercised, or, in the case of a book-entry certificate (the “Book-Entry Warrant Certificate”) the warrants to be exercised on the records of the Depositary to an account of the Warrant Agent at The Depository Trust Company (the “Depositary”) designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase ordinary shares pursuant to the exercise of a warrant, properly completed and executed by the holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the DTC participant in accordance with the Depositary’s procedures, and (iii) by paying in full the warrant price for each full ordinary share as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the ordinary shares and the issuance of such ordinary shares.
The warrants will be required to be exercised on a cashless basis in the event of a redemption of such warrants pursuant to the warrant agreement governing such warrants in which our board of directors has elected to require all holders of the warrants who exercise their warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants to be exercised, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.
No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of such warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number of ordinary shares to be issued to such holder.

LEGAL MATTERS
The validity of the ordinary shares and the preferred shares offered by this prospectus has been passed upon for us by Maples and Calder, Cayman Islands. The validity of the warrants has been passed upon for us by Winston & Strawn LLP, New York, New York.
EXPERTS
The balance sheet of CF Corporation as of December 31, 2016 and the related statements of operations, cash flows and changes in shareholders’ equity for the period from February 26, 2016 (date of inception) to December 31, 2016 have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated herein by reference, in reliance upon such report given on the authority of such firm as expert in accounting and auditing.
The consolidated balance sheets of FGL and its subsidiaries as of September 30, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The combined financial statements and schedules of the FSR Companies as of September 30, 2017 and 2016, and for each of the years in the three-year period ended September 30, 2017 have been incorporated by reference herein in reliance upon the report of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.
Our website address is www.fglife.bm. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of BTO, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto.
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 17, 2017;

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FGL’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the SEC on November 16, 2017;

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our Quarterly Reports on Form 10-Q, for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 12, 2017, August 14, 2017 and November 14, 2017, respectively;

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our Current Reports on Form 8-K filed with the SEC on May 18, 2017, May 31, 2017, June 27, 2017, August 10, 2017, October 10, 2017, November 20, 2017 and December 1, 2017;

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our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on July 26, 2017 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC); and

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the description of our ordinary shares and warrants contained in our Registration Statement on Form 8-A, as filed with the SEC on November 30, 2017, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request copies of these documents, at no cost to you, from our website (www.fglife.bm), or by writing or telephoning us at the following address:
FGL Holdings
Sterling House, 16 Wesley Street
Hamilton HM CX, Bermuda
Attn: General Counsel
(800) 445-6758
Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.

FGL Holdings